                                                                   Exhibit 4.10

                                CREDIT AGREEMENT


                                      among


                      JCC HOLDING COMPANY, as a Guarantor,

                    JAZZ CASINO COMPANY, L.L.C., as Borrower,


                                 VARIOUS BANKS,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                       ----------------------------------


                          Dated as of October 29, 1998

                       ----------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page



SECTION 1.  Amount and Terms of Credit..............................................................................1

1.01  The Commitments...............................................................................................1
1.02  Minimum Amount of Each Borrowing..............................................................................4
1.03  Notice of Borrowing...........................................................................................4
1.04  Disbursement of Funds.........................................................................................5
1.05  Notes.........................................................................................................6
1.06  Conversions Into Loans of Another Type.......................................................................10
1.07  Pro Rata Borrowings..........................................................................................10
1.08  Interest.....................................................................................................11
1.09  Interest Periods.............................................................................................12
1.10  Increased Costs, Illegality, etc.............................................................................13
1.11  Compensation.................................................................................................15
1.12  Change of Lending Office.....................................................................................16
1.13  Replacement of Banks.........................................................................................16
1.14  Conversion of Tranche A-1 and B-1 Term Loans to Tranche B-2 Term Loans.......................................18

SECTION 2. Letters of Credit.......................................................................................19

2.01  Letters of Credit............................................................................................19
2.02  Minimum Stated Amount........................................................................................20
2.03  Letter of Credit Requests....................................................................................20
2.04  Letter of Credit Participations..............................................................................21
2.05  Agreement to Repay Letter of Credit Drawings.................................................................23
2.06  Increased Costs..............................................................................................23

SECTION 3. Commitment Commission; Fees; Reductions of Commitment...................................................24

3.01  Fees ........................................................................................................24
3.02  Voluntary Termination of the Total Unutilized Revolving Loan Commitment......................................25
3.03  Mandatory Reduction of Commitments...........................................................................26

SECTION 4. Prepayments; Payments; Deferrals; Taxes.................................................................28

4.01  Voluntary Prepayments........................................................................................28
4.02  Mandatory Repayments and Commitment Reductions...............................................................29
4.03  Method and Place of Payment..................................................................................37
4.04  Net Payments.................................................................................................37


                                                                                                                  Page
SECTION 5. Conditions Precedent to Initial Credit Events...........................................................39

5.01  Execution of Agreement; Notes................................................................................39
5.02  Fees, etc....................................................................................................39
5.03  Officer's Certificate........................................................................................39
5.04  Opinions of Counsel..........................................................................................39
5.05  Corporate Documents; Proceedings; etc........................................................................40
5.06  Employee Benefit Plans; Collective Bargaining Agreements; Debt Agreements....................................41
5.07  Project Documents; etc.......................................................................................41
5.08  Confirmation of Plan of Reorganization.......................................................................42
5.09  Junior Subordinated Credit Facility..........................................................................42
5.10  Convertible Junior Subordinated Debentures...................................................................42
5.11  Harrah's Investor Cash Investment............................................................................42
5.12  Releases.....................................................................................................43
5.13  New Bonds....................................................................................................43
5.14  Issuance of New Class A Common Stock.........................................................................43
5.15  Management Agreement.........................................................................................43
5.16  Pledge Agreement.............................................................................................43
5.17  Security Agreement...........................................................................................43
5.18  Mortgage; Title Insurance; Surveys; etc......................................................................44
5.19  Guaranties...................................................................................................46
5.20  Intercreditor Agreement......................................................................................46
5.21  Consent Letter...............................................................................................46
5.22  Manager Subordination Agreement..............................................................................46
5.23  Completion Guarantor Loan Documents; etc.....................................................................47
5.24  Adverse Change; Approvals; Permits; etc......................................................................47
5.25  Litigation...................................................................................................48
5.26  Environmental Analyses; Evidence of Insurance; Utilities; Zoning.............................................48
5.27  Pro Forma Balance Sheet......................................................................................49
5.28  Construction Contracts.......................................................................................49
5.29  Minimum Payment Guaranty; Etc................................................................................49
5.30  No Default; Representations and Warranties...................................................................49
5.31  Notices of Borrowing; Letter of Credit Requests..............................................................50

SECTION 6. Conditions Precedent to Credit Events Occurring After the Initial Borrowing Date........................50

6.01  Absence of Certain Events of Default; Accuracy of Representations and Warranties.............................50
6.02  Notice of Borrowing; Letter of Credit Request................................................................50
6.03  Utilization of Other Available Proceeds......................................................................50

SECTION 7. Representations, Warranties and Agreements..............................................................51

7.01  Status.......................................................................................................51
7.02  Power and Authority..........................................................................................51
7.03  No Violation.................................................................................................52
7.04  Governmental Approvals.......................................................................................52

                                      (ii)

                                                                                                                  Page
7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Financial Projections;
      Construction Budgets; Construction Schedule; Plans and Specifications .......................................52
7.06  Litigation...................................................................................................54
7.07  True and Complete Disclosure.................................................................................54
7.08  Use of Proceeds; Margin Regulations..........................................................................54
7.09  Tax Returns and Payments.....................................................................................54
7.10  Compliance with ERISA........................................................................................55
7.11  The Security Documents.......................................................................................55
7.12  Representations and Warranties in Documents..................................................................56
7.13  Properties...................................................................................................57
7.14  Capitalization...............................................................................................57
7.15  Subsidiaries.................................................................................................57
7.16  Compliance with Statutes, etc................................................................................57
7.17  Investment Company Act.......................................................................................58
7.18  Public Utility Holding Company Act...........................................................................58
7.19  Environmental Matters........................................................................................58
7.20  Labor Relations..............................................................................................59
7.21  Patents, Licenses, Franchises and Formulas...................................................................59
7.22  Indebtedness.................................................................................................60
7.23  Access; Utilities............................................................................................60
7.24  Project Documents............................................................................................60
7.25  Special Purpose Corporation..................................................................................61
7.26  Year 2000....................................................................................................61

SECTION 8. Affirmative Covenants...................................................................................61

8.01  Information Covenants........................................................................................61
8.02  Books, Records and Inspections...............................................................................65
8.03  Maintenance of Property; Insurance...........................................................................65
8.04  Corporate Franchises.........................................................................................66
8.05  Compliance with Statutes, etc................................................................................66
8.06  Compliance with Environmental Laws...........................................................................67
8.07  ERISA........................................................................................................67
8.08  End of Fiscal Years; Fiscal Quarters.........................................................................68
8.09  Performance of Obligations...................................................................................68
8.10  Payment of Taxes.............................................................................................68
8.11  Additional Mortgages; Further Assurances; Surveys............................................................69
8.12  Construction of Improvements; Amendments to Plans and Specifications, Construction Budget and
      Construction Schedule .......................................................................................69
8.13  Inspection by the Administrative Agent.......................................................................71
8.14  Settlement of Claims.........................................................................................71
8.15  Notices......................................................................................................71
8.16  PIK Payments.................................................................................................72
8.17  Project Account; Operating Accounts; Payment of Project Costs; Etc...........................................72
8.18  Covenants With Respect to Material Leases....................................................................73
8.19  Conditions to Material Alterations or Restorations...........................................................74


                                     (iii)

                                                                                                                  Page
8.20  Maintaining the Premises.....................................................................................75
8.21    Releases of Mortgaged  Properties..........................................................................76

SECTION 9. Negative Covenants......................................................................................76

9.01  Liens........................................................................................................76
9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.......................................................79
9.03  Restricted Payments..........................................................................................80
9.04  Indebtedness.................................................................................................82
9.05  Advances, Investments and Loans..............................................................................85
9.06  Transactions with Affiliates.................................................................................86
9.07  Capital Expenditures.........................................................................................88
9.08  Consolidated Interest Coverage Ratio.........................................................................89
9.09  Minimum Consolidated EBITDA..................................................................................89
9.10  Consolidated Debt to Consolidated EBITDA.....................................................................90
9.11  Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness;
      Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.....................91
9.12  Limitation on Certain Restrictions on Subsidiaries...........................................................93
9.13  Limitation on Issuance of Capital Stock......................................................................93
9.14  Business.....................................................................................................93
9.15  Limitation on Creation of Subsidiaries.......................................................................94
9.16  Casino Manager...............................................................................................94

SECTION 10. Events of Default......................................................................................95

10.01 Payments.....................................................................................................95
10.02 Representations, etc.........................................................................................95
10.03 Covenants....................................................................................................95
10.04 Default Under Other Indebtedness.............................................................................95
10.05 Project Documents............................................................................................96
10.06 Bankruptcy, etc..............................................................................................96
10.07 ERISA........................................................................................................97
10.08 Security Documents...........................................................................................97
10.09 Guaranties; etc..............................................................................................97
10.10 Subordination Agreements.....................................................................................98
10.11 Judgments....................................................................................................98
10.12 Change of Control............................................................................................98
10.13 Gaming Authority.............................................................................................98
10.14 Management Agreement.........................................................................................98
10.15 Trademark Permission.........................................................................................99
10.16 Completion of Casinos........................................................................................99

                                      (iv)

                                                                                                                  Page
10.17 Minimum Payment Guaranty; Etc................................................................................99

SECTION 11. Definitions and Accounting Terms......................................................................100

11.01 Defined Terms...............................................................................................100

SECTION 12.  The Administrative Agent.............................................................................143

12.01 Appointment.................................................................................................143
12.02 Nature of Duties............................................................................................143
12.03 Lack of Reliance on the Administrative Agent................................................................143
12.04 Certain Rights of the Administrative Agent..................................................................144
12.05 Reliance....................................................................................................144
12.06 Indemnification.............................................................................................144
12.07 The Administrative Agent in its Individual Capacity.........................................................145
12.08 Holders.....................................................................................................145
12.09 Resignation by the Administrative Agent.....................................................................145

SECTION 13.  Subordination of Tranche B and Revolving Obligations to Tranche A Obligations........................146

13.01 Tranche B and Revolving Obligations Subordinated to Tranche A Obligations...................................146
13.02 Tranche B and Revolving Obligations Subordinated to Prior Payment of All Tranche A
      Obligations on Dissolution, Liquidation, Reorganization, etc. of the Borrower ..............................146
13.03 Holders of Tranche B and Revolving Obligations to be Subrogated to Rights of Holders of Tranche A
      Obligations ................................................................................................148
13.04 Obligations of the Borrower Unconditional...................................................................148
13.05 Borrower Not to Make Payments With Respect to Tranche B and Revolving Obligations in Certain Circumstances..148
13.06 Administrative Agent Entitled to Assume Payments Not Prohibited in Absence of Notice........................149
13.07 Application by Administrative Agent of Monies Deposited With It.............................................150
13.08 Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Tranche A Obligations......150
13.09 Holders of Tranche B and Revolving Obligations Authorize Administrative Agent to Effectuate
      Subordination of Tranche B and Revolving Obligations .......................................................151
13.10 Right of Administrative Agent to Hold Tranche A Obligations; Preservation of Administrative Agent's Rights..152
13.11 Section 13 Not to Prevent Events of Default.................................................................152
13.12 Administrative Agent Not Fiduciary for Holders of Tranche A Obligations.....................................152
13.13 Certain Payments Not Subordinated...........................................................................152

SECTION 14.  Lien Priorities......................................................................................153

14.01 Priorities of Various Tranches..............................................................................153
14.02 Acknowledgment of Prior Security Interest...................................................................153


                                      (v)

                                                                                                                  Page
SECTION 15. Subordination of Tranche B-2 Obligations to Tranche B-1 Obligations...................................153

15.01 Tranche B-2 Obligations Subordinated to TrancheB-1 Obligations..............................................153
15.02 Tranche B-2 Obligations Subordinated to Prior Payment of All Tranche B-1 Obligations on
      Dissolution, Liquidation, Reorganization, etc. of the Borrower..............................................153
15.03 Holders of Tranche B-2 Obligations to be Subrogated to Rights of Holders of Tranche B-1 Obligations.........155
15.04 Obligations of the Borrower Unconditional...................................................................155
15.05 Borrower Not to Make Payments With Respect to Tranche B-2 Obligations in Certain Circumstances..............156
15.06 Administrative Agent Entitled to Assume Payments Not Prohibited in Absence of Notice........................157
15.07 Application by Administrative Agent of Monies Deposited With It.............................................157
15.08 Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Tranche B-1 Obligations....157
15.09 Holders of Tranche B-2 Obligations Authorize Administrative Agent to Effectuate
      Subordination of Tranche B-2 Obligations ...................................................................159
15.10 Right of Administrative Agent to Hold Tranche B-1 Obligations; Preservation of Administrative Agent's Rights159
15.11 Section 15 Not to Prevent Events of Default.................................................................159
15.12 Administrative Agent Not Fiduciary for Holders of Tranche B-1 Obligations...................................159
15.13 Certain Payments Not Subordinated...........................................................................160
15.14 Conflicting Subordination Provisions........................................................................160

SECTION 16. Miscellaneous.........................................................................................160

16.01 Payment of Expenses, etc....................................................................................160
16.02 Right of Setoff.............................................................................................161
16.03 Notices.....................................................................................................162
16.04 Benefit of Agreement........................................................................................162
16.05 No Waiver; Remedies Cumulative..............................................................................165
16.06 Payments Pro Rata...........................................................................................166
16.07 Calculations; Computations..................................................................................166
16.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL......................................167
16.09 Counterparts................................................................................................168
16.10 Effectiveness...............................................................................................168
16.11 Headings Descriptive........................................................................................168
16.12 Amendment or Waiver; etc....................................................................................168
16.13 Survival....................................................................................................171
16.14 Domicile of Loans...........................................................................................171
16.15 Application of Gaming Regulations...........................................................................171
16.16 Confidentiality.............................................................................................172
16.17 Register....................................................................................................172
16.18 Execution of Documents by the Administrative Agent and Collateral Agent.....................................173
16.19 Certain Waivers and Releases................................................................................173
16.20 No Third Party Beneficiaries................................................................................176


                                      (vi)

                                                                                                                 Page
SECTION 17.  JCC Holding Guaranty.................................................................................176

17.01 The JCC Holding Guaranty....................................................................................176
17.02 Bankruptcy..................................................................................................176
17.03 Nature of Liability.........................................................................................176
17.04 Independent Obligation......................................................................................177
17.05 Authorization...............................................................................................177



      SCHEDULE I            Commitments
      SCHEDULE II           Bank Addresses
      SCHEDULE III          Real Property
      SCHEDULE IV           Indebtedness
      SCHEDULE V            Insurance
      SCHEDULE VI           Existing Liens
      SCHEDULE VII          Specified Real Estate
      SCHEDULE VIII         Title Reinsurers
      SCHEDULE IX           Threshold Amounts
      SCHEDULE X            Tax Matters
      SCHEDULE XI           Options

      EXHIBIT A             Notice of Borrowing
      EXHIBIT B-1           Tranche A-1 Term Note
      EXHIBIT B-2           Tranche A-2 Term Note
      EXHIBIT B-3           Tranche A-3 Term Note
      EXHIBIT B-4           Tranche B-1 Term Note
      EXHIBIT B-5           Tranche B-2 Term Note
      EXHIBIT B-6           Revolving Note
      EXHIBIT B-7           Swingline Note
      EXHIBIT C             Letter of Credit Request
      EXHIBIT D             Section 4.04(b)(ii) Certificate
      EXHIBIT E-1           Opinion of Latham & Watkins, Special Counsel to the
                               Completion Guarantors
      EXHIBIT E-2           Opinion E.O. Robinson, Jr., Esq., General Counsel to
                               the Completion Guarantors
      EXHIBIT E-3           Opinion of Phelps Dunbar L.L.P., Louisiana Counsel
                               to the Borrower
      EXHIBIT E-4           Opinion of Winthrop, Stimson, Putnam & Roberts,
                               counsel to the Borrower
      EXHIBIT E-5           Opinion of William H. Patrick, Esq., Special Counsel
                               to the Borrower for Louisiana Gaming Matters
      EXHIBIT E-6           Opinion of David J. Satz, Esq., Counsel to HET and
                               HOC for New Jersey Gaming Matters
      EXHIBIT E-7           Opinion of Schreck Morris, Counsel to HET and HOC
                               for Nevada Gaming Matters

                                     (vii)

      EXHIBIT F             Officers' Certificate
      EXHIBIT G             Pledge Agreement
      EXHIBIT H             Security Agreement
      EXHIBIT I-1           Borrower Mortgage
      EXHIBIT I-2           CPD Mortgage
      EXHIBIT I-3           FPD Mortgage
      EXHIBIT I-4           JCC Development Mortgage
      EXHIBIT J             Railroad Estoppel Certificate
      EXHIBIT K-1           Bank Completion Guarantee
      EXHIBIT K-2           HET/HOC Guaranty and Loan Purchase Agreement
      EXHIBIT K-3           Subsidiaries Guaranty
      EXHIBIT L             Intercreditor Agreement
      EXHIBIT M             Consent Letter
      EXHIBIT N             Manager Subordination Agreement
      EXHIBIT O-1           Completion Guarantor Subordination Agreement
      EXHIBIT O-2           Subordinated Lender Subordination Agreement
      EXHIBIT P             Credit Enhancement Fee Agreement (Bank Credit
                              Agreement)
      EXHIBIT Q-1           Certificate of General Contractor - Centex
      EXHIBIT Q-2           Certificate of General Contractor - Broadmoor
      EXHIBIT Q-3           Certificate of Rivergate Architect
      EXHIBIT Q-4           Certificate of Poydras Street Support Facility
                              Architect
      EXHIBIT Q-5           Certificate of Authorized Officer - Project
                              Certificate
      EXHIBIT Q-6           Consent and Continuation Agreement
      EXHIBIT R             Assignment and Assumption Agreement


                                     (viii)

                  CREDIT AGREEMENT, dated as of October 29, 1998, among JCC HOLDING COMPANY, a Delaware corporation, as a Guarantor ("JCC Holding"), JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company (the "Borrower"), the Banks party hereto from time to time, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:


                  SECTION 1. Amount and Terms of Credit.

                  1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A-1 Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "Tranche A-1 Term Loan" and, collectively, the "Tranche A-1 Term Loans") to the Borrower, which Tranche A-1 Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche A-1 Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche A-1 Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Tranche A-1 Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A-2 Term Loan Commitment severally agrees to make, from time to time on or after the Initial Borrowing Date and on or prior to the Tranche A-2 Term Loan Commitment Termination Date, a term loan or term loans (each a "Tranche A-2 Term Loan" and, collectively, the "Tranche A-2 Term Loans") to the Borrower, which Tranche A-2 Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche A-2 Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) made by each Bank on a given Tranche A-2 Term Loan Borrowing Date shall not exceed, in principal amount, the amount of such Bank's Tranche A-2 Term Loan Commitment on such date (before giving effect to any reductions thereto pursuant to Section 3.03(b)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Sections 3.03(b)(iii)). Once repaid, Tranche A-2 Term Loans incurred hereunder may not be reborrowed.

                  (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A-3 Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "Tranche A-3 Term Loan" and, collectively, the "Tranche A-3 Term Loans") to the Borrower, which Tranche A-3 Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche A-3 Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche A-3 Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Tranche A-3 Term Loans incurred hereunder may not be reborrowed.

                  (d) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B-1 Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "Tranche B-1 Term Loan" and, collectively, the "Tranche B-1 Term Loans") to the Borrower, which Tranche B-1 Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche B-1 Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to such Bank's Tranche B-1 Term Loan Commitment on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Tranche B-1 Term Loans incurred hereunder may not be reborrowed.

                  (e) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B-2 Term Loan Commitment severally agrees to make, from time to time on or after the Initial Borrowing Date and on or prior to the Tranche B-2 Term Loan Commitment Termination Date, a term loan or term loans (each a "Tranche B-2 Term Loan" and, collectively, the "Tranche B-2 Term Loans") to the Borrower, which Tranche B-2 Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche B-2 Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) made by each Bank on a given Tranche B-2 Term Loan Borrowing Date shall not exceed, in principal amount, the amount of such Bank's Tranche B-2 Term Loan Commitment on such date (before giving effect to any reductions thereto pursuant to Section 3.03(c)(i) and (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Sections 3.03(c)(iii)). Once repaid, Tranche B-2 Term Loans incurred hereunder may not be reborrowed.

                  (f) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees to make, from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and
(iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

                  (g) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make, from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

                  (h) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.06 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of any Tranche of Term Loans shall not be less than $5,000,000, provided that any Borrowing of Tranche A-1 Term Loans or Tranche B-1 Term Loans which is split into two Borrowings, one of Tranche A-1 Term Loans or Tranche B-1 Term Loans, as the case may be, and one of Tranche B-2 Term Loans, as a result of a conversion pursuant to Section 1.14, shall be permitted to remain outstanding, although a new Interest Period may be designated for any such Borrowing upon the termination of the Interest Period applicable thereto on the Tranche B-2 Term Loan Commitment Termination Date only if such Borrowing meets the requirements (determined without regard to this proviso) provided in this Section 1.02. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(h). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $50,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than nine Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Borrowings (x) of Swingline Loans and Mandatory Borrowings and (y) resulting from conversions of Tranche A-1 Term Loans and/or Tranche B-1 Term Loans into Tranche B-2 Term Loans pursuant to Section 1.14), the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice of each Base Rate Loan and at least three Business Days' prior written notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) (12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans) on such day. Each such written notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such

Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(h), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(h).

                  (iii) Borrowings of Tranche B-2 Term Loans resulting from conversions pursuant to Section 1.14 shall be made as provided therein, with the Borrower irrevocably agreeing, by its incurrence of any Tranche A-1 Term Loans or Tranche B-1 Term Loans, to the conversion thereof into one or more Borrowings of Tranche B-2 Term Loans as set forth, and to the extent provided, in Section 1.14.

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Swingline Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing, believed by BTCo in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans.

                  1.04 Disbursement of Funds. Except as otherwise specifically provided in the second succeeding sentence, not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(h)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative

Agent prior to 12:00 Noon (New York time) on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower agrees immediately to pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A-1 Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Tranche A-1 Term Note" and, collectively, the "Tranche A-1 Term Notes"), (ii) if Tranche A-2 Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Tranche A-2 Term Note" and, collectively, the "Tranche A-2 Term Notes"), (iii) if Tranche A-3 Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "Tranche A-3 Term Note" and, collectively, the "Tranche A-3 Term Notes"), (iv) if Tranche B-1 Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each a "Tranche B-1 Term Note" and, collectively, the "Tranche B-1 Term Notes"), (v) if Tranche B-2 Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each a "Tranche B-2 Term Note" and, collectively, the "Tranche B-2 Term Notes"), (vi) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Tranche A-1 Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the aggregate principal amount of Tranche A-1 Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the aggregate principal amount of Tranche A-1 Term Loans of such Bank on the date of the respective issuance) and be payable in the principal amount of the outstanding Tranche A-1 Term Loans evidenced thereby from time to time, (iv) mature on the Tranche A-1 and Tranche A-2 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02,
(vii) be entitled to the benefits of this Agreement and the other Credit Documents, except that the Tranche A-1 Term Notes shall not be entitled to the benefits of the HET/HOC Guaranty and Loan Purchase Agreement and (viii) be subject to mandatory conversion into Tranche B-2 Term Loans in the circumstances, and to the extent, provided in Section 1.14.

                  (c) The Tranche A-2 Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche A-2 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued thereafter, equal to the sum of the Tranche A-2 Term Loans of such Bank then outstanding plus the amount of such Bank's Tranche A-2 Term Loan Commitment as then in effect) and be payable in the principal amount of the outstanding Tranche A-2 Term Loans evidenced thereby from time to time, (iv) mature on the Tranche A-1 and A-2 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents (including the HET/HOC Guaranty and Loan Purchase Agreement).

                  (d) The Tranche A-3 Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the aggregate principal amount of Tranche A-3 Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the aggregate principal amount of Tranche A-3 Term Loans of such Bank on the date of the respective issuance) and be payable in the principal amount of the outstanding Tranche A-3 Term Loans evidenced thereby from time to time, (iv) mature on the Tranche A-3 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents, except that the Tranche A-3 Term Notes shall not be entitled to the benefits of the HET/HOC Guaranty and Loan Purchase Agreement.

                  (e) The Tranche B-1 Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the aggregate principal amount of Tranche B-1 Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the aggregate principal amount of Tranche B-1 Term Loans of such Bank on the date of the respective issuance) and be payable in the principal amount of the outstanding Tranche B-1 Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, (vii) be subordinated to the Tranche A Obligations in accordance with the provisions of Section 13 of this Agreement, (viii) be entitled to the benefits of this Agreement and the other Credit Documents, except that the Tranche B-1 Term Notes shall not be entitled to the benefits of the HET/HOC Guaranty and Loan Purchase Agreement and (ix) be subject to mandatory conversion into Tranche B-2 Term Loans in the circumstances, and to the extent, provided in Section 1.14.

                  (f) The Tranche B-2 Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B-2 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued thereafter, equal to the sum of the Tranche B-2 Term Loans of such Bank then outstanding plus the amount of such Bank's Tranche B-2 Term Loan Commitment as then in effect) and be payable in the principal amount of the outstanding Tranche B-2 Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02, (vii) be subordinated to the Tranche A Obligations in accordance with the provisions of Section 13 of this Agreement and be subordinated to the Tranche B-1 Obligations in accordance with the provisions of Section 15 of this Agreement and (viii) be entitled to the benefits of this Agreement and the other Credit Documents (including the HET/HOC Guaranty and Loan Purchase Agreement). On the Tranche B-2 Term Loan Commitment Termination Date, if any Tranche A-1 Term Loans or Tranche B-1 Term Loans are converted into Tranche B-2 Term Loans in accordance with the provisions of Section 1.14, then on such date the Borrower shall deliver to each Bank with Loans so converted new Tranche B-2 Term Notes to the extent needed to reflect the increased principal amount of Tranche B-2 Term Loans of the respective Banks then outstanding, although any failure of the Borrower to comply with its obligations pursuant to this sentence shall in no event affect the conversion as provided in Section 1.14 or the obligations of the Borrower (including the obligation to pay principal and interest thereon) with respect to the Tranche B-2 Term Loans resulting from such conversion.

                  (g) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02, (vii) be subordinated to the Tranche A Obligations in accordance with the provisions of
Section 13 of this Agreement and (viii) be entitled to the benefits of this Agreement and the other Credit Documents (including the HET/HOC Guaranty and Loan Purchase Agreement).

                  (h) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof),
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02,
(vii) be subordinated to the Tranche A Obligations in accordance with the provisions of Section 13 of this Agreement and (viii) be entitled to the benefits of this Agreement and the other Credit Documents (including the HET/HOC Guaranty and Loan Purchase Agreement).

                  (i) In addition to the terms set forth above in this Section 1.05, (i) each Note shall also contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE AGREEMENT), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE BORROWER.

  (ii) each Tranche B-1 Term Note, each Revolving Note and each Swingline Note shall also contain the following legend (which shall be printed thereon in bold face):

         THIS NOTE IS SUBORDINATED TO THE TRANCHE A OBLIGATIONS (AS DEFINED IN THE AGREEMENT) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 13 OF THE AGREEMENT.

  (iii) each Tranche B-2 Term Note shall also contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBORDINATED TO THE TRANCHE A OBLIGATIONS (AS DEFINED IN THE AGREEMENT) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 13 OF THE AGREEMENT AND IS SUBORDINATED TO THE

         TRANCHE B-1 OBLIGATIONS (AS DEFINED IN THE AGREEMENT) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15 OF THE AGREEMENT.

and (iv) each Tranche A-2 Term Note, each Revolving Note, each Swingline Note and each Tranche B-2 Term Note shall also contain the following legend (which shall be printed thereon in bold face), except that the bracketed language contained below shall not appear in the Tranche A-2 Term Notes:

                  FURTHERMORE, [BUT SUBJECT TO THE SUBORDINATION DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE,] CERTAIN AMOUNTS PAYABLE AS INTEREST ON THIS NOTE ARE REQUIRED TO BE PAID BY, OR ON BEHALF OF, THE HOLDER OF THIS NOTE TO HET AND/OR HOC (EACH AS DEFINED IN THE AGREEMENT) PURSUANT TO SECTION 1.08(f) OF THE AGREEMENT AND THE CREDIT ENHANCEMENT FEE AGREEMENT (BANK CREDIT AGREEMENT) REFERRED TO THEREIN.

                  (j) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions Into Loans of Another Type. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 and (y) in the case of a conversion of Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $500,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,
(iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Borrowings of Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2

Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Tranche A-1 Term Loan Commitments, Tranche A-2 Term Loan Commitments, Tranche A-3 Term Loan Commitments, Tranche B-1 Term Loan Commitments, Tranche B-2 Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that (x) all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted Percentages and (y) Borrowings of Tranche B-2 Term Loans resulting from conversions pursuant to Section 1.14 shall be made through the conversion of outstanding Tranche A-2 Term Loans and/or Tranche B-1 Term Loans as more fully provided in, and in accordance with the provisions of, Section
1.14. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case (notwithstanding any provision of the Mortgage that would result in a different rate of interest being applicable to any such amount), bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  (f) Without limiting or otherwise affecting the obligations of the Borrower to pay interest as provided above, each Bank hereby authorizes the Administrative Agent, on its behalf, to enter into the Credit Enhancement Fee Agreement (Bank Credit Agreement) and further agrees that from interest payments actually received by them (or received by the Administrative Agent on their behalf) in respect of Revolving Loans, Swingline Loans, Tranche A-2 Term Loans and/or Tranche B-2 Term Loans (but, in the case of Tranche B-2 Term Loans, only to the extent the aggregate principal amount of such Tranche B-2 Term Loans for all Banks outstanding from time to time exceeds $10 million), as the case may be, and from Letter of Credit Fees payable to the Banks pursuant to Section 3.03(c), Credit Support Fees shall be paid by the respective Banks to HET and/or HOC as provided in the Credit Enhancement Fee Agreement (Bank Credit Agreement). Each Bank which has outstanding Revolving Loans, Swingline Loans, Tranche A-2 Term Loans or Tranche B-2 Term Loans and/or participates in outstanding Letters of Credit hereby authorizes and directs the Administrative Agent to deduct, from payments of interest on the relevant Loans and Letter of Credit Fees actually received by it, such amounts as the Administrative Agent determines from time to time are owing as Credit Support Fees pursuant to the Credit Enhancement Fee Agreement (Bank Credit Agreement). Each Bank further agrees that the Administrative Agent shall have no liability if it fails to deduct the amounts so payable, in which case the respective Bank receiving the interest or Letter of Credit Fee shall be obligated to remit to HET and/or HOC as provided in the Credit Fee Enhancement Agreement (Bank Credit Agreement) its share (based upon interest payments and/or Letter of Credit Fees actually received by it) of any such Credit Support Fees. In connection with payments made by the Administrative Agent of Credit Support Fees as contemplated herein, it is agreed that the Administrative Agent shall have no liability to any Person (including without limitation the Banks, HET and/or HOC) except to the extent resulting from the gross negligence or willfulness conduct of the Administrative Agent.

                  1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such

          Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

               (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

               (vii) no Interest Period in respect of any Borrowing of Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans or Tranche B-2 Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

                  1.11 Compensation. The Borrower agrees to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

                  1.13 Replacement of Banks. If any Bank (i) becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) is incurring or is reasonably expected to incur costs which are or would be material in amount and are associated with a Gaming Authority's investigation of whether or not such Bank is a Qualified Person or
(iii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 16.12(b), the Borrower shall have the right, in accordance with the requirements of Section 16.04(b), if no Event of Default would exist after giving effect to such replacement, to either replace such Bank (the "Replaced Bank") with one or more other Qualified Person or Persons, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") acceptable to the Administrative Agent and each Issuing Bank or, at the option of the Borrower in cases where the various Tranches held by the Banks are affected differently or where the respective Bank's consent is required with respect to less than all of the Tranches in which it participates, to replace only (u) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment (and related outstandings) provided by the Replacement Bank, (v) the Tranche A-1 Term Loans of the Replaced Bank with identical Tranche A-1 Term Loans provided by the Replacement Bank, (w) the Tranche A-2 Term Loan Commitment and/or Tranche A-2 Term Loans of the Replaced Bank with an identical Tranche A-2 Term Loan Commitment and/or Tranche A-2 Term Loans, as the case may be, provided by the Replacement Bank, (x) the Tranche A-3 Term Loans of the Replaced Bank with identical Tranche A-3 Term Loans provided by the Replacement Bank, (y) the Tranche B-1 Term Loans of the Replaced Bank with identical Tranche B-1 Term Loans provided by the Replacement Bank and/or
(z) the Tranche B-2 Term Loan Commitment and/or Tranche B-2 Term Loans of the Replaced Bank with an identical Tranche B-2 Term Loan Commitment and/or Tranche B-2 Term Loans, as the case may be, provided by the Replacement Bank, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 16.04(b) (and with all fees payable pursuant to said Section 16.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitment, Tranche A-1 Term Loans, Tranche A-2 Term Loans and/or Tranche A-2 Term Loan Commitment, as the case may be, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans and/or Tranche B-2 Term Loan Commitment, as the case may be, of the Replaced Bank and, in connection therewith, shall pay to

(x) the Replaced Bank in respect thereof an amount equal to the sum of (A) if the Revolving Loan Commitment is being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank and an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time, (B) if the Tranche A-1 Term Loans are being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Tranche A-1 Term Loans of the Replaced Bank, (C) if the Tranche A-2 Term Loans are being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Tranche A-2 Term Loans of the Replaced Bank, (D) if the Tranche A-3 Term Loans are being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Tranche A-3 Term Loans of the Replaced Bank, (E) if the Tranche B-1 Term Loans are being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Tranche B-1 Term Loans of the Replaced Bank, (F) if the Tranche B-2 Term Loans are being replaced, an amount equal to the principal of, and all accrued interest on, all outstanding Tranche B-2 Term Loans of the Replaced Bank and (G) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches in which the respective Replaced Bank participates) pursuant to Section 3.01, (y) except in the case of the replacement of only the Term Loans and/or Term Loan Commitments of a Replaced Bank, the Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's Adjusted Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche in which the respective Replaced Bank will continue to participate after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 16.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to participate as a Bank in any Tranche hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 16.01), which shall survive as to such Replaced Bank and (y) in the case of a replacement of the Revolving Loan Commitment of a Defaulting Bank with the Revolving Loan Commitment of a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks). If any event described in clauses (i) or (ii) above shall occur and the Borrower is unable within a reasonable period of time to replace all of the Revolving Loans and the Revolving Loan Commitment, and/or Term Loans and related Term

Loan Commitments, as the case may be, of any such Bank through one or more Replacement Banks, then the Borrower may replace a portion thereof with one or more Replacement Banks on substantially the same terms described in this Section 1.13.

                  1.14 Conversion of Tranche A-1 and B-1 Term Loans to Tranche B-2 Term Loans. (a) If, for any reason whatsoever, on the Tranche B-2 Term Loan Commitment Termination Date (and after giving effect to all Tranche B-2 Term Loans made on such date), less than $121.5 million aggregate principal amount of Tranche B-2 Term Loans have theretofore been incurred under this Agreement, then on such date, and automatically and without the taking of any further action by the Borrower or any Bank, first, outstanding Tranche A-1 Term Loans and, second, to the extent in excess thereof, Tranche B-1 Term Loans in an aggregate principal amount equal to the remainder of (x) $121.5 million less (y) the aggregate principal amount of Tranche B-2 Term Loans theretofore incurred pursuant to this Agreement (or, if less than such remainder, the aggregate principal amount of Tranche A-1 Term Loans and Tranche B-1 Term Loans then outstanding) shall be automatically converted into Tranche B-2 Term Loans, with such conversion to become effective on the Tranche B-2 Term Loan Commitment Termination Date.

                  (b) Each Bank which has outstanding Tranche A-1 Term Loans on the Tranche B-2 Term Loan Commitment Termination Date shall, if Section 1.14(a) is applicable, have converted into Tranche B-2 Term Loans that portion of the principal of its then outstanding Tranche A-1 Term Loans as is equal to the aggregate amount of Tranche A-1 Term Loans to be converted for all Banks into Tranche B-2 Term Loans as described in Section 1.14(a) multiplied by a fraction the numerator of which is the aggregate principal amount of Tranche A-1 Term Loans of such Bank outstanding on the Tranche B-2 Term Loan Commitment Termination Date (immediately before giving effect to the conversions on such date pursuant to this Section) and the denominator of which is all then outstanding Tranche A-1 Term Loans of all Banks on such date (and before giving effect to such conversions). In addition, each Bank with Tranche A-1 Term Loans being converted into Tranche B-2 Term Loans shall share proportionately in each Borrowing designated as being applicable to such converted Tranche B-2 Term Loans pursuant to following clause (d).

                  (c) Each Bank which has outstanding Tranche B-1 Term Loans on the Tranche B-2 Term Loan Commitment Termination Date shall, if Section 1.14(a) is applicable, have converted into Tranche B-2 Term Loans that portion of the principal of its then outstanding Tranche B-1 Term Loans as is equal to the aggregate amount of Tranche B-1 Term Loans to be converted for all Banks into Tranche B-2 Term Loans as described in Section 1.14(a) multiplied by a fraction the numerator of which is the aggregate principal amount of Tranche B-1 Term Loans of such Bank outstanding on the Tranche B-2 Term Loan Commitment Termination Date (immediately before giving effect to the conversions on such date pursuant to this Section) and the denominator of which is all then outstanding Tranche B-1 Term Loans of all Banks on such date (and before giving effect to such conversions). In addition, each Bank with Tranche B-1 Term Loans being converted into Tranche B-2 Term Loans shall share proportionately in each Borrowing designated as being applicable to such converted Tranche B-2 Term Loans pursuant to following clause (d).

                  (d) In furtherance of the requirements of the preceding paragraphs of this Section 1.14, on the Tranche B-2 Term Loan Commitment Termination Date, if any Tranche A-1 Term Loans or Tranche B-1 Term Loans are being converted into Tranche B-2 Term Loans in accordance with this Section 1.14, the Borrower shall designate one or more Borrowings (or portions thereof) of outstanding Tranche A-1 Term Loans and/or Tranche B-1 Term Loans, as the case may be, as being converted into Borrowings of Tranche B-2 Term Loans. At the time of any conversion pursuant to this Section 1.14, to the extent any borrowings then outstanding as Eurodollar Loans are so being converted, such conversion shall be deemed to constitute a termination of the Interest Period then applicable thereto, which for purposes of Section 1.11 shall be deemed to constitute a payment of Eurodollar Loans on a day that is not the last day of the Interest Period with respect thereto (and at the time of such conversion, the Borrower shall pay any amounts owing in connection therewith pursuant to said Section 1.11). At the time of the conversions pursuant to this Section 1.14, the Borrower may designate one or more new Interest Periods to be applicable to the converted loans in accordance with the provisions of Section
1.06. Notwithstanding anything to the contrary contained above, however, immediately following any conversion pursuant to this Section 1.14, all Banks with outstanding Tranche B-2 Term Loans shall be required to hold pro rata shares (based upon their relative principal amounts of then outstanding Tranche B-2 Term Loans) in each Borrowing which remains outstanding after giving effect to the conversions pursuant to this Section 1.14. In connection therewith, portions of the Loans being converted into Tranche B-2 Term Loans shall, to the extent needed to cause the various banks to maintain such pro rata interests, be required to remain outstanding as a part of one or more theretofore outstanding Borrowings of Eurodollar Loans. In such case, however, the Borrower shall compensate each Bank which has Loans which are to be outstanding as part of a Borrowing of Eurodollar Loans with an Interest Period which began before the Tranche B-2 Term Loan Commitment Termination Date and which ends thereafter for any costs to such Bank of funding its portion of such Borrowing (as a result of a conversion of its loans as otherwise provided above) during an Interest Period already applicable thereto. In the absence of such a designation by the Borrower, the Administrative Agent shall make such designation in its sole discretion.

                  (e) Following any conversion of Tranche A-1 Term Loans and/or Tranche B-1 Term Loans into Tranche B-2 Term Loans pursuant to this Section 1.14, all such Loans shall, for all purposes of this Agreement and the related Credit Documents, be thereafter treated as Tranche B-2 Term Loans, although all interest calculations on such Loans shall treat same as Tranche A-1 Term Loans and/or Tranche B-1 Term Loans, as the case may be, for all periods occurring on or prior to the Tranche B-2 Term Loan Commitment Termination Date.

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Indebtedness.

                  (b) Each Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

               (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall be denominated in Dollars and (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the Revolving Loan Maturity Date.

                  2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $50,000 or such lesser amount as is acceptable to the respective Issuing Bank.

                  2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, such Issuing Bank shall promptly notify each Bank of such issuance, which notice shall be accompanied by a copy of the Letter of Credit actually issued.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 16.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v) the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable by the Borrower on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

                  2.06 Increased Costs. If at any time the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower agrees to pay (and shall pay) to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a)(i) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Tranche A-2 Term Loan Commitment, a commitment commission (the "Tranche A-2 Term Loan Commitment Commission") for the period from the Effective Date to but excluding the Tranche A-2 Term Loan Commitment Termination Date, computed at a rate for each day equal to the HET Applicable Commitment Commission Percentage on the daily average Tranche A-2 Term Loan Commitment of such Non-Defaulting Bank. Accrued Tranche A-2 Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the date on which the Total Tranche A-2 Term Loan Commitment is terminated.

                  (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Tranche B-2 Term Loan Commitment, a commitment commission (the "Tranche B-2 Term Loan Commitment Commission") for the period from the Effective Date to but excluding the Tranche B-2 Term Loan Commitment Termination Date, computed at a rate for each day equal to the HET Applicable Commitment Commission Percentage on the daily average Tranche B-2 Term Loan Commitment of such Non-Defaulting Bank. Accrued Tranche B-2 Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the date on which the Total Tranche B-2 Term Loan Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Revolving Loan Commitment Commission") for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the HET

Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                  (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Without limiting or otherwise affecting the obligations of the Borrower as provided above in this clause (c), it is acknowledged and agreed by the Banks that, from payments of Letter of Credit Fees actually received, certain amounts shall be payable to HET and/or HOC as Credit Support Fees as described in Section 1.08(f) and as more fully provided in the Credit Enhancement Fee Agreement (Bank Credit Agreement).

                  (d) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for their account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

                  (e) The Borrower agrees to pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (f) The Borrower agrees to pay to the Administrative Agent, for its own account, (x) on each anniversary of the date of this Agreement occurring on or prior to the Termination Date and (y) on the Termination Date, a non-refundable administration fee in an amount equal to $100,000; provided that if the Termination Date occurs on a date other than an anniversary of the date of this Agreement, the amount of the fee payable on such Termination Date shall be pro rated by multiplying $100,000 by a fraction the numerator of which is the number of days which have elapsed since the preceding October 29 and the denominator of which is 365 or 366, as the case may be.

                  3.02 Voluntary Termination of the Total Unutilized Revolving Loan Commitment. (a) Upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office

(which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment, (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding and (iii) prior to the occurrence of the Termination of Construction Date, no reduction or termination of the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02(a) shall be effective unless a written consent thereto is furnished to the Administrative Agent by each of the Completion Guarantors.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 16.12(b), the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), terminate all of the Revolving Loan Commitment and/or, if prior to the Tranche A-2 Term Loan Commitment Termination Date, the Tranche A-2 Term Loan Commitment of such Bank and/or, if prior to the Tranche B-2 Term Loan Commitment Termination Date, the Tranche B-2 Term Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche with respect to which such Bank shall continue to act as a Bank hereunder) are repaid concurrently with the effectiveness of such termination (at which time Schedule I hereto shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to act as a Bank with respect to any Tranche, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 16.01), which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A-1 Term Loan Commitment (and the Tranche A-1 Term Loan Commitment of each Bank), the Total Tranche A-3 Term Loan Commitment (and the Tranche A-3 Term Loan Commitment of each Bank) and the Total Tranche B-1 Term Loan Commitment (and the Tranche B-1 Term Commitment of each Bank) shall terminate in its entirety on the first to occur of (i) the Initial Borrowing Date (after giving effect to the making of Loans on such date) and (ii) December 31, 1998, if the Initial Borrowing has not theretofore occurred.

                  (b) The Total Tranche A-2 Term Loan Commitment (and the Tranche A-2 Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the first to occur of (x) the Tranche A-2 Term Loan Commitment Termination Date (after giving effect to the making of

Tranche A-2 Term Loans on such date) and (y) December 31, 1998, if the Initial Borrowing Date has not theretofore occurred, (ii) be reduced, on each date upon which any Tranche A-2 Term Loans are incurred hereunder, by the aggregate principal amount of Tranche A-2 Term Loans so incurred on such date and (iii) prior to the termination of the Total Tranche A-2 Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

                  (c) The Total Tranche B-2 Term Loan Commitment (and the Tranche B-2 Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the first to occur of (x) the Tranche B-2 Term Loan Commitment Termination Date (after giving effect to the making of the Tranche B-2 Term Loans on such date) and (y) December 31, 1998, if the Initial Borrowing Date has not theretofore occurred , (ii) be reduced, on each date upon which any Tranche B-2 Term Loans are incurred hereunder, by the aggregate principal amount of Tranche B-2 Term Loans so incurred on such date and (iii) prior to the termination of the Total Tranche B-2 Term Loan Commitment as provided in clause
(i) above, be reduced from time to time to the extent required by Section 4.02.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the first to occur of (i) the Revolving Loan Maturity Date and (ii) December 31, 1998, if the Initial Borrowing has not theretofore occurred.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(d), (e), (f), (g),
(h) or (i) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding plus the sum of the Total Tranche A-2 Term Loan Commitment as then in effect and the Total Tranche B-2 Term Loan Commitment as then in effect) or would be required if Term Loans were then outstanding or Tranche A-2 Term Loan Commitments or Tranche B-2 Term Loan Commitments were then in effect, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding plus the sum of the Total Tranche A-2 Term Loan Commitment as then in effect and the Total Tranche B-2 Term Loan Commitment as then in effect.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the 15th day after the date on which a New Bond Change of Control occurs, the Total Commitments (and the Commitments of each Bank), but excluding any Commitments at such time held by HET, HOC or any of their Affiliates which were previously purchased pursuant to the HET/HOC Guaranty and Loan Purchase Agreement, shall be reduced to zero unless, and then only to the extent, the Required Banks otherwise agree in writing in their sole discretion.

                  (g) Each reduction to the Total Tranche A-1 Term Loan Commitment, the Total Tranche A-2 Term Loan Commitment, the Total Tranche A-3 Term Loan Commitment, the Total Tranche B-1 Term Loan Commitment, the Total Tranche B-2 Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche A-1 Term Loan Commitment, the Tranche A-2 Term Loan Commitment, the Tranche A-3 Term Loan Commitment, the Tranche B-1 Term Loan Commitment, the Tranche B-2 Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  SECTION 4. Prepayments; Payments; Deferrals; Taxes.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank; (iv) in the event of certain refusals by a Bank as provided in Section 16.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, subject to compliance with all the provisions of Section 16.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said
Section 16.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (iv) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and
(B) the consents required by Section 16.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; (v) except as provided in preceding clause (iv), prepayments of Term Loans pursuant to this Section 4.01 shall be applied in the following manner: first, to prepay the outstanding principal amount of Tranche A-1 Term Loans and Tranche A-2 Term Loans on a pro rata basis (based upon the relative outstanding principal amounts of such Tranches of Term Loans), second, to the extent in excess thereof, to prepay the outstanding principal amount of Tranche B-1 Term Loans, third, to the extent in excess thereof, to prepay the outstanding principal amount of Tranche A-3 Term Loans and fourth, to the extent in excess thereof, to prepay the outstanding principal amount of Tranche B-2 Term Loans; and (vi) unless the Majority Tranche A-1 and A-3 Banks (if any Tranche A-1 Term Loans or Tranche A-3 Term Loans are then outstanding) specifically consent thereto, no Revolving Loan or Swingline Loan shall be prepaid pursuant to this Section 4.01 at any time when an Event of Default is in existence. Each prepayment of principal of Tranche A-1 and A-2 Term Loans, Tranche A-3 Term Loans or Tranche B Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Tranche A-1 and A-2 Scheduled Repayments, Tranche A-3 Scheduled Repayments or Tranche B Scheduled Repayments, as the case may be, pro rata based upon the then remaining amount of each such Tranche A Scheduled Repayments or Tranche B Scheduled Repayments, as the case may be, after giving effect to all prior reductions thereto.

                  4.02 Mandatory Repayments and Commitment Reductions. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans of Non-Defaulting Banks, the aggregate outstanding principal amount of Swingline Loans and the amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower agrees to prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower agrees to prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b)(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, but subject to the deferral provisions contained in clause (iv) below, on each date set forth below there shall be required to be repaid that aggregate principal amount of Tranche A-1 Term Loans and Tranche A-2 Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be (x) modified pursuant to clause (iv) below and/or (y) reduced as provided in the last sentence of Section 4.01, in the last paragraph of this Section 4.02(b)(i) and in Section 4.02(h), a "Tranche A-1 and A-2 Scheduled Repayment," and each such date, a "Tranche A-1 and A-2 Scheduled Repayment Date"):


                   Tranche A-1 and A-2
                 Scheduled Repayment Date                        Amount
                 ------------------------                        ------
                 July 31, 2000                                  $100,000
                 October 31, 2000                               $100,000
                 January 31, 2001                               $100,000
                 April 30, 2001                                 $100,000
                 July 31, 2001                                  $100,000
                 October 31, 2001                               $100,000
                 January 31, 2002                               $100,000
                 April 30, 2002                                 $100,000
                 July 31, 2002                                  $100,000
                 October 31, 2002                               $100,000
                 January 31, 2003                               $100,000
                 April 30, 2003                                 $100,000
                 July 31, 2003                                  $100,000
                 October 31, 2003                               $100,000
                 January 31, 2004                               $100,000
                 April 30, 2004                                 $100,000
                 July 31, 2004                                  $100,000
                 October 31, 2004                               $100,000
                 January 31, 2005                               $100,000
                 April 30, 2005                                 $100,000
                 July 31, 2005                                  $100,000
                 October 31, 2005                               $100,000
                 Tranche A-1 and A-2
                 Term Loan Maturity Date                     $27,800,000



                  In the event that less than $20 million of Tranche A-2 Term Loans are incurred hereunder, an amount equal to such deficiency shall be applied to reduce the Tranche A-1 and Tranche A-2 Scheduled Repayments in inverse order of maturity. Furthermore, in the event that any Tranche A-1 Term Loans are converted into Tranche B-2 Term Loans pursuant to Section 1.14, an amount equal to the principal amount of Tranche A-1 Term Loans so converted shall apply to reduce the Tranche A-1 and Tranche A-2 Scheduled Repayment in inverse order of maturity. All repayments of Tranche A-1 Term Loans and Tranche A-2 Term Loans pursuant to this section 4.02(b)(i) shall be allocated to the outstanding principal amount of Tranche A-1 Term Loans and Tranche A-2 Term Loans on a pro rata basis (based upon the relative outstanding principal amounts of such Tranches of Term Loans).

                  (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, but subject to the deferral provisions contained in clause (iv) below, on each date set forth below there shall be required to be repaid that aggregate principal amount of Tranche A-3 Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be (x) modified pursuant to clause (iv) below and/or

(y) reduced as provided in the last sentence of Section 4.01, and in Section 4.02(h), a "Tranche A-3 Scheduled Repayment," and each such date, a "Tranche A-3 Scheduled Repayment Date"):


                       Tranche A-3
                 Scheduled Repayment Date                           Amount
                 ------------------------                           ------
                 July 31, 2000                                  $1,000,000
                 October 31, 2000                               $1,000,000
                 January 31, 2001                               $1,000,000
                 April 30, 2001                                 $1,000,000
                 July 31, 2001                                  $1,500,000
                 October 31, 2001                               $1,500,000
                 January 31, 2002                               $1,500,000
                 April 30, 2002                                 $1,500,000
                 July 31, 2002                                  $1,500,000
                 October 31, 2002                               $1,500,000
                 January 31, 2003                               $1,500,000
                 April 30, 2003                                 $1,500,000
                 July 31, 2003                                  $1,750,000
                 October 31, 2003                               $1,750,000
                 January 31, 2004                               $1,750,000
                 April 30, 2004                                 $1,750,000
                 July 31, 2004                                  $1,750,000
                 October 31, 2004                               $1,750,000
                 January 31, 2005                               $1,750,000
                 Tranche A-3 Term                               $1,750,000
                   Loan Maturity Date

                  (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, but subject to the deferral provisions contained in clause (iv) below, on each date set forth below there shall be required to be repaid that aggregate principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth below opposite such date (each such repayment, as the same may be (x) modified pursuant to clause (iv) below and/or (y) reduced as provided in the last sentence of Section 4.01, in the last paragraph of this Section 4.02(b)(iii) and in Section 4.02(h), a "Tranche B Scheduled Repayment," and each such date, a "Tranche B Scheduled Repayment Date"):



                        Tranche B
                 Scheduled Repayment Date                           Amount
                 ------------------------                           ------
                 July 31, 2000                                  $1,500,000
                 October 31, 2000                               $1,500,000
                 January 31, 2001                               $1,500,000
                 April 30, 2001                                 $1,500,000
                 July 31, 2001                                  $2,500,000
                 October 31, 2001                               $2,500,000

                        Tranche B
                 Scheduled Repayment Date                           Amount
                 ------------------------                           ------

                 January 31, 2002                               $2,500,000
                 April 30, 2002                                 $2,500,000
                 July 31, 2002                                  $2,500,000
                 October 31, 2002                               $2,500,000
                 January 31, 2003                               $2,500,000
                 April 30, 2003                                 $2,500,000
                 July 31, 2003                                  $2,500,000
                 October 31, 2003                               $2,500,000
                 January 31, 2004                               $2,500,000
                 April 30, 2004                                 $2,500,000
                 July 31, 2004                                  $2,500,000
                 October 31, 2004                               $2,500,000
                 January 31, 2005                               $2,500,000
                 April 30, 2005                                 $2,500,000
                 July 31, 2005                                  $4,250,000
                 October 31, 2005                               $4,250,000
                 Tranche B Term
                 Loan Maturity Date                             $97,000,000


                  In the event the aggregate principal amount of Tranche B Term Loans incurred on or prior to the Tranche B-2 Term Loan Commitment Termination Date (for this purpose, including the aggregate principal amount of Tranche A-1 Term Loans converted into Tranche B-2 Term Loans in accordance with the provisions of Section 1.14) is less than $151,500,000, an amount equal to such deficiency shall be applied to reduce the Tranche B Scheduled Repayments in inverse order of maturity. All repayments of Tranche B Term Loans pursuant to this Section 4.02(b)(iii) shall be allocated (i) first, to the outstanding principal amount of Tranche B-1 Term Loans and (ii) only after the outstanding principal of such Tranche B-1 Term Loans has been repaid in full, to the outstanding principal of Tranche B-2 Term Loans.

                  (iv) (A) With respect to the Scheduled Repayments occurring on any Scheduled Repayment Date occurring on or before October 31, 2001, the Borrower may elect, by written notice as provided below and subject to the conditions hereinafter contained in this clause (iv)(A), that the amount of such Scheduled Repayments shall be deferred (in which case the amount of the respective Scheduled Repayment as shown in clause (i), (ii) or (iii) above, as the case may be, shall instead be added to the final Scheduled Repayment for the respective Tranche or Tranches as otherwise provided above in clause (i), (ii) or (iii), as the case may be). The Borrower may make an election as described in this clause (iv)(A) only if, at the time the respective Scheduled Repayment would otherwise be required to be made (1) for each period which has ended on or prior to the respective Scheduled Repayment Date the Borrower has exercised its option to defer, pursuant to Article 9.01(c) of the Management Agreement, all of the Management Fees payable to Harrah's Management for each of said periods, (2) for each semi-annual period ended on or prior to the respective Scheduled Repayment Date with respect to which interest is payable on the

Senior Subordinated Notes, the Borrower shall have elected the pay-in-kind feature applicable to the fixed interest payments in respect of the Senior Subordinated Notes and (3) for all periods ending on or prior to the respective Scheduled Repayment Date, HET and HOC shall have deferred and, as a condition of such election is hereby required to defer, all Minimum Payment Guaranty Fees pursuant to the terms of the applicable Minimum Payment Guaranty Documents. The option of the Borrower pursuant to this clause (iv)(A) may be exercised, in the circumstances provided above, with respect to all Scheduled Repayments occurring on a given Scheduled Repayment Date or with respect to less than all of said Scheduled Repayments; provided that if the election does not apply to all Scheduled Repayments on the respective Scheduled Repayment Date the election must apply (i) first, to defer in its entirety the Tranche B Scheduled Repayment which would otherwise be owing on the respective Scheduled Repayment Date, (ii) second, to defer in its entirety the Tranche A-3 Scheduled Repayment which would otherwise be due and payable on the respective Scheduled Repayment Date and
(iii) third, to defer in its entirety the Tranche A-1 and A-2 Scheduled Repayment which would otherwise be due and payable on the respective Scheduled Repayment Date. To exercise its option pursuant to this clause (iv)(A) the Borrower shall deliver a written notice to the Administrative Agent, at least two Business Days, but not more than 10 Business Days, before the respective Scheduled Repayment Date, notifying the Administrative Agent of its election of such option (and specifying the amounts and dates of the Scheduled Repayments being deferred pursuant to this clause (iv)(A) and certifying the Borrower's entitlement (in accordance with the requirements of this clause (iv)(A)) to exercise the option provided in this clause (iv)(A).

                  (B) With respect to each Scheduled Repayment Date occurring after October 31, 2001, if Consolidated EBITDA is less than $28,500,000 for the twelve consecutive calendar month period (taken as one accounting period) ending on the last date of the Semiannual Period ended immediately prior to the most recent Senior Subordinated Notes Semi-Annual Interest Payment Date ended on or prior to the respective Scheduled Repayment Date, then, so long as the Borrower delivers the written notice specified below and the conditions described below are met, all Scheduled Repayments otherwise to occur on the respective Scheduled Repayment Date shall be deferred, with the amount thereof to be added to the final Scheduled Repayment of the respective Tranche or Tranches as provided above in clause (i), (ii) or (iii) of this Section 4.02(b), as the case may be. Notwithstanding anything to the contrary contained above, in no event will the final Scheduled Repayment applicable to any Tranche or Tranches as specified above in clause (i), (ii) or (iii) of this Section 4.02(b), as the case may be, be deferred pursuant to this clause (iv), and in no event shall any Scheduled Repayment applicable to any Tranche or Tranches be extended beyond the last Scheduled Repayment Date for the respective Tranche or Tranches as specified in clause (i), (ii) or (iii) of this Section 4.02(b), as the case may be, above. To exercise its right pursuant to this clause (iv)(B), the Borrower shall deliver an officer's certificate to the Administrative Agent at least two Business Days, but not more than ten Business Days, prior to the respective Scheduled Repayment Date, which certificate shall (1) notify the Administrative Agent of the exercise of the option pursuant to this clause (iv)(B) for the respective Scheduled Repayment Date, (2) provide the calculations of Consolidated EBITDA for the respective period specified above and (3) certify that (x) fixed interest payments on the Senior Subordinated Notes have been, or will be, paid in-kind (and not in cash) for the Senior Subordinated Notes Semi-Annual Interest Payment Date specified above, (y) all Management Fees will be (and in the case of such exercise of such right, are hereby required to be) deferred for the semi-annual period ending on the Senior Subordinated Notes Semi-Annual Interest Payment Date referred to in preceding clause (x) and (z) the Minimum Payment Guaranty Fees will be (and in the case of such exercise of such right, are hereby required to be) deferred for the respective semi-annual period ending on the Senior Subordinated Notes Semi-Annual Interest Payment Date referred to in preceding clause (x), in each case in accordance with the provisions of the Senior Subordinated Note Indenture, the Management Agreement or the applicable Minimum Payment Guaranty Documents, as the case may be.

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Semi-Annual Free Cash Flow Payment Date, an amount equal to the Applicable ECF Percentage of Semi-Annual Free Cash Flow for the Semi-Annual Free Cash Flow Payment Period last ended before the respective Semi-Annual Free Cash Flow Payment Date shall be applied as a mandatory prepayment of outstanding Term Loans and/or to reduce the Total Tranche A-2 Term Loan Commitment and/or the Total Tranche B-2 Term Loan Commitment on the basis required by Section 4.02(h).

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which JCC Holding or any of its Subsidiaries receives any proceeds from any capital contributions or from any sale or issuance of its equity (other than (i) equity contributions to any Subsidiary of the Borrower made by the Borrower or any other Subsidiary of the Borrower and (ii) to the extent utilized to make Contingent Payments as required under the Senior Subordinated Note Indenture, the proceeds from the exercise of the HET Warrant), an amount equal to 100% of the cash proceeds of the respective equity contribution or sale (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory prepayment of outstanding Term Loans and/or to reduce the Total Tranche A-2 Term Loan Commitment and/or the Total Tranche B-2 Term Loan Commitment on the basis required by Section 4.02(h).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which JCC Holding or any of its Subsidiaries receives any proceeds from any incurrence by JCC Holding or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory prepayment of outstanding Term Loans and/or to reduce the Total Tranche A-2 Term Loan Commitment and/or the Total Tranche B-2 Term Loan Commitment on the basis required by Section 4.02(h).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the JCC Holding or any of its Subsidiaries receives proceeds from any sale of assets (but excluding sales permitted by Sections 9.02(iii) and (iv)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory prepayment of outstanding Term Loans and/or to reduce the Total

Tranche A-2 Term Loan Commitment and/or the Total Tranche B-2 Term Loan Commitment on the basis required by Section 4.02(h).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the 30th day following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs incurred in connection with such Recovery Event) shall be applied as a mandatory prepayment of outstanding Term Loans and/or to reduce the Total Tranche A-2 Term Loan Commitment and/or the Total Tranche B-2 Term Loan Commitment on the basis required by Section 4.02(h), provided that such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days (or such longer period of time as is permitted by the Senior Subordinated Note Indenture, but in no event beyond 18 months) following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied pursuant to this Section 4.02(g) by reason of the preceding proviso are not so used within 180 days (or such longer period of time as provided above) after the date of the respective Recovery Event, such remaining portion shall be applied on the date which is 180 days (or such longer period of time as provided above) after the date of the respective Recovery Event as provided above in this Section 4.02(g) (without giving effect to the first proviso hereof).

                  (h) All amounts required to be applied pursuant to this clause
(h) as a result of the requirements of Sections 4.02(c), (d), (e), (f) and (g) shall be applied (w) first, to repay the outstanding principal amount of Tranche A-1 Term Loans and Tranche A-2 Term Loans (with such repayments to apply to each such Tranche pro rata based upon the relative outstanding principal amounts thereof ), (x) second, to the extent in excess thereof, if either (i) the Opening Date has not yet occurred on the date of the required application pursuant to this clause (h) or (ii) the Opening Date has theretofore occurred but one or more Scheduled Repayments have previously been deferred pursuant to
Section 4.02(b)(iv), payments shall next be applied to repay the principal of then outstanding Tranche B-1 Term Loans and, after the repayment in full thereof, of outstanding Tranche A-3 Term Loans until the repayment in full thereof; provided that if the Opening Date has theretofore occurred, the amount to be applied pursuant to this clause (x) on any date shall not exceed, when added to the aggregate amount theretofore applied pursuant to this clause (x) after the Opening Date, an amount equal to the Deferred A-3 and B Amortization Amount (as such amount is determined on the date of the respective application pursuant to this clause (h)), (y) third, to the extent in excess of the amounts required (or permitted) to be applied pursuant to preceding clauses (w) and (x), such amounts shall be applied pro rata to the repayment of principal of all then remaining outstanding Tranches of Term Loans based upon the then outstanding relative principal amounts thereof; provided that for so long as any Tranche A-3 Term Loans or Tranche B-1 Term Loans remain outstanding, the amount applied pursuant to this clause (y) to repay Tranche B-2 Term Loans shall not exceed, during any fiscal year of the Borrower, the Threshold Amount for such fiscal year and, after the Threshold Amount has been so applied to repay Tranche B-2 Term Loans, subsequent amounts to be applied pursuant to this clause (y) shall, until all outstanding Tranche A-3 Term Loans and Tranche B-1 Term Loans have been repaid in full, be applied as provided in preceding clause (x), but for this purpose determined as if the Opening Date had not yet occurred, and, after all Tranche A Term Loans and Tranche B-1 Term Loans have been repaid in full, any proceeds remaining to be applied pursuant to this sub-clause (y) shall be applied to repay the principal of any Tranche B-2 Term Loans which remain outstanding and (z) fourth, to the extent the amount to be applied pursuant to this clause (h) exceeds the aggregate principal amount of all outstanding Term Loans, such excess shall be applied (1) first, to reduce the Total Tranche A-2 Term Loan Commitment (if same is then in effect in an amount greater than zero) and (2) second, to the extent in excess thereof, to reduce the Total Tranche B-2 Term Loan Commitment (if same is then in effect in an amount greater than zero). The amount of each principal repayment of Term Loans (and the amount of each reduction to the Total Tranche A-2 Term Loan Commitment and/or Total Tranche B-2 Term Loan Commitment) made as required by this Section 4.02(h) shall be applied to reduce the then remaining Tranche A-1 and A-2 Scheduled Repayments, Tranche A-3 Scheduled Repayments or Tranche B Scheduled Repayments, as the case may be, in the inverse order of maturity after giving effect to all prior reductions thereto. Notwithstanding the requirements of this Section 4.02(h), to the extent amounts are distributed to the Banks representing the proceeds of Collateral distributed in accordance with the requirements of the Bank/Bondholder Intercreditor Agreement, the provisions of the Bank/Bondholder Intercreditor Agreement shall govern the application thereof in the event of an inconsistency with the requirements of this Section 4.02(h). Furthermore, and without affecting the obligation of the Borrower to repay Loans as expressly required by this Section 4.02, it is acknowledged by the Banks that their right to retain certain prepayments as otherwise provided above in this Section 4.02 will be subject to the relevant subordination provisions contained in Sections 13 and 15 of this Agreement.

                  (i) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) each repayment of any Tranche of Term Loans made pursuant to a Borrowing shall be applied pro rata among the Term Loans of such Tranche; (iv) each repayment of any Revolving Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (v) each repayment of any Revolving Loans made by Defaulting Banks pursuant to a Borrowing shall be made pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, all then outstanding Loans (excluding Loans at such time held by HET, HOC or any Affiliate thereof which were previously purchased pursuant to the HET/HOC

Guaranty and Loan Purchase Agreement) shall be repaid in full on the 15th day after the date on which a New Bond Change of Control occurs unless, and then only to the extent, the Required Banks otherwise agree in writing in their sole discretion.

                  (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

                  (l) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the Termination of the Construction Date, all Revolving Loans and Swingline Loans shall be repaid in full and the aggregate amount of Letter of Credit Outstandings on such date shall not exceed $2 million; provided that not more than $10 million of new Revolving Loans may be incurred on the Termination of Construction Date to the extent all proceeds thereof are immediately deposited to fund the Minimum Balance as defined in the Management Agreement, as in effect on the date hereof.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any other Credit Document shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder, under any Note and any other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank or any franchise tax based on the net income of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the two preceding sentences, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank or any franchise tax based on the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding two sentences and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 16.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 16.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 16.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  (c) If the Borrower pays any additional amount under this
Section 4.04 to a Bank and such Bank determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities for Taxes in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such taxable year as a consequence of such refund, reduction or credit.

                  SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of each Bank to make Loans, and of any Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. (i) This Agreement shall have been executed and delivered as provided in Section 16.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Tranche A-1 Term Note, Tranche A-2 Term Note, Tranche A-3 Term Note, Tranche B-1 Term Note, Tranche B-2 Term Note and/or Revolving Note executed by the Borrower, and to BTCo the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

                  5.02 Fees, etc. Subject to the provisions of Section 16.01 hereof, on the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses of counsel to the Administrative Agent only, title premiums, survey charges and recording taxes and fees) payable to the Administrative Agent and the Banks to the extent then due.

                  5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by an Authorized Officer of the Borrower stating that all of the conditions in Sections 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.23, 5.24, 5.25, 5.29 and 5.30 have been satisfied on such date.

                  5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Latham & Watkins, special counsel to the Completion Guarantors, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 (with such modifications as are acceptable to the Administrative Agent) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from E.O. Robinson, Jr., General Counsel to the Completion Guarantors, an opinion addressed to the Administrative Agent and each of the Banks dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 (with such modifications as are acceptable to the Administrative Agent) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from Phelps Dunbar, L.L.P., Louisiana counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-3 (with such modifications as are acceptable to the Administrative Agent) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iv) from Winthrop, Stimson, Putnam & Roberts, New York counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing date covering the matter set forth in Exhibit E-4, (v) from William H. Patrick, Esq., special counsel to the Borrower for Louisiana gaming matters, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-5 with such modifications as are acceptable to the Administrative Agent and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (vi) from David J. Satz, Esq., counsel to HET and HOC for New Jersey gaming matters, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-6 (with such modifications as are acceptable to the Administrative Agent) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (vii) from Schreck Morris, Esq., counsel to HET and HOC for Nevada gaming matters, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-7 (with such modifications as are acceptable to the Administrative Agent) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  5.05 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each of the Credit Parties, and attested to by another Authorized Officer of each such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of such Credit Party's certificate of incorporation and by-laws (or other relevant organizational documents), as the case may be, and the resolutions or other appropriate authorizing documents of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.06 Employee Benefit Plans; Collective Bargaining Agreements; Debt Agreements. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of JCC Holding, of (i) all "employee benefit plans" as defined in Section 3(3) of ERISA (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), and any other plans or arrangements for the benefit of employees of JCC Holding or any of its Subsidiaries and any profit sharing plans and deferred compensation plans of JCC Holding or any of its Subsidiaries (collectively, the "Employee Benefit Plans"), (ii) all collective bargaining agreements applying or relating to any employee of JCC Holding or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements") and (iii) all agreements evidencing or relating to Indebtedness of JCC Holding or any of its Subsidiaries which is to remain outstanding after the Initial Borrowing Date (collectively, the "Debt Agreements"); all of which Employee Benefit Plans, Collective Bargaining Agreements and Debt Agreements shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect.

                  5.07 Project Documents; etc. (a) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of all Project Documents, all of which Project Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect. Furthermore, (i) the Collateral Agent shall have been registered as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract, (ii) the notice address for the Collateral Agent as Leasehold Mortgagee under (and as defined in) the Casino Lease shall have been delivered to the RDC, and (iii) a copy of the Borrower Mortgage and the name and address of the Collateral Agent as Leasehold Mortgagee under (and as defined in) the Railroad Lease shall have been delivered to the Lessor under (and as defined in) the Railroad Lease.

                  (b) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of all Construction Contracts, all of which Construction Contracts shall provide for a guaranteed maximum or fixed price consistent with the Construction Budget and otherwise shall be on arms-length, commercially reasonable terms and conditions with licensed reputable construction firms and shall be in full force and effect.

                  (c) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of (i) all material architectural contracts and Plans and Specifications (to the extent completed) for the construction of the Project (which Plans and Specifications shall be prepared in accordance with industry standards by a licensed reputable engineering or architectural firm), and material contracts (including maintenance, management, leasing and service contracts) entered into with respect thereto, (ii) the construction budgets, as the same may be amended in accordance with the terms hereunder (collectively, the "Construction Budget"), prepared by the Borrower and satisfactory to the Administrative Agent setting forth on a line by line basis the total Amounts Required for Casino Completion anticipated to be incurred in connection with the completion of the Project, (iii) an itemized analysis of any increases in Project Costs as a result of escalation, remediation or other Project Cost increases, (iv) the Financial Forecast and (v) a commercially reasonable timetable for the completion of the Improvements (the "Initial Construction Schedule"), which shall show, on a monthly basis, the anticipated progress of the work; all of which contracts shall be on arms-length commercially reasonable terms and conditions with licensed reputable construction, engineering and architectural firms, as applicable.

                  (d) On the Initial Borrowing Date, the Administrative Agent shall receive from each General Contractor an executed Consent.

                  5.08 Confirmation of Plan of Reorganization. On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of the Plan of Reorganization and the Disclosure Statement, which Plan of Reorganization and Disclosure Statement shall be in form and substance satisfactory to the Administrative Agent and the Required Banks, (ii) a Notice of Confirmation, in form and substance satisfactory to the Administrative Agent and the Required Banks, shall have been entered into, (iii) the Notice of Confirmation referenced in preceding clause
(ii) shall not have been stayed and shall have become final and non-appealable and (iv) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Administrative Agent and the Required Banks) to the satisfaction of the Administrative Agent and the Required Banks.

                  5.09 Junior Subordinated Credit Facility. On or prior to the Initial Borrowing Date, (i) the Borrower and HET shall have entered into the Junior Subordinated Credit Facility and (ii) there shall have been delivered to the Administrative Agent true and correct copies of the Junior Subordinated Credit Facility Documents, which Junior Subordinated Credit Facility Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks (including, without limitation, as to interest rates, maturities, amortization, covenants, subordination provisions, defaults and remedies with respect thereto).

                  5.10 Convertible Junior Subordinated Debentures. On or prior to the Initial Borrowing Date, (i) JCC shall have received approximately $27 million of gross cash proceeds from the issuance of the Convertible Junior Subordinated Debentures and (ii) there shall have been delivered to the Administrative Agent true and correct copies of the Convertible Junior Subordinated Debenture Documents, which Convertible Junior Subordinated Debenture Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks (including, without limitation, as to amortization, maturities, interest rates, covenants, subordination provisions, defaults and remedies with respect thereto).

                  5.11 Harrah's Investor Cash Investment. On or prior to the Initial Borrowing Date, (i) JCC Holding shall have received, as an equity investment, gross cash proceeds in an amount equal to the difference between $75 million and the aggregate principal amount of DIP Indebtedness then outstanding (such difference, the "Harrah's Investor Cash Investment"), (ii) JCC Holding shall have contributed the full amount of such cash proceeds to the capital of the Borrower and (iii) there shall have been delivered to the Administrative Agent true and correct copies of the Harrah's Investor Equity Investment Documents, which Harrah's Investor Equity Investment Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.12 Releases. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the Releases (as defined in the Plan of Reorganization), which Releases shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.13 New Bonds. On or prior to the Initial Borrowing Date, (i) the New Bonds shall have been issued by the Borrower and delivered to the Bondholders and (ii) there shall have been delivered to the Administrative Agent true and correct copies of the New Bond Documents, which New Bond Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks (including, without limitation, as to amortization, maturities, interest rates, covenants, subordination provisions, defaults and remedies with respect thereto).

                  5.14 Issuance of New Class A Common Stock. On or prior to the Initial Borrowing Date, (i) JCC Holding shall have issued approximately 5,200,000 shares of New Class A Common Stock to the Bondholders pursuant to the Plan of Reorganization and (ii) there shall have been delivered to the Administrative Agent true and correct copies of the New Class A Common Stock Documents, which New Class A Common Stock Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.15 Management Agreement. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) a true and correct copy, certified as true and complete by an Authorized Officer of the Borrower, of the Management Agreement and the Management Fee Repayment Guarantee (including all exhibits and schedules thereto), which Management Agreement and Management Fee Repayment Guarantee shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect. Except for the Management Agreement and the Management Fee Repayment Guarantee, the Borrower shall not be a party to any other management agreement or arrangement with respect to the Casino or otherwise.

                  5.16 Pledge Agreement. On the Initial Borrowing Date, JCC Holding, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by JCC Holding, the Borrower and each Subsidiary Guarantor (to the extent required to be delivered on the Initial Borrowing Date pursuant to the terms thereof), (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

                  5.17 Security Agreement. On the Initial Borrowing Date, JCC Holding, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of JCC Holding's, the Borrower's and each Subsidiary Guarantor's present and future Security Agreement Collateral, together with:

               (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent or the Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

               (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name JCC Holding, the Borrower or any Subsidiary Guarantor as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination or assignment statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

               (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent or the Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreement;

               (d) evidence that JCC Holding, the Borrower and the Subsidiary Guarantors have obtained all necessary consents to permit them to assign to the Collateral Agent pursuant to the Security Agreement all of the their right, title and interest in and to all material Permits required to be obtained by the Initial Borrowing Date in connection with the ownership, lease, construction, equipping and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein, Project Documents, Construction Documents, architectural and engineering documents, maintenance, management (including the Management Agreement), leasing and service documents and franchise contracts relating to the Project (other than (x) the Casino Operating Contract and (y) to the extent a security interest therein cannot be so granted under applicable law, any other Permit); and

               (e) evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  5.18 Mortgage; Title Insurance; Surveys; etc. On the Initial Borrowing Date, the Collateral Agent shall have received (with copies for each of the Banks):

               (a) a copy certified by the Recorder of Mortgages for Orleans Parish, Louisiana of fully executed mortgages in the form of Exhibits I-1 through I-4, inclusive, (as modified, supplemented or amended from time to time, each a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover (i) in the case of the Mortgage executed and delivered in the form of Exhibit I-1 (as modified, supplemented or amended from time to time, the "Borrower Mortgage"), the Casino Lease and the Railroad Lease and the Borrower's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by the Borrower as shall be designated as such in Part A of Schedule III (each, a "Borrower Mortgaged Property" and, collectively, the "Borrower Mortgaged Properties"),
          (ii) in the case of the Mortgage executed and delivered in the form of
          Exhibit I-4 (as modified, supplemented or amended from time to time, the "JCC Development Mortgage"), JCC Development's interest as sublessee in the Second Floor Sublease and JCC Development's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by JCC Development as shall be designated as such in Part B of Schedule III (each a "JCC Development Mortgaged Property" and, collectively, the "JCC Development Mortgaged Properties"), (iii) in the case of the Mortgage executed and delivered in the form of Exhibit I-2 (as modified, supplemented or amended from time to time, the "CPD Mortgage"), CPD's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by CPD as shall be designated as such in Part C of Schedule III (each a "CPD Mortgaged Property" and, collectively, the "CPD Mortgaged Properties"), and (iv) in the case of the Mortgage executed and delivered in the form of
          Exhibit I-3 (as modified, supplemented or amended from time to time, the "FPD Mortgage"), FPD's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by FPD as shall be designated as such in Part D of Schedule III (each a "FPD Mortgaged Property" and, collectively, the "FPD Mortgaged Properties"), and each of which Mortgages shall have been recorded in Orleans Parish, Louisiana to effectively create a valid and enforceable mortgage lien (subject only to Permitted Encumbrances) on each Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Creditors;

               (b) ALTA leasehold loan policies (or marked commitments to issue the same or pro forma policies, if available,) with respect to the Casino Lease and the other Mortgaged Properties (collectively, the "Mortgage Policies") in an amount satisfactory to the Administrative Agent and the Required Banks (it being understood and agreed that the Administrative Agent and the Required Banks shall accept (x) a Mortgage Policy for the Borrower Mortgaged Properties in an amount no less than $524,000,000, (y) a Mortgage Policy for the CPD Mortgaged Property in an amount no less than $13,000,000 and (z) a Mortgage Policy for the FPD Mortgaged Property in an amount no less than $4,000,000 for the benefit of the Secured Creditors and other Persons assuring the Collateral Agent that the Mortgages on the Mortgaged Properties are valid and enforceable mortgage liens on the Mortgaged Properties, free and clear of all defects, interests and encumbrances except Permitted Encumbrances, and such Mortgage Policies (i) shall otherwise be in form and substance satisfactory to the Administrative Agent and the Required Banks (including all endorsements thereto), and
          (ii) shall be issued and may be reinsured (on a direct access basis pursuant to facultative reinsurance agreements reasonably satisfactory to the Administrative Agent) by and with a title insurance company and reinsurers acceptable to the Administrative Agent and the Required Banks (it being understood and agreed that First American Title Insurance Company shall be an acceptable title insurance company and that the reinsurers set forth on Schedule VIII shall be acceptable reinsurers for the purpose of this subsection, provided that the pro rata allocations of liability are substantially the same as set forth on such Schedule VIII);

               (c) current surveys of each Mortgaged Property and each other parcel of land on which the Project is to be built, which surveys and surveyor's certification shall be in form, substance and scope satisfactory to the Administrative Agent and the Required Banks, and shall disclose no easements, rights of way or encumbrances other than Permitted Encumbrances; and

               (d) Estoppel Certificate substantially in the form of Exhibit J (the "Estoppel Certificate") duly and respectively executed by The Alabama Great Southern Railroad Company (provided, that with respect to such Estoppel Certificate, the Borrower shall only be required to use its best efforts to obtain the same).

                  5.19 Guaranties. (a) On the Initial Borrowing Date, the Completion Guarantors shall have duly authorized, executed and delivered a Completion Guarantee in the form of Exhibit K-1 (as modified, supplemented or amended from time to time, the "Bank Completion Guarantee"), and the Bank Completion Guarantee shall be in full force and effect.

                  (b) On the Initial Borrowing Date, HET and HOC shall have duly authorized, executed and delivered a Guaranty and Loan Purchase Agreement in the form of Exhibit K-2 (as modified, supplemented or amended from time to time, the "HET/HOC Guaranty and Loan Purchase Agreement"), and the HET/HOC Guaranty and Loan Purchase Agreement shall be in full force and effect.

                  (c) On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit K-3 (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

                  5.20 Intercreditor Agreement. On the Initial Borrowing Date, the Administrative Agent, the Banks, the Collateral Agent, the Trustee, HET and HOC shall have duly authorized, executed and delivered an Intercreditor Agreement in the form of Exhibit L (as modified, supplemented or amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

                  5.21 Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit M, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 16.08 of this Agreement, Section 17.1 of the Bank Completion Guarantee, Section 25 of the HET/HOC Guaranty and Loan Purchase Agreement and Section 20 of the Subsidiaries Guaranty.

                  5.22 Manager Subordination Agreement. On the Initial Borrowing Date, the Borrower and Harrah's Management shall have duly authorized, executed and delivered a

Subordination Agreement in the form of Exhibit N (as modified, supplemented or amended from time to time, the "Manager Subordination Agreement"), and the Manager Subordination Agreement shall be in full force and effect.

                  5.23 Completion Guarantor Loan Documents; etc. (a) On the Initial Borrowing Date, the Borrower and the Completion Guarantors shall have duly authorized, executed and delivered a Subordination Agreement in the form of Exhibit O-1 (as modified, supplemented or amended from time to time, the "Completion Guarantor Subordination Agreement"), and the Completion Guarantor Subordination Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of all other Completion Guarantor Loan Documents, all of which shall be satisfactory to the Administrative Agent and the Required Banks.

                  (c) On the Initial Borrowing Date, the Borrower and HET shall have duly authorized, executed and delivered a Subordination Agreement in the form of Exhibit O-2 (as modified, supplemented or amended from time to time, the "Subordinated Lender Subordination Agreement"), and the Subordinated Lender Subordination Agreement shall be in full force and effect.

                  5.24 Adverse Change; Approvals; Permits; etc. (a) On the Initial Borrowing Date, nothing shall have occurred (and the Administrative Agent and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks determine is reasonably likely to have a material adverse effect (i) on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Administrative Agent and the Banks or (ii) on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of any Credit Party from that set forth in the Financial Forecast.

                  (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals (including, without limitation, all approvals of the Bankruptcy Court having jurisdiction over HJC's bankruptcy case) and Permits (including, without limitation, the Casino Operating Contract) (other than approvals and Permits as are immaterial to the construction or operation of the Project) required to be obtained by such date in connection with the ownership, lease, construction and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect on the Initial Borrowing Date, and no action shall have been taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Agreement and the other Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (other than the Tucker Litigation and any appeal that may have been filed in the McCalls Litigation) (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Agreement and the other Documents.

                  (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent evidence that the Banks are qualified under the Louisiana Gaming Regulations as financial sources or qualifiers, or are exempt or waived from, or are presumed qualified under, the provisions thereof, and the Administrative Agent and the Required Banks shall be satisfied that no other Louisiana gaming license, authorization, qualification, waiver or exemption of the Banks is required on or prior to the Initial Borrowing Date by reason of this Agreement or the Security Documents. The Administrative Agent and the Required Banks shall be satisfied with any conditions or requirements imposed by Louisiana or other relevant Gaming Authorities upon the Banks, this Agreement, the Security Documents or the Collateral.

                  (d) On or prior to the Initial Borrowing Date, the Borrower, the Completion Guarantors and Harrah's Management shall have received any qualifications required on or prior to the Initial Borrowing Date under applicable Gaming Regulations in connection with this Agreement, the Security Documents and the Transaction, and the Borrower, the Completion Guarantors and Harrah's Management shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from any other appropriate Persons in connection with this Agreement, the Security Documents and the Transaction and required on or prior to the Initial Borrowing Date.

                  (e) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of all such approvals and Permits referred to in this Section 5.24 and required to be obtained by the Initial Borrowing Date.

                  5.25 Litigation. (a) On the Initial Borrowing Date, the summary judgment decision of February 22, 1994 issued by the Orleans Parish Civil District Court in respect of the McCalls Litigation shall not have been reversed or adversely modified.

                  (b) On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to the Credit Documents, the other Documents or with respect to the Transaction (other than (x) the McCalls Litigation, provided that no material adverse developments in the McCalls Litigation shall have occurred since the date of the Form 10, and
(y) the Tucker Litigation, provided that no material adverse developments in the Tucker Litigation shall have occurred), or (ii) which the Administrative Agent or the Required Banks shall reasonably determine could have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any Completion Guarantor.

                  5.26 Environmental Analyses; Evidence of Insurance; Utilities; Zoning. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) environmental site assessments from W.D. Scott Group, Inc. (A) dated March 26, 1993 with respect to the Rivergate Convention Center in New Orleans, (B) dated July 14, 1993, with respect to the Norfolk Southern Corporation, Southern Railway System Building, 1205 Saint Louis Street, New

Orleans and (C) with respect to the other parcels of Real Property set forth on
Schedule III, the results of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks; (ii) an insurance analysis and review from consultants acceptable to the Administrative Agent and the Required Banks and evidence of insurance complying with the requirements of
Section 8.03, in each case for the business and properties of the Borrower, and in scope, form and substance satisfactory to the Administrative Agent and the Required Banks, including by naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Administrative Agent; (iii) letters or other assurances satisfactory to the Administrative Agent and the Required Banks confirming the availability of electric power, sanitation and sewage, water and other facilities, utilities and services to service the Project; (iv) a certificate from the Casino General Contractor substantially in the form of Exhibit Q-1; (v) a certificate from Broadmoor, a Louisiana general partnership, as a general contractor, substantially in the form of Exhibit Q-2; (vi) a certificate of the Rivergate Architect substantially in the form of Exhibit Q-3; (vii) a certificate of the Poydras Street Support Facility Architect substantially in the form of Exhibit Q-4; and (viii) a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit Q-5 in respect of the status of the Project.

                  5.27 Pro Forma Balance Sheet. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent a Pro Forma Balance Sheet, which Pro Forma Balance Sheet shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.28 Construction Contracts. On or prior to the Initial Borrowing Date, each of the Administrative Agent and the Collateral Agent shall have received evidence, in form and substance satisfactory to it, that a notice of each Construction Contract (which conforms to the private works law of Louisiana (La. R.S. 9:4811), with the respective performance bonds attached thereto) shall have been filed for recordation in the proper records of Orleans Parish, Louisiana prior to the commencement by the General Contractor under such Construction Contract of any work in connection with the Project.

                  5.29 Minimum Payment Guaranty; Etc. (a) On the Initial Borrowing Date, HET and HOC shall have duly authorized, executed and delivered the initial Minimum Payment Guaranty in favor of the LGCB as required by Section
25.1 of the Casino Operating Contract and, in connection therewith, HET, HOC and the Borrower shall have entered into the HET/JCC Agreement.

                  (b) On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of Borrower, of all of the Minimum Payment Guaranty Documents, all of which shall be satisfactory to the Administrative Agent and the Required Banks.

                  5.30 No Default; Representations and Warranties. At the time of each Credit Event to occur on the Initial Borrowing Date and also after giving effect thereto (i) there shall exist no Default or Event of Default and
(ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  5.31 Notices of Borrowing; Letter of Credit Requests. (a) Prior to the making of any Loans on the Initial Borrowing Date, the Administrative Agent shall have received the respective Notices of Borrowing meeting the requirements of Section 1.03.

                  (b) If any Letters of Credit are to be issued on the Initial Borrowing Date, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  SECTION 6. Conditions Precedent to Credit Events Occurring After the Initial Borrowing Date. The obligations of each Bank to make Tranche A-2 Term Loans, Tranche B-2 Term Loans (but excluding Tranche B-2 Term Loans made as a result of conversions pursuant to Section 1.14), Revolving Loans (but excluding Mandatory Borrowings, which shall be made as provided in Section 1.01(h)) or Swingline Loans after the Initial Borrowing Date, and the obligation of each Issuing Bank to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 Absence of Certain Events of Default; Accuracy of Representations and Warranties. At the time of the making of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default pursuant to Section 10.01 or 10.06 or with respect to any Guaranty pursuant to Section 10.09, and (ii) all representations and warranties contained in the Bank Completion Guarantee and in the HET/HOC Guaranty and Loan Purchase Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty by which its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and no default shall exist pursuant to the Bank Completion Guarantee or the HET/HOC Guaranty and Loan Purchase Agreement.

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each such Loan (other than a Swingline Loan or a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by
Section 1.03(b)(i).

                  (b) Prior to the issuance of any Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  6.03 Utilization of Other Available Proceeds. (a) Prior to the incurrence of any Tranche B-2 Term Loans, all proceeds of Tranche A-1 Term Loans, Tranche A-3 Term Loans and Tranche B-1 Term Loans and any other Available Funds then available to the Borrower for such purpose shall have been expended on Amounts Required for Casino Completion as permitted under Sections 7.08.

                  (b) Prior to the issuance of any Tranche A-2 Term Loans, the conditions specified in preceding clause (a) shall be satisfied and the Borrower shall have incurred $121,500,000 aggregate principal amount of Tranche B-2 Term Loans pursuant to this Agreement.

                  The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Banks that all of the conditions specified in Section 5 and Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 or in Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

                  SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of JCC Holding and the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects (or in the case of a Credit Event occurring after the Initial Borrowing Date, being deemed to constitute a representation and warranty that the representations and warranties referenced in Section 6.01 are true and correct in all material respects) on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7.01 Status. Each of JCC Holding and its Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.02 Power and Authority. Each of JCC Holding and its Subsidiaries has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each of JCC Holding and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by JCC Holding or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of JCC Holding or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which JCC Holding or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws, or other organizational documents, of JCC Holding or any of its Subsidiaries.

                  7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date and excluding any such items which are not required to be obtained or in effect as of the date the representation contained in this Section 7.04 is being made or deemed made), or exemption by, any governmental or public body or authority (including, without limitation, any Gaming Authority), or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) subject to the exceptions provided in Section 7.16(b), the consummation of the Transaction or (iii) the legality, validity, binding effect or enforceability of any such Document, except where the failure to so obtain would not (x) have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole or (y) adversely affect the Banks, the Administrative Agent, the Collateral Agent or their rights under, or the legality, validity, binding effect or enforceability of, any Credit Document.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Financial Projections; Construction Budgets; Construction Schedule; Plans and Specifications. (a) On and as of the Initial Borrowing Date, (i) the Financial Forecast was prepared based upon the assumptions described therein for the periods presented, (ii) the Financial Forecast was based on good faith assumptions and estimates, and (iii) although a range of possible different assumptions and estimates might also be reasonable, neither JCC Holding nor the Borrower is aware of any facts that would lead it to believe that the assumptions and estimates on which the Financial Forecast was based are not reasonable; provided that no assurance can be given that the projected results will be realized or with respect to the ability of the Borrower to achieve the projected results, and while the Financial Forecast is necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

                  (b) On and as of the date of each Credit Event, after giving effect to all Indebtedness being incurred or assumed and Liens created by JCC Holding and its Subsidiaries in connection therewith, (A) each of the Borrower and JCC Holding and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (B) each of the Borrower and JCC Holding and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as fully disclosed in the Financial Forecast, the Form 10 and the Pro Forma Balance Sheet, there were as of the Initial Borrowing Date no liabilities or obligations with respect to JCC Holding or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or JCC Holding and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither JCC Holding nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the Form 10, Financial Forecast and Pro Forma Balance Sheet which, either individually or in the aggregate, is material to the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  (d) On and as of the Initial Borrowing Date, the Construction Budget, Initial Construction Schedule, and Plans and Specifications prepared by or on behalf of the Borrower and delivered to the Banks by the Administrative Agent on or prior to the Initial Borrowing Date were based on commercially reasonable assumptions and estimates, and although a range of possible different assumptions and estimates might exist, neither JCC Holding nor the Borrower is aware of any facts that would lead it to believe that the assumptions and estimates on which the Construction Budget, Initial Construction Schedule and Plans and Specifications were based are not commercially reasonable.

                  (e) The Construction Budget, Initial Construction Schedule and Plans and Specifications (which Plans and Specifications have been prepared in accordance with industry standards by a licensed reputable engineering or architectural firm) prepared by or on behalf of the Borrower are realistic and each of JCC Holding and the Borrower reasonably expects that the same can be adhered to in achieving the Termination of Construction Date on or before the Completion Date.

                  (f) The Construction Contracts provide for a guaranteed maximum or fixed price consistent with the Construction Budget and otherwise are on arms-length, commercially reasonable terms and conditions with licensed, reputable construction firms having experience with respect to the work required to be performed by such firm under the applicable Construction Contract, and are in full force and effect. Each such Construction Contract contains (x) a waiver by the General Contractor under such Construction Contract of its lien rights and a subordination of such lien rights to the liens of the Mortgages to the extent such a waiver of lien rights is unenforceable under applicable law and (y) requires such General Contractor to obtain a similar waiver and subordination from its subcontractors.

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of JCC Holding and the Borrower, threatened (including the Tucker Litigation) (i) with respect to any Document or (ii) except for the existence of the McCalls Litigation, as to which there have been no material adverse developments since the date of the Form 10, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of JCC Holding or the Borrower in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Form 10) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of JCC Holding or the Borrower in writing to the Administrative Agent or any Bank, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be used by the Borrower to provide a portion of the funds required to pay Amounts Required for Casino Completion, including, without limitation, any amounts owing pursuant to this Agreement prior to the Termination of Construction Date.

                  (b) All proceeds of all Revolving Loans and all Swingline Loans shall be used to finance the Borrower's working capital requirements and other short-term obligations (which shall not include amounts used to pay any Project Costs); provided that prior to the occurrence of the Termination of Construction Date proceeds of Revolving Loans and Swingline Loans may be used to pay Project Costs; provided further, that on the Termination of Construction Date all repayments of Revolving Loans and Swingline Loans shall be made as required by the provisions of Section 4.02(l).

                  (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

                  7.09 Tax Returns and Payments. Each of JCC Holding and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable extension or grace periods, with the appropriate taxing authority, all material U.S. federal, state, city and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of JCC Holding and its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of JCC Holding and its Subsidiaries for the periods covered thereby. Each of JCC Holding and its Subsidiaries has paid all material taxes payable by it other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as set forth on
Schedule X, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of JCC Holding and the Borrower, threatened by any taxing authority regarding any taxes relating to JCC Holding and its Subsidiaries. As of the Initial Borrowing Date, neither JCC Holding nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of JCC Holding or such Subsidiary. Neither JCC Holding nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

                  7.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither JCC Holding nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to JCC Holding or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of JCC Holding or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and JCC Holding and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability. The representations and warranties in this Section 7.10 shall only apply insofar as the matters referred to in this Section 7.10 present a risk of material liability to JCC Holding or any of its Subsidiaries or ERISA Affiliates. With respect to a multi-employer plan as defined in Section 4001(a)(3) of ERISA, it is understood and agreed that the representations and warranties of this Section 7.10 are based solely on nonreceipt by JCC Holding or its Subsidiaries or ERISA Affiliates of written notice from the PBGC or a Plan Administrator referring to material violations or material liabilities affecting JCC Holding or its Subsidiaries or ERISA Affiliates in respect of the matters referred to in such representations and warranties.

                  7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), creates a fully perfected

(except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each Credit Party has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

                  (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under the Pledge Agreement constitute first priority perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) security interests in the Pledge Agreement Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

                  (c) Upon the establishment of any Pledged Account in accordance with the Security Agreement, and until the termination of such Security Agreement in accordance with its respective terms, the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under such Security Agreement will constitute perfected security interests in the Collateral (as defined in such Security Agreement), subject to no security interests of any other Person (other than Permitted Liens). No filings or recordings are required (other than those that have been made) in order to perfect (or maintain the perfection or priority of) the security interests created in such Collateral.

                  (d) The Mortgages create, as security for the obligations purported to be secured thereby, valid and enforceable perfected security interests in and mortgage liens on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement), superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Each of JCC Holding and its Subsidiaries has good and merchantable title to all fee-owned Mortgaged Properties and valid leasehold title to all leasehold Mortgaged Properties, in each case free and clear of all leases, occupancy interests and all Liens except those described in the first sentence of this subsection (d).

                  7.12 Representations and Warranties in Documents. (a) On the Initial Borrowing Date, all representations and warranties set forth in the Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

                  (b) On the date of each Credit Event, all representations and warranties contained in the other Credit Documents shall be true and correct as if made on such date in all material respects.

                  7.13 Properties. Each of JCC Holding and its Subsidiaries has good and valid title to all material properties owned by it (except as sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. On the Initial Borrowing Date, Schedule III sets forth a true and complete description of all Real Property owned or leased by JCC Holding and its Subsidiaries and sets forth the direct owner or lessee thereof.

                  7.14 Capitalization. (a) On the Initial Borrowing Date, the authorized capital stock of JCC Holding shall consist of 30,000,000 shares of common stock, $.01 par value per share, of which 10,000,000 shares are issued and outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and non-assessable and are free of preemptive rights. As of the Initial Borrowing Date, JCC Holding does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than as disclosed on Schedule XI.

                  (b) 100% of the Equity Interests in each of the Borrower, JCC Development, CPD and FPD are owned by JCC Holding, and all such Equity Interests are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, none of the Borrower, JCC Development, CPD or FPD has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

                  7.15 Subsidiaries. As of the Initial Borrowing Date, JCC Holding has no Subsidiaries other than the Borrower, JCC Development, CPD and FPD, each of which is a direct Wholly-Owned Subsidiary of JCC Holding.

                  7.16 Compliance with Statutes, etc. (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by and all applicable Permits issued by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property and the construction and operation of the Project (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) to the extent required as of the Initial Borrowing Date, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  (b) All necessary governmental (domestic and foreign) and third party approvals and Permits (including, without limitation, the Casino Operating Contract) (other than approvals or permits to relocate the Joan of Arc statute from its present location at Convention Center Boulevard and any other approvals and Permits as are immaterial to the construction or operation of the Project) required to be obtained by the date upon which this representation is being made or deemed made in connection with the ownership, lease, construction and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Agreement and the other Documents. Additionally, there does not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (other than the Tucker Litigation and any appeal that may have been filed in the McCalls Litigation) (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Agreement and the other Documents.

                  7.17 Investment Company Act. Neither JCC Holding nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.18 Public Utility Holding Company Act. Neither JCC Holding nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.19 Environmental Matters. (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws. There are no pending or, to the best knowledge of JCC Holding and the Borrower after due inquiry, past or threatened Environmental Claims against JCC Holding or any of its Subsidiaries or any Real Property owned or operated by JCC Holding or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of JCC Holding or any of its Subsidiaries or any Real Property owned or operated by JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of JCC Holding and the Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by JCC Holding or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Except as disclosed in the environmental analyses delivered pursuant to Section 5.26, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are no underground storage tanks located on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that are not in compliance with all Environmental Laws.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above have, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  7.20 Labor Relations. Neither JCC Holding nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or JCC Holding and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Borrower, threatened against JCC Holding or any of its Subsidiaries and
(iii) to the best knowledge of JCC Holding and the Borrower, no union representation proceeding is pending with respect to the employees of JCC Holding or any of its Subsidiaries except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  7.21 Patents, Licenses, Franchises and Formulas. Each of JCC Holding and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  7.22 Indebtedness. (a) Schedule IV sets forth a true and complete list of all Indebtedness for borrowed money of JCC Holding or any of its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect thereto (excluding the Loans and the Letters of Credit, the New Bonds, the Junior Subordinated Credit Facility and the Convertible Junior Subordinated Debentures, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                  (b) The subordination provisions contained in the Completion Guarantor Subordination Agreement are enforceable against each Completion Guarantor, and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions. The subordination provisions contained in the Manager Subordination Agreement are enforceable against Harrah's Management, and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions. The subordination provisions contained in the Junior Subordinated Credit Facility Documents are enforceable against the respective holders of loans made thereunder, and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions. The subordination provisions contained in the Convertible Junior Subordinated Debenture Documents are enforceable against each of the holders of the Convertible Junior Subordinated Debentures, and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions.

                  7.23 Access; Utilities. (a) All roads necessary for the construction of the Project exist and all roads necessary for the operation of the Project for its intended purposes either exist or will exist prior to the commencement date of such operations.

                  (b) All utilities services and facilities necessary for the construction of the Project (including, without limitation, water supply, storm and sanitary sewer facilities, gas, electrical and telephone facilities) will be available without impediment or delay at the boundaries of the Casino when required and all utility services necessary for the operation of the Project will be available at or within the boundaries thereof when needed.

                  (c) The Borrower possesses (or will possess when necessary with respect to each phase of the Project) all rights and interests in property (including, without limitation, the Casino and rights of ingress to and egress from the Casino) and all material rights or contracts necessary for the construction, installation, completion, operation and maintenance of the Project as contemplated by this Agreement and the Project Documents.

                  7.24 Project Documents. As of the Initial Borrowing Date, each of the Project Documents consists only of the original document (including exhibits and schedules) and amendments thereto expressly described in the relevant definitions appearing in Section 11 hereof or



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

delivered to the Administrative Agent on the Initial Borrowing Date pursuant to
Section 5.07 and there are no other amendments or waivers or supplements, written or oral, with respect thereto.

                  7.25 Special Purpose Corporation. JCC Holding engages in no business activities and has no significant assets (other than the Equity Interests in the Borrower, JCC Development, CPD, FPD and any other Subsidiary of JCC Holding created or established after the Initial Borrowing Date in accordance with the requirements of this Agreement) or liabilities (other than the liabilities expressly permitted by this Agreement).

                  7.26 Year 2000. (a) Each of JCC Holding and its Subsidiaries has undertaken to review and analyze the effects of the Year 2000 problem on their respective businesses and operations. As of the date hereof, to the best of the collective knowledge of JCC Holding and its Subsidiaries, the reasonably foreseeable consequences of causing the Information Systems and Equipment to be utilized by JCC Holding and Subsidiaries to be Year 2000 Compliant will not result in a Default or Event of Default or a material adverse effect on the business, property, assets, liabilities, condition (financial otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                 (b) As of the Termination of Construction Date, either (i) the Information Systems and Equipment then utilized by JCC Holding and its Subsidiaries will be Year 2000 Compliant, or (ii) the reasonably foreseeable consequences of JCC Holding and its Subsidiaries not being Year 2000 Compliant will not result in a Default or Event of Default or a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower, JCC Holding and its Subsidiaries taken as a whole.

                  SECTION 8. Affirmative Covenants. JCC Holding and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder, are paid in full:

                  8.01 Information Covenants. JCC Holding and/or the Borrower will furnish to each Bank:

               (a) Monthly Reports. Within 30 days after the end of each fiscal month of JCC Holding (other than the last such month of any fiscal quarter of JCC Holding), the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by a financial officer of JCC Holding, subject to normal year-end audit adjustments.

               (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of JCC Holding and within 90 days after the close of the fourth quarterly accounting period in each fiscal year of JCC

          Holding, the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding periods in the prior fiscal year and the budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(f), all of which shall be certified by a financial officer of the Borrower, subject to normal year-end audit adjustments.

               (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of JCC Holding, (i) the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with a statement of such accounting firm as to whether, in conducting their audit, anything came to their attention to cause them to believe that JCC Holding was not in compliance with Sections 9.08, 9.09 and 9.10, insofar as such Sections relate to accounting and auditing matters, on the date of such statements and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year.

               (d) Management Letters. Promptly after the receipt thereof by JCC Holding or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

               (e) Management Agreement. Promptly after receipt thereof by JCC Holding, the certified audit, monthly operating statement and annual plan prepared by Harrah's Management pursuant to Articles 8.02(a) and 8.02(e) of the Management Agreement, respectively, any revisions to the annual plan or pre-opening budget referred to in the Management Agreement as may be agreed to by the Borrower and Harrah's Management, any submissions to arbitration in connection with such annual plan and the results of any such arbitration.

               (f) Budgets. No later than 30 days following the commencement of the first day of each fiscal year of JCC Holding, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by JCC Holding for (x) each of the twelve months of such fiscal year prepared in detail and (y) (i) prior to the Termination of Construction Date, each of the two years immediately following such fiscal year and (ii) after the Termination of Construction Date, for the year immediately following such fiscal year, in each case prepared in summary form and consolidated for JCC Holding and its Subsidiaries, and accompanied by the statement of a financial officer of JCC Holding to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.



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

               (g) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(b) and (c), a certificate of an Authorized Officer of JCC Holding to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether JCC Holding was in compliance with the provisions of Sections 4.02(c), (f), and (g), 9.03(iii) and (iv), 9.04(vi) and 9.06 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) set forth the amount of Semi-Annual Free Cash Flow for the respective Semi-Annual Free Cash Flow Payment Period and showing the calculation (in reasonable detail) thereof.

               (h) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an Authorized Officer of JCC Holding obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) the receipt by such Person of any information with respect to the cost to JCC Holding and its Subsidiaries of becoming, or the failure of such Person to become, Year 2000 Compliant which, in the reasonable business judgment of management, could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, (iii) any material adverse development in the McCalls Litigation or the Tucker Litigation since the Effective Date and (iv) any other litigation or governmental investigation or proceeding (including any investigation by any Gaming Authority) pending (x) against JCC Holding or any of its Subsidiaries or Affiliates of any thereof (other than the initial suitability investigations by the LGCB of directors and officers of the Borrower and JCC Holding, but including notice of any adverse finding in any such investigation), which could materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of JCC Holding and its Subsidiaries taken as a whole or (z) with respect to any Document or the Transaction.

               (i) Other Reports, Notices and Filings. Promptly, copies of all financial information, proxy materials, notices and other information and reports, if any, which JCC Holding or any of its Subsidiaries shall (x) file with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) deliver to holders of the New Bonds or any other issue of its Indebtedness if the aggregate principal amount thereof exceeds (or upon the utilization of any unused commitment may exceed) $5,000,000, pursuant to the terms of the documentation governing any such Indebtedness (or any trustee, agent or other representative therefor) or (z) deliver pursuant to any of the Minimum Payment Guaranty Documents (including, without limitation, any notice to the effect that the Minimum Payment Guaranty shall not be renewed or extended).

               (j) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an Authorized Officer of JCC Holding or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                    (i) any pending or threatened Environmental Claim against
               JCC Holding or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                    (ii) any condition or occurrence on or arising from any Real
               Property owned or operated by JCC Holding or any of its Subsidiaries that (a) results in noncompliance by JCC Holding or any of its Subsidiaries with any applicable Environmental Law or
               (b) could reasonably be expected to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property;

                    (iii) any condition or occurrence on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by JCC Holding or any of its Subsidiaries of such Real Property under any Environmental Law; and

                    (iv) the taking of any removal or remedial action in
               response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by JCC Holding or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and JCC Holding's or such Subsidiary's response thereto. In addition, JCC Holding will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(j), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks; provided that in any event JCC Holding shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

               (k) Casino. Promptly, but in no event later than 40 Business Days, after the completion of the Casino, a current certified survey of the Casino with all Improvements located thereon, together with a foundation endorsement to the Mortgage Policy delivered pursuant to
          Section 5.18(b) hereof . Such surveys and surveyor's certifications shall be in form, substance and scope satisfactory to the Administrative Agent and shall disclose no easements, rights of way or encumbrances other than Permitted Encumbrances.

               (l) Annual Meetings with Banks. At the request of Administrative Agent, JCC Holding shall within 120 days after the close of each fiscal year of JCC Holding hold a meeting at a time and place selected by JCC Holding and acceptable to the Administrative Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of JCC Holding and the annual plan and budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

               (m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Bank may reasonably request in writing.

                  8.02 Books, Records and Inspections. JCC Holding will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. JCC Holding will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of JCC Holding or such Subsidiary, any of the properties of JCC Holding or such Subsidiary, and to examine the books of account of JCC Holding or such Subsidiary and discuss the affairs, finances and accounts of JCC Holding or such Subsidiary with, and be advised as to the same by, its and their Authorized Officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

                  8.03 Maintenance of Property; Insurance. (a) Schedule V sets forth a true and complete listing of all insurance maintained by JCC Holding and its Subsidiaries as of the Initial Borrowing Date. JCC Holding will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and in compliance with the terms of the Casino Lease and the Casino Operating Contract as in effect on the Initial Borrowing Date and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, JCC Holding will at all times cause insurance of the types described in Schedule V to be maintained (with the same scope of coverage as that described in Schedule V) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule V under the column headed "Minimum Amount Required to be Maintained."

                  (b) JCC Holding will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect the insurance coverages required by Section 13 of the Casino Lease and, to the extent not otherwise required thereby, physical damage insurance on all real and personal property on an all risk basis (including the perils of flood and earthquake), covering the repair and replacement costs of all such property and consequential loss coverage for business interruption and extra expense, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by JCC Holding or any of its Subsidiaries) (i) shall be endorsed to the Administrative Agent's and the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of JCC Holding or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. JCC Holding will deliver to the Administrative Agent and any Bank upon the request of the Administrative Agent or any Bank through the Administrative Agent from time to time full information as to the insurance carried. The provisions of this Section 8.03(b) shall be deemed supplemental to, but not duplicative of, the provisions of the Security Agreement and the Mortgages.

                  (c) If JCC Holding or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if JCC Holding or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and JCC Holding agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

                  8.04 Corporate Franchises. JCC Holding will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets by JCC Holding or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by any Subsidiary of JCC Holding of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, or (iii) the taking of any action respecting any right, franchise, license or patent determined by the management of JCC Holding to be in the best interests of JCC Holding or such Subsidiary.

                  8.05 Compliance with Statutes, etc. JCC Holding will, and will cause each of its Subsidiaries to, (i) comply with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by and all applicable Permits issued by, and (ii) obtain all necessary approvals and Permits from, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property and the construction and operation of the Project, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.



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

                  8.06 Compliance with Environmental Laws. (a) JCC Holding will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by JCC Holding or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither JCC Holding nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by JCC Holding or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Property in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

                  (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by JCC Holding or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Banks reasonably believe that JCC Holding or any such Subsidiary or any such Real Property is not in material compliance with any Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against JCC Holding or any such Subsidiary or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's sole cost and expense.

                  8.07 ERISA. As soon as possible and, in any event, within 10 days after JCC Holding, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, JCC Holding will deliver to each of the Banks a certificate of an Authorized Officer of JCC Holding setting forth details as to such occurrence and the action, if any, that JCC Holding, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by JCC Holding, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under

Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that JCC Holding, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or
Section 409 or 502(i) or 502(l) of ERISA; or that JCC Holding or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). JCC Holding will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by JCC Holding, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by JCC Holding, such Subsidiary or such ERISA Affiliate, as applicable.

                  8.08 End of Fiscal Years; Fiscal Quarters. JCC Holding shall cause (i) its, and each of its Subsidiaries', fiscal years to end on December 31, except that for purposes of the Casino Operating Contract and the Minimum Payment Guaranty Documents, the fiscal year of the Borrower shall be deemed to end on March 31, and (ii) its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

                  8.09 Performance of Obligations. JCC Holding will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each Project Document, the Casino Operating Contract, the Management Agreement, each Construction Contract and each mortgage, indenture, security agreement, loan agreement, credit agreement or any other material agreement, contract or instrument (including, without limitation, architectural and engineering agreements or contracts) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  8.10 Payment of Taxes. JCC Holding will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of JCC Holding or any of its Subsidiaries; provided that neither JCC Holding nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.11 Additional Mortgages; Further Assurances; Surveys. (a) JCC Holding will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests, pledge agreements, mortgages and amendments or supplements thereto (collectively, an "Additional Mortgage") in such Real Property or other assets (including, without limitation, leasehold interests) of JCC Holding or any of its Subsidiaries as are not covered by the Security Documents, to the extent acquired after the Initial Borrowing Date (but in any event excluding the Specified Real Estate after the release thereof from the Mortgages in accordance with the terms thereof), and as may be requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the applicable Security Document executed on the Initial Borrowing Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens that are, except to the extent subject to then existing Liens permitted by Section 9.01 at the time of such perfection, superior to and prior to the rights of all third Persons and subject to no other Liens. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) JCC Holding will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates (including Estoppel Certificates from the RDC in respect of the Casino Lease and the GDA), real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent or the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, JCC Holding shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent or the Collateral Agent to assure itself that this Section 8.11 has been complied with.

                  (c) Each of JCC Holding and the Borrower agrees that each action required by Section 8.11(a) or (b) shall be completed as soon as possible, but in no event later than 75 days (or 45 days in the case of the delivery of Estoppel Certificates) after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Banks.

                  8.12 Construction of Improvements; Amendments to Plans and Specifications, Construction Budget and Construction Schedule. (a) The Borrower will cause the Termination of Construction Date to occur on or before the Completion Date and will meet any earlier construction deadlines contained in the Casino Lease or the GDA or any of the Permits, if any, and, in connection therewith will cause the construction and equipping of the Improvements to be prosecuted with diligence and continuity in substantial accordance with the Construction Budget, Construction Schedule and Plans and Specifications.

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

                  (b) To design, plan and construct the Improvements, the Borrower is proceeding with construction simultaneously with completion of such Plans and Specifications and will submit copies of the Plans and Specifications to the Administrative Agent concurrently with its submission thereof to the landlord under the Casino Lease or the LCGB (whichever occurs first). The Borrower shall have the right to amend from time to time the Plans and Specifications to the extent such amendment is commercially reasonable and does not materially affect the design, structure, size or quality of the Improvements by submitting to the Administrative Agent such amendment in writing and identifying therein with particularity the proposed amendment to the Plans and Specifications, together with a certificate of an Authorized Officer of the Borrower that (i) such amendment is commercially reasonable and does not materially affect the design, structure, size or quality of the Improvements, and (ii) immediately following such amendment (x) the Plans and Specifications will continue to provide for construction of improvements which are substantially consistent with the Construction Budget and Construction Schedule, and (y) the Plans and Specifications will continue to call for construction which will permit the Termination of Construction Date to occur on or prior to the Completion Date. To the extent any amendment to the Plans and Specifications is not commercially reasonable or materially affects the design, structure, size or quality of the Improvements, the Borrower shall obtain the prior written consent of the Required Banks before proceeding with such amendment.

                  (c) The Borrower shall have the right to amend from time to time the Construction Budget to the extent such amendment is commercially reasonable to increase or decrease the amounts allocated for Line Items or to add or delete Line Items so long as the Borrower shall submit to the Administrative Agent a monthly report which describes such amendment and identifies therein with particularity the Line Item(s) which were increased, decreased, added or deleted and the amounts of the Line Item(s) as changed, together with a certification of an Authorized Officer of the Borrower that (i) the change identified in such amendment is commercially reasonable, and (ii) immediately following such amendment (x) the Construction Budget continues to provide for construction of improvements which are substantially consistent with the Construction Schedule and the Plans and Specifications and which will permit the Termination of Construction Date to occur on or prior to the Completion Date, and (y) the remaining costs to achieve the Termination of Construction Date on or prior to the Completion Date will not exceed the sum of the aggregate amounts available to be advanced hereunder, Available Funds and funds available to the Borrower pursuant to the Completion Guarantees and/or the Junior Subordinated Credit Facility to the extent the Administrative Agent has received assurances from the Completion Guarantors and/or the respective lender, as the case may be, as to such availability under the Completion Guarantees and/or the Junior Subordinated Credit Facility.

                  (d) The Borrower shall have the right to amend from time to time the Initial Construction Schedule to the extent such amendment is commercially reasonable by submitting to the Administrative Agent such amendment in writing and identifying with particularity therein the dates and times to be changed, together with a certificate of an Authorized Officer of the Borrower that (i) the change identified in such amendment is commercially reasonable, and
(ii) immediately following such amendment the Initial Construction Schedule will continue to provide for a schedule and manner of construction which is substantially consistent with the Construction Budget and the Plans and Specifications and which will permit the Termination of Construction Date to occur on or prior to the Completion Date.



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                  8.13 Inspection by the Administrative Agent. Each of JCC
Holding and the Borrower shall cooperate (and shall use its best efforts to cause the General Contractors to cooperate) with the Administrative Agent in arranging for inspections from time to time by the Administrative Agent or any representative of the Administrative Agent of the progress of construction. In the course of such inspections, each of the Administrative Agent and any representatives of the Administrative Agent shall be entitled to inspect the Casino, including, without limitation, (i) the Improvements, (ii) all materials to be used in the construction of the Improvements, (iii) all plans and shop drawings which are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements whether or not kept at the construction site, (v) all work done, labor performed, materials furnished in and about the Casino, (vi) all books, contracts and records of the Borrower and the Borrower's agents and other entities as may be contractually bound to the Borrower to provide such records with respect to the construction of the Improvements whether or not kept at the construction site, and (vii) any other documents relating to the construction of the Improvements whether or not kept at the construction site. In addition to the foregoing, the Borrower shall use reasonable efforts to insure that representatives of the Administrative Agent shall be entitled to inspect (i) all books, contracts and records of the General Contractors and the Borrower with respect to the Project (whether or not related to the construction thereof) and
(ii) any other document of the General Contractors and the Borrower relating to the Improvements whether or not related to the construction thereof and whether or not kept at the construction site. The Borrower will cooperate and instruct the General Contractors and all material subcontractors, in accordance with the applicable Construction Contracts, to cooperate with the Administrative Agent and any representatives of the Administrative Agent so that they may perform their respective responsibilities hereunder and to comply with the Administrative Agent's requirements.

                  8.14 Settlement of Claims. If the Borrower shall fail promptly either to discharge, bond or to contest claims asserted, or having commenced to contest the same, shall fail to prosecute such contest with diligence, or to maintain any indemnity or security as may be required by the title insurer, or upon adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released, then, upon 10 days prior notice to the Borrower, the Administrative Agent may, at its election (but shall not be required to), procure the release and discharge of any such claims and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the title insurer and any amounts so expended by the Administrative Agent, including premiums paid or security furnished in connection with the issuance of any surety company bonds, and the Borrower agrees to promptly reimburse the Administrative Agent for any amounts so expended by it (with interest thereon at the rate applicable to Base Rate Loans hereunder). In settling, compromising or discharging any claims for lien, the Administrative Agent shall not be required to inquire into the validity or amount of any such claim.

                  8.15 Notices. The Borrower shall at all times (i) maintain the registration of the Collateral Agent as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract, (ii) provide the RDC with the notice address for the Collateral Agent under (and as defined in) the Casino Lease and (iii) cause a copy or will deliver a copy of any notice provided by the LGCB or the RDC to the Collateral Agent to be delivered at the same time to the Administrative Agent.

                  8.16 PIK Payments. (a) The Borrower agrees to make all interest payments owing with respect to the Senior Subordinated Notes by using the pay-in-kind feature applicable thereto, rather than making such payment in cash, to the maximum extent permitted under the terms of the Senior Subordinated Notes Indenture and the Senior Subordinated Notes.

                  (b) The Borrower agrees to make all interest payments owing with respect to the Convertible Junior Subordinated Debentures by using the pay-in-kind feature applicable thereto, rather than making such payments in cash, to the maximum extent permitted under the terms of the Convertible Junior Subordinated Debenture Indenture and the Convertible Junior Subordinated Debenture Documents.

                  8.17 Project Account; Operating Accounts; Payment of Project Costs; Etc. (a) On or prior to the Initial Borrowing Date, the Borrower shall establish a separate bank account for all funds to be used for the payment of Project Costs (the "Project Account"). The Borrower shall cause all net cash proceeds received by it from time to time pursuant to the Junior Subordinated Credit Facility, from its issuance of Convertible Junior Subordinated Debentures, from its incurrence of Term Loans and Completion Loans under the Completion Guarantor Loan Agreement, to be immediately deposited into the Project Account, and maintained therein until spent for the payment of Project Costs or released and applied as provided in clause (c) below. Furthermore, prior to the occurrence of the Termination of Construction Date, the proceeds of Revolving Loans and Swingline Loans may, at the discretion of the Borrower, be deposited into the Project Account. Prior to the earlier to occur of the Opening Date or the Termination of Construction Date, any other cash proceeds available to the Borrower may be deposited into the Project Account. From and after the earlier to occur of the Opening Date or the Termination of Construction Date, no cash proceeds, other than net cash proceeds received as described in the second sentence of this Section 8.17(a), may be deposited into the Project Account. Furthermore, none of JCC Holding, the Borrower nor any of their Subsidiaries shall pay any Project Costs with funds other than those from time to time on deposit in the Project Account. Pending the use of funds on deposit from time to time in the Project Account for the payment of Project Costs, amounts from time to time on deposit in the Project Account may be invested in cash and Cash Equivalents.

                  (b) The Borrower shall also establish one or more operating accounts, including the Bank Account (as defined in the Management Agreement) into which the Minimum Balance (as defined in the Management Agreement) is to be deposited, for all funds to be used for operations and working capital (the "Operating Accounts"). After the Termination of Construction Date, the proceeds of all Revolving Loans and Swingline Loans shall be deposited into one or more of the Operating Accounts, and shall in no event be deposited into the Project Account or used for the payment of Project Costs.

                  (c) After the occurrence of both the Opening Date and the Termination of Construction Date, and after all Project Costs have been paid in full (and so long as the Borrower has determined that there remain no unpaid Project Costs), and so long as no Default or Event of Default is then in existence, any excess funds which remain in the Project Account may be released therefrom so long as such funds are immediately used (x) to the extent of amounts theretofore advanced pursuant to the Completion Guarantees (without duplication of amounts), to return such excess funds to the Completion Guarantors and (y) to the extent in excess thereof, to apply same to the voluntary prepayment of Term Loans in accordance with the requirements of Section 4.01.

                  8.18. Covenants With Respect to Material Leases. Except as otherwise permitted by this Agreement, with respect to any Material Lease to be entered into by the Borrower after the date hereof:

                  (i) The Borrower shall not enter into any Material Lease without the consent of the Administrative Agent, which consent shall not be unreasonably withheld;

                  (ii) each Material Lease shall be on arms-length commercially reasonable terms and conditions;

                  (iii) the Borrower shall not sell, convey, assign or otherwise transfer, whether voluntary or involuntary, or whether direct or indirect, any interest in or grant any lien upon any such Material Lease or the rents thereunder;

                  (iv) each Material Lease shall provide that such Material Lease is subject and subordinate to all ground or underlying leases, mortgages or deeds of trust which affect the property leased thereunder, including the Borrower Mortgage, and all advances made prior to or on or after the date of such Material Lease and to any renewals, modifications, consolidations, replacements or extensions thereof;

                  (v) no Material Lease shall grant to the tenant thereunder any right or option to purchase or otherwise acquire the property leased thereby or any interest therein;

                  (vi) the Borrower shall duly and punctually pay, perform and observe in all material respects (subject to Section 8.05 of this Agreement) all of its material obligations under any Material Lease;

                  (vii) the Borrower shall do all things necessary or appropriate to enforce, preserve and keep unimpaired each Material Lease (and the Borrower's material rights thereunder) and to enforce the obligations of the tenant thereunder, except following any default by the tenant thereunder;

                  (viii) the Borrower shall not enter into any agreement or take any other action terminating, extending or materially modifying (including consenting to the assignment or subletting of the tenant's interest under or waiving any material right of the Borrower or any material obligation of the tenant under) any Material Lease, except in the ordinary course of business or as shall not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (ix) the Borrower shall notify the Administrative Agent (A) promptly after receipt by the Borrower, or contemporaneously when given by the Borrower, as the case may be, of any notice of default under any Material Lease or any notice of the termination of any

         Material Lease, (B) promptly upon learning of any condition which, with or without the giving of notice or the passage of time or both, would constitute a material default or cause a termination under such Material Lease, and (C) promptly upon learning of any assignment or subletting of the interest of the tenant under any Material Lease;

                  (x) the Borrower shall promptly deliver to the Administrative Agent, upon request, copies of (A) any Material Lease entered into after the date hereof, (B) any agreement entered into after the date hereof terminating, extending or otherwise modifying any Material Lease (or any lease in any material respect which causes a lease to become a Material Lease), and (C) any notice exercising any material right or option under any Material Lease not theretofore delivered to the Administrative Agent pursuant to clause (viii) of this Section 8.18;

                  (xi) each Material Lease shall provide that such Material Lease or the interest of the Borrower as landlord thereunder may be assigned or mortgaged by the Borrower to any mortgagee or holder of a deed of trust as additional security and, in the event of a foreclosure sale under any mortgage or deed of trust, such Material Lease shall continue in full force and effect (to the extent such Material Lease is not in default) and the tenant thereunder shall attorn to and acknowledge such foreclosure purchaser as landlord under the Material Lease, or, at such purchaser's option, shall enter into a new lease for the balance of the term of such Material Lease upon the identical terms and provisions contained therein; and

                  (xii) unless the Administrative Agent otherwise agrees, the Borrower shall grant contemporaneously with the execution of any Material Lease, to the Collateral Agent for the benefit of the Secured Creditors, a mortgage and/or security interest or collateral assignment of such Material Lease and the interest created therein, together with any and all other documents required by the Administrative Agent to reflect or otherwise protect the interests created, with all of the foregoing to be in form and substance satisfactory to the Administrative Agent.

                  8.19 Conditions to Material Alterations or Restorations. If no Event of Default is continuing, the Borrower may, subject to compliance with applicable law and the terms of the Casino Lease, construct any new improvement, or otherwise alter or restore the Borrower Mortgaged Property (but excluding the premises leased pursuant to the Railroad Lease); provided, however, with respect to any material Alteration or Restoration:

                  (i) prior to commencing any Material Alteration or Restoration, the Borrower shall give notice thereof to the Administrative Agent, describing in reasonable detail satisfactory to the Administrative Agent such Material Alteration or Restoration, the work required therefor and the Borrower's best estimate of the cost thereof;

                  (ii) any Material Alteration or Restoration when completed shall not result in a reduction of the value of the Borrower Mortgaged Property (as so altered or restored) below the lesser of (A) the value immediately preceding the commencement of such alteration or restoration or (B) the value which would cause the calculation of the ratio of



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         the then-outstanding Obligations to such value to equal or exceed the ratio thereof in effect on the Termination of Construction Date;

                  (iii) any Material Alteration or Restoration shall be effected with due diligence, in a good and workmanlike manner, in compliance in all material respects (subject to Section 8.05 of this Agreement) with all applicable legal requirements and the insurance requirements set forth in Section 8.03 of this Agreement;

                  (iv) prior to commencing any phase of any Material Alteration or Restoration, the Borrower shall obtain all permits applicable to such phase and other consents or approvals required therefor and shall deliver certified copies thereof to the Administrative Agent;

                  (v) the Borrower shall promptly and fully pay the cost of any Material Alteration or Restoration;

                  (vi) if the Borrower has actual knowledge that any Material Alteration or Restoration will encroach upon any property adjacent to the Borrower Mortgaged Property or will interfere with any right of way or easement affecting the Borrower Mortgaged Property, the Borrower shall, prior to making such Material Alteration or Restoration, obtain an agreement permitting such encroachment or interference; provided, however, in the case of any other encroachment or interference as a result of any Material Alteration or Restoration, the Borrower agrees to promptly obtain such an agreement;

                  (vii) upon completion of any Material Alteration or Restoration, the Borrower shall promptly give notice thereof to the Administrative Agent accompanied by (A) a certificate of the Borrower that such Material Alteration or Restoration complies with the provisions of this Section, and that the Borrower has complied in all material respects with its obligations under this Agreement relating thereto, (B) a certified copy of any permanent certificate of occupancy required to permit the use and occupancy thereof, (C) if reasonably requested by the Administrative Agent, in the case of any Material Alteration or Restoration affecting the exterior dimensions of any improvements on the Borrower Mortgaged Property, an as-built ALTA survey of the Borrower Mortgaged Property (or the applicable portion thereof) certified to the Secured Creditors in form and substance reasonably satisfactory to the Administrative Agent showing the existing improvements and such Material Alteration or Restoration, and
         (D) if reasonably requested by the Administrative Agent, an endorsement to the existing mortgagee's title policy in form and substance acceptable to the Administrative Agent; and

                  (viii) upon request, the Borrower shall promptly furnish to the Administrative Agent such other information and documents relating to any Material Alteration or Restoration as the Administrative Agent shall reasonably request.

                  8.20 Maintaining the Premises. With respect to the Borrower Mortgaged Property, the Borrower (i) shall operate and maintain the Borrower Mortgaged Property (excluding any portion of the premises leased pursuant to the Railroad Lease not used for Casino operations), or cause the same to be operated and maintained, in good order, repair and condition;



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(ii) shall, within a commercially reasonable time, make, or cause to be made, all material repairs, replacements, renewals, restorations, additions and improvements of and to the Borrower Mortgaged Property (excluding any portion of the premises leased pursuant to the Railroad Lease not used for Casino operations), whether interior or exterior, structural or nonstructural or foreseen or unforeseen, necessary or appropriate to keep the same in good order, repair and condition; (iii) shall do or cause others to do all shoring of the Borrower Mortgaged Property or any property adjacent thereto, including the foundations and walls of either thereof, and to take all other actions necessary or appropriate for the preservation and safety thereof by reason of or in connection with any excavation or other construction thereon or any property adjacent thereto, the failure of which would reasonably be expected to materially adversely affect the Borrower Mortgaged Property taken as a whole;
(iv) shall not, without the consent of the Administrative Agent, initiate or affirmatively support any change in the appropriate zoning materially adversely affecting the Borrower Mortgaged Property taken as a whole, seek any variance (or any change in any variance) under the zoning materially adversely affecting the Borrower Mortgaged Property taken as a whole, execute or file any subdivision or other plat or map materially adversely affecting the Borrower Mortgaged Property taken as a whole or consent to any of the foregoing; and (v) shall promptly after receiving notice or obtaining knowledge of any proposed or threatened change in the zoning materially adversely affecting the Borrower Mortgaged Property taken as a whole which would result in the current contemplated use of the Borrower Mortgaged Property taken as a whole being a nonconforming use, notify the Administrative Agent thereof and diligently contest the same.

                  8.21 Releases of Mortgaged Properties. JCC Holding and the Borrower covenant and agree to take all actions as may from time to time be required so that no Mortgaged Property is at any time released from the respective Mortgage (whether in accordance with the express release provisions of such Mortgage or otherwise) unless JCC Holding and the Borrower have obtained the prior written consent of the Required Banks (or in the circumstances required by Section 16.12, all of the Banks) to such release, even if the respective release would otherwise have been permitted without such consent in accordance with the release provisions of the respective Mortgage.

                  9. Negative Covenants. JCC Holding and the Borrower covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  9.01 Liens. JCC Holding will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of JCC Holding or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to JCC Holding or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):



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

               (i) inchoate Liens for taxes, assessments or governmental charges, compensation or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (ii) Liens in respect of property or assets of the Permitted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the respective Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the respective Permitted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VI, but only to the respective date, if any, set forth in such Schedule VI for the removal and termination of any such Liens, without any renewals or extensions thereof;

               (iv) Permitted Encumbrances;

               (v) Liens created pursuant to the Security Documents;

               (vi) leases or subleases granted by any Permitted Subsidiary to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the respective Permitted Subsidiary or materially detracting from the value of the assets of the respective Permitted Subsidiary;

               (vii) Liens on equipment or machinery subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) the amount of such Capitalized Lease Obligations outstanding at any one time, together with the aggregate principal amount of all Indebtedness outstanding at such time and secured by Liens permitted by clause (ix) of this Section 9.01, shall not exceed that aggregate amount permitted by Section 9.04(vi), (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the equipment or machinery giving rise to the Capitalized Lease Obligation does not encumber any other asset;

               (viii) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security in the ordinary course of business;

               (ix) Liens placed upon equipment or machinery used in the ordinary course of business of any Permitted Subsidiary at the time of acquisition thereof by such Permitted



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

          Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (ix) at any time, together with the amount of all Capitalized Lease Obligations outstanding at such time, shall not exceed that aggregate amount permitted by Section 9.04(vi) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of JCC Holding or any of its Subsidiaries;

               (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of JCC Holding or any Permitted Subsidiary;

               (xi) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Permitted Subsidiaries in the ordinary course of business;

               (xii) Liens arising out of judgments or awards in respect of which JCC Holding or any Permitted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding;

               (xiii) lessor's privileges under leases to which any Permitted Subsidiary is a party;

               (xiv) restrictions pursuant to legends on stock required by Gaming Regulations and the Casino Operating Contract to the extent such restrictions constitute a Lien;

               (xv) restrictions pursuant to the Management Agreement, the Casino Lease and the Casino Operating Contract on the granting of any security interest in the House Bank and Minimum Balance (each as defined in the Management Agreement) and the Reserve Fund;

               (xvi) Liens securing Indebtedness of (x) CPD and its Subsidiaries or (y) FPD and its Subsidiaries, in each case so long as such Indebtedness is incurred pursuant to, and permitted under, Section 9.04(viii) and so long as such Liens are approved by the Required Banks at the time they permit the incurrence of Indebtedness pursuant to said Section 9.05(viii) and so long as such Liens only encumber the assets of CPD and its Subsidiaries or FPD and its Subsidiaries, as the case may be;

               (xvii) the ownership rights of the State of Louisiana in the Louisiana Gross Revenue Share Payments, including the State of Louisiana's Interest in Daily Collections, each to the extent granted to the State of Louisiana under (and as each such term is defined in) the Casino Operating Contract as originally in effect and as modified from time to time in compliance with Section 9.11;

               (xviii) the Minimum Payment Guaranty Lien shall be permitted; and

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

               (xix) Liens in favor of HET and HOC in respect of the Project to the extent required by the Completion Guarantors in the exercise of their Completion Obligations (as defined in the Bank Completion Guarantee), provided that such Liens are expressly subject to the terms of the Completion Guarantor Subordination Agreement.

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. JCC Holding will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

               (i) Capital Expenditures by the Permitted Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

               (ii) investments may be made to the extent permitted by Section 9.05;

               (iii) each of the Permitted Subsidiaries may make sales of inventory, materials and equipment (including, but not limited to, obsolete, uneconomic or worn-out equipment or materials) in the ordinary course of business;

               (iv) CPD and FPD may sell the Specified Real Estate at fair market value (as determined in good faith by management of JCC Holding), provided that (x) in no event shall the purchase price for any such sale be less than the cost to HJC of such Specified Real Estate, (y) all Net Sale Proceeds from any sale of the Specified Real Estate (whether or not to an Affiliate of the Borrower, CPD or FPD) shall be applied as required by Section 4.02 and (z) at least 75% of such proceeds shall be in cash and any non-cash proceeds shall be evidenced by a promissory note pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (v) the Borrower may lease (as lessor) portions of the Casino for retail, restaurant and other ancillary uses so long as all such leases
          (i) do not in the aggregate detract from the gaming operations of the Casino in any material respect, (ii) are permitted by the Casino Operating Contract, the Casino Lease, the Gaming Regulations and applicable zoning and conditional uses and (iii) are subordinate and subject to the Borrower Mortgage;

               (vi) each of the Permitted Subsidiaries may lease (as lessee) real or personal property so long as any such lease does not create a Capitalized Lease Obligation (other than as permitted under Section 9.04);

               (vii) to facilitate the development of the Specified Real Estate, and with prior consent of the Required Banks (which may be granted or withheld by them in their sole discretion), CPD or FPD, as the case may be, may transfer the Specified Real Estate owned by it to a Person which is not a Wholly-Owned Subsidiary of JCC Holding (so long



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          as equity interests in such Person are not owned by other Affiliates of JCC Holding and so long as the respective such Person is created in accordance with the requirements, to the extent applicable, of Section 9.15), free and clear of the Lien of the CPD Mortgage or FPD Mortgage, as the case may be; provided that all Equity Interests in the respective such Person owned by JCC Holding and its Wholly-Owned Subsidiaries shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (viii) the Second Floor Sublease to JCC Development shall be permitted and JCC Development may pay rent to the Borrower under the Second Floor Sublease;

               (ix) JCC Development may lease (as lessor) the Second Floor so long as any such lease is permitted by the Casino Operating Contract, the Casino Lease, the Gaming Regulations and applicable zoning and conditional uses; and

               (x) the Borrower may liquidate and dissolve HJC.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to JCC Holding or a Subsidiary of JCC Holding other than pursuant to Section 9.02(iv) or (vii)) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions (and shall take such actions) as they deem appropriate in order to effect the release of the respective Collateral from the Liens created by the respective Security Documents.

                  9.03 Restricted Payments. JCC Holding will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payments, except:

               (i) any Subsidiary of a Permitted Subsidiary may pay Distributions to such Permitted Subsidiary or any Wholly-Owned Subsidiary of such Permitted Subsidiary;

               (ii) any Permitted Subsidiary other than the Borrower and its Subsidiaries may pay Distributions to JCC Holding;

               (iii) from amounts paid as interest hereunder and as Letter of Credit Fees, Credit Support Fees may be paid from time to time as provided in the Credit Enhancement Fee Agreement (Bank Credit Agreement) and the Credit Enhancement Fee Agreement (JCC);

               (iv) the Borrower may pay the Additional Credit Support Fees, the Management Fees and other costs and expenses pursuant to the Management Agreement, and Minimum Payment Guaranty Fees, in each case to the extent permitted by Section 9.06(a)(iii), (iv) and (v) and
          Section 9.06(b);

               (v) dividends and distributions by the Borrower to JCC Holding in an amount equal to all Permitted Tax Payments, to the extent all amounts so dividended or distributed pursuant to this clause (v) are promptly (and in any event within two Business Days) used by JCC Holding to make payments in respect of the tax obligations of the type described in the definition of Permitted Tax Payments; provided further that any refund



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

          actually received by JCC Holding shall be promptly (in any event within two Business Days) returned to the Borrower (and if not so returned, shall reduce the amount of payments otherwise permitted to be made in the future by the Borrower pursuant to this clause (v));

               (vi) dividends and distributions by the Permitted Subsidiaries to JCC Holding to the extent necessary to permit JCC Holding to pay, and so long as JCC Holding promptly (and in any event within five Business
          Days) uses such dividends and distributions to pay any administrative, overhead or holding company operating expenses incurred in the ordinary course of business, including, without limitation, JCC Holding's reasonable professional fees and expenses in connection with complying with its reporting obligations and obligations to prepare and distribute business records, financial statements or other documents to any lender or other persons having business dealings with JCC Holding or as may be required by law, JCC Holding's costs and related expenses in connection with computation of federal, state, local or foreign taxes and other governmental charges other than Permitted Tax Payments, indemnification agreements, insurance premiums, surety bonds and insurance brokers' fees, and JCC Holding's expenses for directors', officers' and employees' compensation and benefits, rent, office furnishings, fixtures and equipment and office supplies; provided that the portion of dividends and distributions pursuant to this clause (vi) paid by the Borrower and its Subsidiaries shall not exceed their ratable share (as determined in good faith by JCC Holding based upon the costs relating to its various Permitted Subsidiaries or, to the extent not so allocable, based on allocations deemed fair and reasonable by JCC Holding) of such amounts;

               (vii) payments permitted pursuant to the last sentence of Section 9.11;

               (viii) JCC Holding may purchase or redeem outstanding shares of its common stock if no Default or Event of Default then exists or would result therefrom to the extent necessary in the good faith judgment of the Board of Directors of JCC Holding to prevent the filing of a disciplinary action by the State of Louisiana or the LGCB or to prevent the loss or secure the reinstatement of the Casino Operating Contract; provided that the aggregate amount spent in connection with purchases pursuant to this clause (viii) shall in no event exceed $5,000,000 and shall only be made from the proceeds of unsecured Indebtedness permitted to be incurred pursuant to Section 9.04(xiv);

               (ix) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make cash interest payments to HET (or an Affiliate of HET) under the Junior Subordinated Credit Facility in the amounts and at the times that such cash interest payments are due and payable pursuant to the terms of the Junior Subordinated Credit Facility;

               (x) in the circumstances, and to the extent, expressly provided in Section 8.17(c), amounts originally incurred as Completion Loans under the Completion Loan Agreement and/or advanced pursuant to the Completion Guarantees may be returned, from excess funds on deposit in the Project Account, to the Completion Guarantors; and



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

               (xi) JCC Development may pay rents to the Borrower pursuant to the Second Floor Sublease;

               (xii) so long as no Default or Event of Default then exists or would exist after giving effect thereto, payments may be made pursuant to the transactions expressly permitted by clauses (vi) and (vii) of
          Section 9.06(a), even though such payments would otherwise constitute Restricted Payments;

               (xiii) payments expressly permitted to be made pursuant to the provisions of Section 8.17(c) may be made in accordance with the terms thereof; and

               (xiv) at any time after any payment is made by any Minimum Payment Guarantor pursuant to the terms of a Minimum Payment Guaranty, such payment may be reimbursed to the respective Minimum Payment Guarantor by the Borrower and the Borrower may pay interest thereon in accordance with the terms of the relevant Minimum Payment Guaranty Documents.

                  9.04 Indebtedness. JCC Holding will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) Indebtedness of the Borrower (which may be guaranteed on a subordinated basis by one or more Guarantors) pursuant to the Senior Subordinated Notes in an aggregate principal amount not to exceed (x) $187,500,000 (plus (A) the aggregate amount of any Contingent Interest accrued but unpaid and (B) the aggregate principal amount of additional Senior Subordinated Notes issued as interest in lieu of cash interest, in each case in accordance with the terms of the Senior Subordinated Note Indenture to the extent the same may be deemed to be principal), less (y) the aggregate principal amount of all repayments of principal of Senior Subordinated Notes effected after the Initial Borrowing Date;

               (iii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule IV, but no refinancings or renewals thereof;

               (iv) accrued expenses and current trade accounts payable incurred in the ordinary course, including any Management Fees deferred pursuant to Article 9.01(c) of the Management Agreement;

               (v) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this Section 9.04;

               (vi) Indebtedness subject to Liens permitted under Sections 9.01(vii) and (ix) or evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that (x) such Indebtedness shall be incurred after, and shall relate solely to assets acquired after, the Termination of Construction Date has occurred, (y) in no event



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

          shall the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations exceed $10,000,000 (which amount shall increase by $5,000,000 on each of the first three anniversaries of the date of this Agreement, but on a prospective basis only) at any time outstanding and (z) in no event shall more than $5,000,000 of such amount be incurred to replace any assets owned or leased on or prior to the Termination of Construction Date;

               (vii) subordinated Indebtedness or obligations of the Borrower to repay amounts advanced by the Completion Guarantors pursuant to the Completion Guaranties or Completion Guarantor Loan Documents or by HET or HOC pursuant to the Construction Lien Indemnity Obligation Agreement and any interest or other amounts payable pursuant thereto, which obligations may, subject to compliance by the Completion Guarantors or HET or HOC, as the case may be, with all requirements of applicable law and contracts, indentures and loan agreements binding upon them, constitute subordinated Indebtedness of the Borrower, the Completion Guarantors or HET or HOC, as the case may be, under the Completion Guarantor Loan Agreement or the Construction Lien Indemnity Obligation Agreement, as the case may be, in an aggregate principal amount not to exceed the amount of any payments made by the Completion Guarantors or HET or HOC, as the case may be, under the Completion Guaranties or the Construction Lien Indemnity Obligation Agreement, as the case may be, plus any increase in the principal amount thereof as a result of capitalized interest, provided that all such obligations and Indebtedness shall be subject to the terms of the Completion Guarantor Subordination Agreement (and all payments with respect thereto shall be Restricted Payments subject to the requirements of
          Section 9.03);

               (viii) Indebtedness of CPD, FPD or any Subsidiary of CPD or FPD incurred in connection with, and to finance, the development of the Specified Real Estate so long as (i) the aggregate principal amount thereof at any time outstanding does not exceed the amount determined in good faith by management of JCC Holding to be necessary to develop such Specified Real Estate plus, if such Specified Real Estate was purchased by the respective Subsidiary from CPD or FPD pursuant to
          Section 9.02 (iv), the amount of cash paid to CPD or FPD, as the case may be, by such Subsidiary to effect such purchase, (ii) the only assets securing such Indebtedness are the respective Specified Real Estate and the improvements, furniture, fixtures and equipment related thereto (and any other assets of CPD, FPD or the respective Subsidiary of CPD or FPD, as the case may be, which incurred such Indebtedness),
          (iii) such Indebtedness is expressly made non-recourse to JCC Holding and each Subsidiary of JCC Holding (other than CPD, FPD or the respective Subsidiary of CPD or FPD, as the case may be, which incurred such Indebtedness) and (iv) each incurrence of Indebtedness pursuant to this clause (viii) is approved in writing by the Required Banks, which approval may be granted or withheld by the Required Banks in their sole discretion (it being understood and agreed that, without limitation, if the Required Banks approve any such Indebtedness, the Required Banks shall also retain the right to approve the principal amount thereof and all terms of the respective Indebtedness);



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

               (ix) unsecured Indebtedness of the Permitted Subsidiaries consisting of, without duplication, letters of credit (other than Letters of Credit issued pursuant to this Agreement) and reimbursement obligations with respect thereto so long as the aggregate amount thereof at any time outstanding does not exceed $5,000,000;

               (x) Indebtedness of Permitted Subsidiaries to JCC Holding or its Subsidiaries to the extent permitted by Section 9.05(viii);

               (xi) Indebtedness of the Borrower (which may be guaranteed on a subordinated basis by JCC Holding) pursuant to the Convertible Junior Subordinated Debentures in an aggregate principal amount not to exceed the sum of (x) $27,500,000 plus (y) the aggregate principal amount of additional Convertible Junior Subordinated Debentures issued as interest in lieu of cash interest in accordance with the terms of the Convertible Junior Subordinated Debenture Indenture (less any repayments or prepayments of principal thereof);

               (xii) Indebtedness of the Borrower pursuant to the Junior Subordinated Credit Facility in an aggregate principal amount not to exceed $22,500,000 plus any increase in the principal amount thereof as a result of capitalized interest (less any repayments or prepayments of principal thereof);

               (xiii) Indebtedness of the Borrower (which may be guaranteed on a subordinated basis by one or more Guarantors) pursuant to the Senior Subordinated Contingent Notes issued in accordance with the Plan of Reorganization (and any replacement Senior Subordinated Contingent Notes issued in accordance with the Senior Subordinated Contingent
          Note Indenture), with all payments in respect of the Senior Subordinated Contingent Notes to be contingent payments limited to 75% of EBITDA (as defined in the Senior Subordinated Contingent Note Indenture) over $85 million and under $109,425,380, calculated on an annual basis in accordance with, and as more fully provided in, the Senior Subordinated Contingent Note Indenture, as reduced by any repayments actually made in respect of said Senior Subordinated Contingent Notes;

               (xiv) unsecured Indebtedness of the Borrower incurred for the sole purpose of making any payments permitted pursuant to Section 9.03(viii); provided that (x) no scheduled repayment of such indebtedness shall be due prior to the Tranche B-2 Term Loan Maturity Date, (y) the interest rate applicable to such Indebtedness shall not exceed (a) if such Indebtedness is floating rate debt, the rate of interest payable with respect to Tranche B-1 Term Loans hereunder and
          (b) if the Indebtedness is fixed rate debt, the Base Rate as in effect on the date of the incurrence of such Indebtedness plus 1.5% per annum, and (z) the aggregate principal amount of such Indebtedness incurred hereunder after the Effective Date shall not exceed $5,000,000;

               (xv) Indebtedness of the Borrower pursuant to the Performance Bond in an aggregate principal amount which is the same as the Performance Bond provided to the City pursuant to the GDA (less any repayments or prepayments of principal thereof);

               (xvi) Indebtedness of the Borrower representing reimbursement obligations under the Minimum Payment Guaranty Documents, so long as the aggregate principal amount of reimbursement obligations thereunder (excluding contingent reimbursement obligations for payments which have not been made thereunder) at no time exceeds $5,000,000; and

               (xvii) Indebtedness of JCC Holding and/or the Borrower pursuant to guarantees delivered by them in accordance with the requirements of
          Section 9.05(iv).

Notwithstanding anything to the contrary contained above, in no event may any Indebtedness be incurred (other than pursuant to this Agreement) which would constitute Tranche A Obligations or Tranche B-1 Obligations, in each case unless the Required Banks specifically consent thereto (and to its treatment as Tranche A Obligations or Tranche B-1 Obligations, as the case may be) prior to the time of the incurrence thereof, and provided further, that any consents specifically required by the definitions of Tranche A Obligations and Tranche B-1 Obligations contained herein are obtained prior to the incurrence thereof.

                  9.05 Advances, Investments and Loans. JCC Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

               (i) the Permitted Subsidiaries may acquire and hold cash and Cash Equivalents;

               (ii) the Permitted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (iii) non-cash consideration received by the Permitted Subsidiaries in connection with any sale of equipment or machinery permitted by Section 9.02(iii), provided that the aggregate amount of all such non-cash consideration shall not exceed $500,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

               (iv) JCC Holding and the Borrower may make loans and advances in the ordinary course of business to the employees of JCC Holding and the Borrower, and may in the ordinary course of business guarantee mortgage loans extended to such employees, so long as (x) the aggregate principal amount of such loans and advances at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 and
          (y) the aggregate amount of such guarantees at any time outstanding shall not exceed $1,000,000 less the aggregate amount of payments theretofore made by JCC Holding and the Borrower pursuant to any such guarantees to the extent same have not been reimbursed in cash to JCC Holding or the Borrower, as the case may be;

               (v) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(v);

               (vi) the Borrower may make cash investments in, and loans to, the BDC to fund the BDC's operations and any other funding requirements pursuant to the Open Access Program, provided that the aggregate amount of cash investments and loans for the BDC's ongoing operations shall not exceed $750,000 in any fiscal year of the Borrower;

               (vii) transfers of Specified Real Estate may be made in accordance with the provisions of Section 9.02(vii); and

               (viii) JCC Holding and its Permitted Subsidiaries which are parties to the Pledge Agreement may make additional loans, advances and investments in Permitted Subsidiaries so long as (i) the aggregate amount thereof outstanding at any one time does not exceed $1,000,000 (determined without regard to any write-downs or write-offs thereof) and (ii) all such investments that are structured as loans shall be evidenced by a promissory note which shall be duly pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement.

                  9.06 Transactions with Affiliates. (a) JCC Holding will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of JCC Holding or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to JCC Holding or such Subsidiary as would reasonably be obtained by JCC Holding or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

               (i) Restricted Payments may be paid to the extent provided in
          Section 9.03;

               (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

               (iii) the Credit Enhancement Fee Agreement (Bank Credit Agreement) and the Credit Enhancement Fee Agreement (JCC) may be entered into and payments may be made by the respective parties to such agreements of Credit Support Fees and Additional Credit Support Fees, as the case may be, in accordance with the terms of such agreements;

               (iv) the Borrower may enter into the Management Agreement and, subject to the provisions of Section 9.06(b), may pay the Management Fees and other costs and expenses pursuant thereto, provided that (a) except as otherwise provided below, the Base Fee shall be paid monthly in arrears with respect to each calendar month, but not earlier than 10 days after the last day of the respective calendar month and not later than 20 days after the last day of the respective calendar month, (b) except as provided below, the Incentive Fee (which shall only be payable for periods beginning after the Termination of Construction Date) shall be paid at six month intervals on the next Business Day following actual cash payment of all accrued fixed interest and Contingent Payments, if any, on the

          New Bonds (and if such amounts are not paid in cash, the Incentive Fees described herein shall be deferred and shall thereafter only be payable as provided in following Section 9.06(b)), (c) the Base Fee shall not be paid and the Incentive Fee shall not accrue or be paid at any time when a Specified Event of Default shall have occurred and be continuing, provided that if any such Base Fee is not paid during the period in which it is first permitted to be paid because of a Specified Event of Default exists or would exist after giving effect to the payment thereof, then the amount thereof shall accrue (without interest) and shall only be paid thereafter if no Specified Event of Default then exists and in accordance with the provisions of Section 9.06(b), (d) no payment may be made by the Borrower or any of its Subsidiaries of the Termination Fee unless and until the Total Commitments and all Letters of Credit have terminated and all Loans, Notes and Unpaid Drawings, together with all interest, Fees and other Obligations incurred hereunder (as well as any refinancing of any of the foregoing unless it is specifically otherwise agreed in the relevant refinancing documentation) have been paid in full; provided that the Termination Fee may be paid directly to Harrah's Management (or its successor pursuant to Section 9.16) by a successor manager permitted to act as such pursuant to Section 9.16 so long as neither JCC Holding nor any of its Subsidiaries incurs any obligation to reimburse such successor manager for all or any portion of the Termination Fee so paid, and (e) all such Management Fees shall be subject to the terms of the Manager Subordination Agreement. Notwithstanding anything to the contrary contained above, and in addition to the foregoing requirements, prior to payment of any Management Fee permitted by this clause (iv), HET and HOC shall have entered into a binding agreement to reimburse the Borrower promptly for any positive difference between the amount of such payment and the amount ultimately determined to be permitted to be paid to Harrah's Management pursuant to this clause (iv), provided, however, that if neither HET nor HOC promptly reimburses the Borrower for any such positive difference, the amount of such positive difference shall be deducted from subsequent payments permitted to be made to Harrah's Management pursuant to this clause (iv) until the unreimbursed amount has been fully offset by reductions to permitted payments to Harrah's Management under this clause (iv);

               (v) the Borrower may enter into the Minimum Payment Guaranty Documents and, subject to the provisions of Section 9.06(b), may pay the Minimum Payment Guaranty Fees and other costs and expenses pursuant thereto, provided that (a) the Minimum Payment Guaranty Fees payable thereunder shall not exceed $6 million per annum for the fiscal years ending March 31, 2000 and 2001 (HET and HOC shall receive a pro rata fee based on an annual fee of $6 million for any partial fiscal year ending March 31, 1999 or for the fiscal year ending March 31, 2000, if it is a partial fiscal year) and $5 million per annum for the fiscal years ending March 31, 2002, 2003 and 2004, all of which fees shall be payable quarterly in advance;

               (vi) CPD, FPD, JCC Development and the Borrower may enter into the Development Services Agreement and pay fees and expenses owing thereunder, so long as all fees and expenses paid thereunder are in respect of services provided to the respective payor and are no less favorable to the respective payor as could have been obtained for such services from an unrelated party; and

               (vii)the Borrower at any time may lease slot machines, pursuant to arm's length operating leases from time to time entered into with HET, an Affiliate of HET or a third party, so long as the Borrower at no time leases more than 1,100 such slot machines from HET, an Affiliate of HET or a third party.

                  (b) Notwithstanding anything to the contrary contained in
Section 9.06(a), on and prior to October 31, 2001, no amounts may be paid pursuant to clauses (iv) and/or (v) of Section 9.06(a) unless there has been, and will be, no deferral of principal pursuant to Section 4.02(b)(iv)(A) for any periods or dates occurring on or prior to October 31, 2001. Furthermore, if at any time any amounts are deferred pursuant to Section 4.02(b)(iv)(B), then during each six month period which begins on the respective Senior Subordinated Notes Semi-Annual Interest Payment Date occurring immediately prior to the date upon which the Scheduled Repayments would otherwise be made but for the provisions of said Section 4.02(b)(iv)(B), no amounts may be paid pursuant to clauses (iv) or (v) of preceding Section 9.06(a). In addition to the foregoing deferrals, amounts otherwise payable from time to time pursuant to clauses (iv) and (v) of Section 9.06(a) may be deferred pursuant to this Section 9.06(b) with the agreement of the Borrower and Harrah's Management (or its successors as Casino manager). To the extent any amounts otherwise payable pursuant to Section 9.06(a)(iv) or (v) are deferred (x) as contemplated by Section 4.02(b)(iv) or this clause (b), or (y) in the case of payments pursuant to Section 9.06(a)(iv), for the reasons described in the proviso to subclause (c) thereof, such amounts shall be deferred and may thereafter be repaid only in accordance with the provisions contained below in this Section 9.06(b). To the extent Consolidated EBITDA for any Semi-Annual Free Cash Flow Payment Period exceeds $32.5 million, and so long as no Specified Event of Default then exists or would exist after giving effect to the respective payments described in this sentence, an amount equal to the lesser of (x) the amount by which Consolidated EBITDA for said Semi-Annual Free Cash Flow Payment Period exceeds $32.5 million and (y) the Retained Percentage of Semi-Annual Free Cash Flow for such Semi-Annual Free Cash Flow Payment Period, may be applied to pay deferred Base Fees under the Management Agreement and any deferred Minimum Payment Guaranty Fees. To the extent the amount available to be applied pursuant to the immediately preceding sentence for any Semi-Annual Excess Cash Flow Payment Period exceeds the amount of deferred and unpaid Base Fees and Minimum Payment Guaranty Fees at such time, an amount equal to the lesser of (x) such excess and (y) the amount, if any, by which Consolidated EBITDA for such Semi-Annual Excess Cash Flow Payment Period exceeds $32.5 million, shall be available to repay any deferred Incentive Fees.

                  (c) Notwithstanding anything to the contrary contained in this
Section 9.06, neither JCC Holding nor any of its Subsidiaries shall enter into any management or similar contract or arrangement other than the Management Agreement.

                  9.07 Capital Expenditures. JCC Holding will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except:

                  (a) the Borrower may make Capital Expenditures required to complete the Project;

               (b) the Borrower may make additional Capital Expenditures with funds deposited in the Reserve Fund from time to time (so long as, and to the extent that, the amounts required to be deposited by the Borrower from time to time in the Reserve Fund are not increased above the requirements as same apply on the Plan Effective Date, unless and to the extent such increased requirements are consented to by the Required Banks);

               (c) after all A Term Loans have been repaid in full, the Borrower may make additional Capital Expenditures at any time in an amount not to exceed the Cumulative Retained Free Cash Flow Amount as then in effect; and

               (d) JCC Development, CPD, FPD and their Subsidiaries may make additional Capital Expenditures with the prior written consent of the Required Banks.

                  9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a Fiscal Test Quarter described below to be less than the ratio set forth opposite such fiscal quarter below:


                    Test Periods Ended                                               Ratio
The last day of the fifth and sixth                                                1.00:1.00
     Fiscal Test Quarters
Thereafter and on or prior to the last day of                                      1.10:1.00
     the tenth Fiscal Test Quarter
Thereafter and on or prior to the last day of                                      1.12:1.00
     the twelfth Fiscal Test Quarter
Thereafter and on or prior to the last day of                                      1.15:1.00
     the thirteenth Fiscal Test Quarter
Thereafter and on or prior to the last day of                                      1.25:1.00
     the fourteenth Fiscal Test Quarter
Thereafter and on or prior to the last day of                                      1.30:1.00
     the sixteenth Fiscal Test Quarter
Thereafter and on or prior to the last day of                                      1.35:1.00
     the eighteenth Fiscal Test Quarter
The last day of each Fiscal Test Quarter thereafter                                1.40:1.00

                  9.09 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ended on the last day of a Fiscal Test Quarter described below to be less than the amount set forth opposite such fiscal quarter below:

                    Test Period Ended                                                Amount
The last day of the first                                                         $2.0 million
     Fiscal Test Quarter
The last day of the second                                                        $3.0 million
     Fiscal Test Quarter
The last day of the third                                                         $5.0 million
     Fiscal Test Quarter
The last day of the fourth                                                        $20 million
     Fiscal Test Quarter
The last day of the fifth                                                        $30.0 million
     Fiscal Test Quarter
The last day of the sixth                                                        $35.0 million
     Fiscal Test Quarter
The last day of the seventh                                                      $37.5 million
     Fiscal Test Quarter
The last day of the eighth                                                       $41.25 million
     Fiscal Test Quarter
The last day of the ninth                                                        $47.0 million
     Fiscal Test Quarter
The last day of the tenth                                                        $52.0 million
     Fiscal Test Quarter
The last day of the eleventh                                                     $57.0 million
     Fiscal Test Quarter
The last day of the twelfth                                                      $62.5 million
     Fiscal Test Quarter
The last day of each Fiscal Test Quarter thereafter                              $65.0 million

                  9.10 Consolidated Debt to Consolidated EBITDA. The Borrower will not permit the ratio of (i) Consolidated Debt (as determined at any time) to (ii) Consolidated EBITDA (with Consolidated EBITDA to be determined for the Test Period last ended on or prior to the date of determination), to be greater than, during any period set forth below, the ratio set forth below opposite such period, provided that the ratio shall not be tested until the last day of the fifth Fiscal Test Quarter:


                       Period                                                     Ratio
The last day of the fifth Fiscal Test Quarter                                    7.00:1.00
     through and including the day before
     the last day of the sixth Fiscal Test Quarter
The last day of the sixth Fiscal Test Quarter                                    6.00:1.00
     through and including the day before
     the last day of the seventh Fiscal Test Quarter
The last day of the seventh Fiscal Test Quarter                                  5.50:1.00
     through and including the day before
     the last day of the eighth Fiscal Test Quarter
The last day of the eighth Fiscal Test Quarter                                   5.00:1.00
     through and including the day before
     the last day of the ninth Fiscal Test Quarter
The last day of the ninth Fiscal Test Quarter                                    4.50:1.00
     through and including the day before
     the last day of the tenth Fiscal Test Quarter
The last day of the tenth Fiscal Test                                            4.0:1.00
     Quarter through and including the day
     before the last day of the eleventh Fiscal Test Quarter
At all times thereafter                                                          3.75:1.00


                  9.11 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. JCC Holding will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Required Banks, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any New Bonds, any Convertible Junior Subordinated Debentures or the Junior Subordinated Credit Facility, (ii) amend or modify, or permit the amendment or modification of, any provision of the Completion Guarantor Loan Documents, the Junior Subordinated Credit Facility Documents, the Convertible Junior Subordinated Debenture Documents, the Minimum Payment Guaranty Documents, the Plan of Reorganization or the Construction Lien Indemnity Obligation Agreement, except (x) such amendments, modifications or changes which could not be adverse in any respect to the interests of the Borrower or the Banks and (y) in the case of the Minimum Payment Guaranty Documents, any substitute or successor Minimum Payment Guaranty Documents executed and delivered by a substitute or successor Minimum Payment Guarantor without causing a Default or Event of Default pursuant to clause (ii) of Section 10.17, in each case so long as such substitute or successor Minimum Payment Guaranty Documents are not adverse in any respect to the interests of the Borrower or the Banks (including without limitation, so long as the nature and amount of obligations guaranteed thereunder is not adversely changed or increased, and so long as the financial terms thereof are not made worse from the perspective of the Borrower) from the terms as applied in the original Minimum Payment Guaranty Documents, (iii) amend or modify, or permit the amendment or modification of, any provision of the New Bond Documents other than Permitted Amendments, (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws or other applicable organizational documents, except such modifications as could not be adverse to the interests of the Banks in any respect, (v) amend, modify or change any provision of the Casino Lease, any other Project Document or the Casino Operating Contract except to the extent that any such amendment, modification or change could not be adverse to the interests of the Banks in any respect, (vi) amend, modify or change any provision of the Management Agreement, any Subordination Agreement or any Security Document (except such amendments, modifications or changes to the Management Agreement which are solely for the benefit of the Borrower and could not be adverse in any respect to the interests of the Borrower or the Banks) or
(vii) terminate or agree to terminate any Construction Contract, unless such termination is (x) for cause and (y) the Borrower has entered into, before or contemporaneously with such termination, a replacement contract for the work to be performed under such Construction Contract and such replacement contract is for a guaranteed maximum or fixed price consistent with the Construction Budget and on commercially reasonable terms with a licensed reputable construction firm; and such replacement contract provides for (together with all other applicable Construction Contracts) the Termination of Construction Date to be achieved on or before the Completion Date. JCC Holding will not, and will not permit any of its Subsidiaries to, enter into any settlement or compromise of any lawsuit or dispute affecting the Project that (x) adversely affects the Casino Lease or the title of the City or the Borrower to any Real Property or is adverse (except in the case of payments subject to clause (y) below) to the interests of the Borrower or the Banks or (y) involves the payment by the Borrower of any amount (not paid or fully covered by a reputable and solvent insurance company which has agreed in writing to pay the same) in excess of $5,000,000 in the aggregate with respect thereto, without the prior written consent of the Required Banks. Notwithstanding anything to the contrary contained in clauses (i) and (ii) of this Section 9.11, the Borrower may prepay, repurchase, redeem, defease or otherwise retire New Bonds and/or Convertible Junior Subordinated Debentures if no Default or Event of Default then exists or would result therefrom (excluding the provisions of clauses (i) and (ii) of this Section 9.11) to the extent necessary in the good faith judgment of management of the Borrower to prevent the filing of a disciplinary action by any Gaming Authority or to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency (including any Gaming Authority) held by the Borrower or any of its Affiliates which license or franchise is conditioned upon some or all of the holders of the New Bonds possessing prescribed qualifications, if such loss or failure to reinstate would have a material adverse effect upon the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole; provided that the aggregate amount spent in connection with purchases pursuant to this sentence shall in no event exceed $5,000,000.

                  9.12 Limitation on Certain Restrictions on Subsidiaries. JCC Holding will not, and will not permit any of its Subsidiaries (other than CPD, FPD and their respective Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by JCC Holding or any Subsidiary of JCC Holding, or pay any Indebtedness owed to JCC Holding or a Subsidiary of JCC Holding, (b) make loans or advances to JCC Holding or any of JCC Holding' Subsidiaries or (c) transfer any of its properties or assets to JCC Holding, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of JCC Holding or a Subsidiary of JCC Holding and (iv) customary provisions restricting assignment of any licensing agreement entered into by JCC Holding or a Subsidiary of JCC Holding in the ordinary course of business.

                  9.13 Limitation on Issuance of Capital Stock. a)" \* MERGEFORMAT (a) JCC Holding shall not issue (i) any class of preferred stock or
(ii) any class of redeemable (except at the sole option of JCC Holding) common stock.

                  (b) JCC Holding will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of JCC Holding in any class of the capital stock or partnership interest of such Subsidiary and (iii) to qualify directors to the extent required by applicable law.

                  9.14 Business. (a) JCC Holding will engage in no business other than its ownership of the Equity Interests in the Borrower, JCC Development, CPD and FPD (except activities associated therewith and with its rights and obligations otherwise permitted pursuant to this Agreement and not prohibited by the Casino Operating Contract, the Casino Lease, the Gaming Regulations or applicable zoning and conditional uses).

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the operation of the Casino and the sublease and development of the Second Floor and the businesses ancillary thereto.

                  (c) JCC Development will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the leasing (and subleasing) and development of the Second Floor and the businesses ancillary thereto.

                  (d) JCC Holding shall not permit CPD or any of its Subsidiaries to engage (directly or indirectly) in any business other than the ownership and development of the Specified

Real Estate owned by CPD on the Effective Date, the ownership of Equity Interests in any Person to whom such Specified Real Estate has been contributed and businesses ancillary thereto.

                  (e) JCC Holding shall not permit FPD or any of its Subsidiaries to engage (directly or indirectly) in any business other than the ownership and development of the Specified Real Estate owned by FPD on the Effective Date, the ownership of Equity Interests in any Person to whom such Specified Real Estate has been contributed and businesses ancillary thereto.

                  9.15 Limitation on Creation of Subsidiaries. JCC Holding will not establish, create or acquire any Subsidiaries (other than the Borrower, JCC Development, CPD, FPD and any Subsidiary of the Borrower, JCC Development, CPD and/or FPD formed in accordance with the following requirements of this Section 9.15) without the prior written consent of the Required Banks and no Subsidiary of JCC Holding will establish, create, or acquire any Subsidiaries (except that (i) the Borrower may form one or more Wholly-Owned Subsidiaries to operate certain ancillary and support functions in connection with the Casino, (ii) JCC Development may form one or more Subsidiaries in connection with the development and leasing of the Real Property subject to the Second Floor Sublease, (iii) CPD may form one or more Subsidiaries in connection with the 3CP parcel of the Specified Real Estate (listed as Item 1 on Schedule VII) and (iv) FPD may form one or more Subsidiaries in connection with its development of the Fulton Street Properties (listed as Item 2 on Schedule VII)) without the prior written consent of the Required Banks. Furthermore, unless specifically consented to in writing by the Required Banks, no Subsidiary of JCC Holding shall directly or indirectly guarantee any Indebtedness of JCC Holding or any of its other Subsidiaries (including, without limitation, the New Bonds). At the time of the establishment or creation of any Wholly-Owned Subsidiary of JCC Holding (whether directly or indirectly owned by JCC Holding) pursuant to this Section 9.15, such newly formed or created Wholly-Owned Subsidiary of JCC Holding shall be required to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a counterpart of the Subsidiaries Guaranty, and to become party to the Pledge Agreement and Security Agreement by executing and delivering counterparts thereof, and if requested by the Administrative Agent or the Required Banks, by entering into such other security documentation, and covering such assets of such Wholly-Owned Subsidiary, as may be required by the Administrative Agent or the Required Banks, and in connection therewith shall deliver such opinions of counsel and take such other action as would have been required of such Wholly-Owned Subsidiary had it been a Credit Party on the Initial Borrowing Date. Furthermore, in connection with any consent to the creation of a Subsidiary which is not otherwise permitted pursuant to this Section 9.15, it is understood that the Required Banks may require that any such Subsidiary take the actions specified in the immediately preceding sentence for Wholly-Owned Subsidiaries of JCC Holding established or created after the Effective Date.

                  9.16 Casino Manager. Neither JCC Holding nor the Borrower will permit any Person, other than Harrah's Management, to act as the "manager" or in a similar capacity with respect to the Casino, provided that, any other Wholly-Owned Subsidiary of HET reasonably satisfactory to the Administrative Agent and the Required Banks may be substituted for Harrah's Management as the casino manager so long as (i) at least 30 days prior written notice thereof has been given to the Administrative Agent and the Banks and, during the 30 days after the giving of such notice, neither the Administrative Agent nor the Required Banks have objected in writing to



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the substitution, (ii) no Default or Event of Default exists at the time of such substitution, (iii) all necessary regulatory and other approvals (including, without limitation, all approvals required of any relevant Gaming Authorities) are obtained in connection with such substitution, (iv) after giving effect to the substitution, there is no conflict with any applicable law, rule, regulation or contract applicable to JCC Holding or its Subsidiaries, the Casino or the new manager, (v) any successor to Harrah's Management shall have assumed all of its obligations pursuant to all relevant contracts (including, without limitation, the Management Agreement and the Manager Subordination Agreement) pursuant to documentation in form and substance satisfactory to the Administrative Agent and
(vi) the Administrative Agent shall have received such opinions of counsel with respect to the foregoing and otherwise relating to the substitution as shall have been reasonably requested by the Administrative Agent.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02 Representations, etc. Any representation, warranty or statement made by or on behalf of JCC Holding or any of its Subsidiaries herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. JCC Holding or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(h)(i), 8.08, 8.16, 8.17 or 8.21 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Bank; or

                  10.04 Default Under Other Indebtedness. (i) JCC Holding or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of JCC Holding or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04




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unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

                  10.05 Project Documents. There shall occur and be continuing
(i) a Termination Event under any Project Document or the Casino Operating Contract, or (ii) a default or an event of default by the Borrower or any of its Subsidiaries as described and defined in any of the Project Documents or the Casino Operating Contract, or (iii) any event or condition which could, either immediately or with the giving of notice or lapse of time or both, enable any party to any Project Document or the Casino Operating Contract other than the Borrower or any of its Subsidiaries to terminate or suspend its obligations under such Project Document or the Casino Operating Contract, or (iv) a breach by the Borrower or any of its Subsidiaries of any term, covenant or agreement contained in any Project Document or the Casino Operating Contract, or if, in the case of this clause (iv), in the determination of the Required Banks, such breach could reasonably be expected to have a material adverse effect on either the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or on the completion of the Project, and if such Termination Event or other event or condition described in the preceding clause (i), (ii), (iii) or (iv) (each, a "Project Default") remains uncured for 30 days after the occurrence thereof; provided that (I) except as provided in the following clause (II), if (A) such Project Default cannot be cured within such 30-day period, (B) such Project Default is susceptible of cure by the Borrower, (C) the Borrower is proceeding with diligence and in good faith to cure such Project Default, (D) the existence of such Project Default does not impair the Liens on the Collateral or any leasehold interest in Collateral and (E) the Administrative Agent shall have received a certificate of the Borrower stating what action the Borrower is taking to cure such Project Default, then, the time within which such Project Default may be cured shall be extended to such date, not to exceed a total of 120 days after the occurrence of such Project Default, as shall be necessary for the Borrower diligently to cure such Project Default and, (II) notwithstanding anything to the contrary contained above, there shall be no grace period, and it shall be an immediate Event of Default, if any of the Casino Leases or Casino Operating Contracts are the subject of a Termination Event of the type described in clause (b) of the definition thereof; or

                  10.06 Bankruptcy, etc. JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries), or JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or



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any order of relief or other order approving any such case or proceeding is entered; or JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

                  10.07 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, JCC Holding or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code, or JCC Holding or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole; or

                  10.08 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

                  10.09 Guaranties; etc. Any Guaranty or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against the obligor thereof, or any Guarantor or any Person acting for or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty, or any default or event of default under, and as defined in, a Guaranty shall be in existence; or



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                  10.10 Subordination Agreements. (a) Any Subordination
Agreement or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against any party to such Subordination Agreement who has agreed to subordinate any obligations pursuant thereto, or any such party to a Subordination Agreement or any Person acting by or on behalf of any such party shall deny or disaffirm such party's obligations under any such Subordination Agreement, or any such party shall default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Subordination Agreement, or (b) at any time there shall be any manager of the Casino which has not executed and delivered to the Administrative Agent a counterpart to the Manager Subordination Agreement or an assumption of the obligations of Harrah's Management thereunder in accordance with the requirements of Section 9.16; or

                  10.11 Judgments. One or more judgments or decrees shall be entered against JCC Holding or any of its Subsidiaries (excluding Insignificant Subsidiaries) involving in the aggregate for JCC Holding and its Subsidiaries (excluding Insignificant Subsidiaries) a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

                  10.12 Change of Control. A Change of Control shall occur; provided that a Change of Control shall not constitute an Event of Default at any time when all Loans and Commitments pursuant to this Agreement are at such time held by HET, HOC and/or one or more Affiliates thereof and if such Loans and Commitments have been purchased pursuant to the HET/HOC Guaranty and Loan Purchase Agreement; or

                  10.13 Gaming Authority. Any Gaming Authority having jurisdiction over the Casino shall determine that JCC Holding, Harrah's Management, any Completion Guarantor or any of their respective Subsidiaries, to the extent that any of the foregoing Persons are required to be found suitable under the Gaming Regulations, does not qualify, or that a required suitability finding or license (including, without limitation, the Casino Operating Contract) of any of them with respect to the Casino should be revoked, not renewed or suspended for more than 10 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of the Borrower (except, with respect to the foregoing, if (i) any such failure to be found suitable timely shall have been appealed by JCC Holding, Harrah's Management, any Completion Guarantor or any of their respective Subsidiaries, as the case may be, and any such determination is stayed or otherwise does not prevent continued gaming operations at the Casino or (ii) such failure to be found suitable is cured within any applicable cure periods, and does not prevent continued gaming operations at the Casino); or

                  10.14 Management Agreement. The Management Agreement or any material provision thereof shall cease to be in full force and effect or any party thereto shall deny or disaffirm its obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto; or



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                  10.15 Trademark Permission. At any time the Casino (i) shall be operated under a name other than "Harrah's Casino New Orleans" or "Harrah's Jazz Casino" or (ii) shall for any reason not be entitled to utilize the Harrah's Marks in connection with the gaming business conducted in the Casino or in any advertising incident thereto; or

                  10.16 Completion of Casinos. The Termination of Construction Date shall not have occurred on or prior to the Completion Date; or

                  10.17 Minimum Payment Guaranty; Etc. At any time (i) the Minimum Payment Guarantor at such time shall give notice to the Borrower or the LGCB that the Minimum Payment Guaranty shall not be extended, or at any time the Minimum Payment Guaranty shall expire in accordance with its terms, or any other event shall occur with respect to the Minimum Payment Guaranty, in each case which occurrence permits (or requires) the termination of the Casino Operating Contract or (ii) any Person other than HET or HOC becomes a substitute or successor guarantor providing a Minimum Payment Guaranty, unless at least 30 days' prior written notice thereof is furnished to the Administrative Agent and the Banks and such substitute or successor guarantor meets all requirements contained in Section 25.1 of the Casino Operating Contract, assumes all obligations of HET and HOC under the HET/JCC Agreement or obligations under any substitute or successor document and executes documentation in favor of the Administrative Agent and the Banks which is substantially the same as the documentation (including, without limitation, the Intercreditor Agreement) entered into by the Minimum Payment Guarantor on or prior to the Initial Borrowing Date hereunder;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.06 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.06 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) direct the respective Collateral Agent to enforce all of the Liens and security interests created pursuant to the respective Security Documents subject to the terms of the Intercreditor Agreement to the extent applicable to such Security Document; and
(vi) apply any cash collateral as provided in Section 4.02.



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                  SECTION 11. Definitions and Accounting Terms.

                  11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Credit Support Fees" shall have the meaning provided in the Credit Enhancement Fee Agreement (JCC).

                  "Additional Mortgage" shall have the meaning provided in
Section 8.11(a).

                  "Additional Mortgaged Property" shall have the meaning provided in Section 8.11(a).

                  "Additional Security Documents" shall mean any security documents executed and delivered after the Effective Date in accordance with the relevant requirements of Section 9.15 and/or 8.11.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall



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change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to
Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

                  "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

                  "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) except for purposes of determining Affiliates of HET, that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time.



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                  "Amounts Required for Casino Completion" shall mean all
amounts required to pay and perform all Completion Obligations, Carry Obligations and Preservation Obligations (as each such term is defined in the Bank Completion Guarantee).

                  "Applicable ECF Percentage" shall mean (x) until such time as all principal of outstanding Tranche A-1 Term Loans and Tranche A-2 Term Loans has been repaid in full, 100% and (y) at such times as (and to the extent that) preceding clause (x) is not applicable, 50%; provided that from and after the first date upon which any Scheduled Repayment is deferred pursuant to Section 4.02(b)(iv), the Applicable ECF Percentage specified in preceding clause (y) shall be increased to 75% and shall at all times thereafter remain at 75% except that, at any time when the aggregate amount of mandatory repayments of Tranche A-3 Term Loans and Tranche B Term Loans actually applied pursuant to Section 4.02(h) (which shall include mandatory repayments of such Term Loans made, and so applied, pursuant to Sections 4.02(c) through (g), inclusive), equals or exceeds the Deferred A-3 and B Amortization Amount as then in effect, the Applicable ECF Percentage specified in preceding clause (y) shall be reduced to 50% for so long as such conditions continue in existence.

                  "Applicable Margin" at any time shall mean a percentage per annum equal to (i) in the case of (A) Tranche A-1 and A-3 Term Loans maintained as Eurodollar Loans, 1.00%, (B) Tranche B-1 Term Loans maintained as Eurodollar Loans, 2.50%, (C) Tranche A-2 and B-2 Term Loans (subject to the provisions of the immediately succeeding sentence) maintained as Eurodollar Loans, 2.50% plus that percentage (not to exceed 1.00%), if any, by which the HET Applicable Margin as then in effect exceeds .50%, and (D) Revolving Loans maintained as Eurodollar Loans, (x) at all times prior to the Carry Obligation Termination Date, the HET Applicable Margin as then in effect, and (y) at all times on and after the Carry Obligation Termination Date, the sum of 2.50%, plus that percentage (not to exceed 1.00%), if any, by which the HET Applicable Margin as then in effect exceeds .50% and (ii) in the case of Loans of any Tranche maintained as Base Rate Loans, that percentage (not below 0%) which, at such time, is 1.00% less than the Applicable Margin for Loans of such Tranche (or in the case of Swingline Loans, Revolving Loans) at such time maintained as Eurodollar Loans. Notwithstanding anything to the contrary contained above, Tranche B-2 Term Loans at any time outstanding in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of Tranche B-2 Term Loans then outstanding or (y) $10,000,000, shall instead have an Applicable Margin which shall be a percentage per annum equal to (i) in the case of such Tranche B-2 Term Loans maintained as Eurodollar Loans, the HET Applicable Margin as then in effect or (ii) in the case of Tranche B-2 Term Loans maintained as Base Rate Loans, that percentage (not below 0%) which, at such time, is 1.00% less than the Applicable Margin for Tranche B-2 Term Loans maintained as Eurodollar Loans; provided that, at any time when the aggregate principal amount of Tranche B-2 Term Loans exceeds $10,000,000, the Borrower shall designate the Tranche B-2 Term Loans from time to time bearing interest as provided in this sentence (as opposed to the immediately preceding sentence) and, in the absence of any such designation, the Administrative Agent shall make such designation in its sole discretion; provided further, that (x) at no time shall the designation apply with respect to more than $10,000,000 of outstanding Tranche B-2 Term Loans and (y) the designation of Tranche B-2 Term Loans must be made on such basis so that all Banks with outstanding Tranche B-2 Term Loans share on a proportionate basis (based upon their relative



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

outstanding principal amount of Tranche B-2 Term Loans) in the Tranche B-2 Term Loans which bear interest as provided in this sentence (as opposed to the immediately preceding sentence).

                  "Architects" shall mean the Rivergate Architect and the Poydras Street Support Facility Architect.

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit R (appropriately completed).

                  "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or any Assistant Treasurer of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent, BTCo and the Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

                  "Available Funds" shall mean the amount of funds actually available to pay Amounts Required for Casino Completion representing proceeds available to the Borrower from the Junior Subordinated Credit Facility, the Convertible Junior Subordinated Debentures, the Harrah's Investor Equity Investment and any other available funds of the Borrower (other than proceeds of Loans and other than the Minimum Balance as defined in the Management Agreement, as in effect on the date hereof).

                  "Bank" shall mean each financial institution listed on
Schedule I, as well as (x) any Person which becomes a "Bank" hereunder pursuant to Section 1.13 and/or 16.04(b), (y) HET or HOC and their successors or assigns pursuant to Section 1.13 and/or 16.04(b) following an acquisition of any Loans by HET or HOC, as the case may be, pursuant to the HET/HOC Guaranty and Loan Purchase Agreement.

                  "Bank Completion Guarantee" shall have the meaning provided in
Section 5.19(a).

                  "Bank Completion Guarantee Termination of Construction Date" shall mean the Termination of Construction Date under, and as defined in, the Bank Completion Guarantee.

                  "Bank Debt" shall mean all Obligations under this Agreement and under the related Credit Documents.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(b), (e), (f) or (h) or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.06.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana having jurisdiction over the bankruptcy case of HJC.

                  "Bankruptcy Law" means the Bankruptcy Code or any similar Federal, state or foreign law relating to bankruptcy, insolvency or the relief of debtors.

                  "Base Fee" shall have the meaning provided in the Management Agreement as in effect on the Initial Borrowing Date.

                  "Base Rate" at any time shall mean the higher of (i) 1% in excess of the Adjusted Certificate of Deposit Rate as then in effect and (ii) 1/2 of 1% in excess of the Prime Lending Rate as then in effect.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "BDC" shall mean the small business development corporation established (or to be established) in accordance with the terms of the Open Access Program and Plans established pursuant to the Casino Lease and the GDA.

                  "Bondholders" shall mean the holders and beneficial owners of the Old Bonds.

                  "Borrower" shall have the meaning provided in the first paragraph.

                  "Borrower Mortgage" shall have the meaning provided in Section 5.18(a).

                  "Borrower Mortgaged Property" shall have the meaning provided in Section 5.18(a).

                  "Borrowing" shall mean the borrowing by the Borrower of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Carry Obligation Termination Date" shall mean that date, if any, upon which the "Carry Obligations" under, and as defined in, the Bank Completion Guarantee no longer remain guaranteed pursuant to the terms of the Bank Completion Guarantee in accordance with the terms thereof.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital and surplus in excess of $250 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc. and in each case maturing within one year after the date of acquisition, (iii) repurchase obligations with a term of not more than 90 days collateralized by securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) entered into with any bank or other Person meeting the qualifications specified in clause (ii) above, and (iv) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii).

                  "Casino" means the casino to be located at the site of the former Rivergate Convention Center in New Orleans, Louisiana, together with all support facilities and improvements appurtenant and related thereto (including, without limitation, the Poydras Street Support Facility and the Tunnel and shell construction of the Second Floor), as described in the Disclosure Statement, but excluding tenant improvements and non-gaming development of the Second Floor.

                  "Casino Construction Contract" shall mean the agreement, dated October 10, 1994, between the Borrower and the Casino General Contractor, as amended by the Settlement Agreement by and among HJC and the General Contractor, dated November 25, 1996, and as such Settlement Agreement was amended on October 29, 1998, for the construction and equipping of the Casino (less and except the Poydras Street Support Facility and the Tunnel).

                  "Casino General Contractor" shall mean Centex Landis Construction Co., Inc., a Louisiana corporation, the general contractor for the construction and equipping of the Casino (less and except the Poydras Street Support Facility and the Tunnel).

                  "Casino Lease" shall mean the Amended and Restated Lease Agreement among the RDC, as landlord, the Borrower, as tenant, and the City, as intervenor, dated as of October 29, 1998, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Casino Operating Contract" means the Amended and Renegotiated Casino Operating Contract among the Borrower, HJC and the State of Louisiana, by and through the LGCB, dated as of October 29, 1998, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "Change of Control" shall mean (i) HET shall have ceased to manage, directly or indirectly through a Wholly-Owned Subsidiary, the Casino,
(ii) JCC Holding shall at any time cease to own 100% of the Equity Interests of the Borrower, (iii) HET shall at any time cease to own directly or through one or more Wholly-Owned Subsidiaries at least (x) prior to the occurrence of the Transition Date, 51% of the outstanding shares of New Class B Common Stock (or of any other class of capital stock into which the New Class B Common Stock is converted or exchanged) of JCC Holding, or (y) at any time after the occurrence of the Transition Date, 20% of the common stock (treating all classes of common stock of JCC Holding as a single class for this purpose) of JCC Holding, (iv) the Board of Directors of HET shall not consist of a majority of Continuing Directors, or (v) a New Bond Change of Control shall occur or any "change of control" or similar event shall occur under any other issue of Indebtedness of the Borrower in an aggregate principal amount which exceeds (or upon the utilization of any unused commitments may exceed) $25,000,000.

                  "City" means the City of New Orleans, Louisiana.

                  "Class A Directors" shall have the meaning set forth in the Restated Articles of Incorporation of JCC Holding.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security

Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 or pursuant to any Security Document.

                  "Collateral Agent" shall mean The Bank of New York, or any successor Collateral Agent, acting as collateral agent for the Secured Creditors pursuant to the Security Documents and any sub-agents or sub-trustees appointed pursuant to the Bank/Bondholder Intercreditor Agreement and permitted under applicable Gaming Regulations.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.06.

                  "Commitment" shall mean any of the commitments of any Bank under this Agreement, i.e., whether the Tranche A-1 Term Loan Commitment, the Tranche A-2 Term Loan Commitment, the Tranche A-3 Term Loan Commitment, the Tranche B-1 Term Loan Commitment, the Tranche B-2 Term Loan Commitment or the Revolving Loan Commitment.

                  "Commitment Commission" shall mean the Tranche A-2 Term Loan Commitment Commission, the Tranche B-2 Term Loan Commitment Commission and the Revolving Loan Commitment Commission.

                  "Completion Date" shall mean (x) the date which is twelve months after the Plan Effective Date, which date may be extended, but not by more than twelve months, in the event of the occurrence of, and by the duration of, Force Majeure (as defined in the GDA) events which actually occur, or (y) such earlier date as may be required for the Completion Date for the Casino under and as defined in the GDA.

                  "Completion Guarantee" shall mean and include the Bank Completion Guarantee and any completion guarantee delivered by any Completion Guarantor to the holders of the New Bonds or to the City, the RDC or the LGCB.

                  "Completion Guarantor" shall mean each of HET and HOC.

                  "Completion Guarantor Loan Agreement" shall mean the Amended and Restated Completion Loan Agreement, dated as of October 29, 1998, by and among the Borrower, HET and HOC as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Completion Guarantor Loan Documents" shall mean the Completion Guarantor Loan Agreement, and all other documents, notes and instruments executed and delivered in accordance with the terms of the Completion Guarantor Loan Agreement.

                  "Completion Guarantor Subordination Agreement" shall have the meaning provided in Section 5.23(a).

                  "Consent" shall mean a Consent and Continuation Agreement substantially in the form of Exhibit Q-6.

                  "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated interest expense (but excluding any amounts attributable to, Contingent Payments which would otherwise be included in such consolidated interest expense during such period) of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, but excluding, however, (w) amortization of deferred financing costs incurred in connection with the Transaction, and amortization of any premium or discount and other similar non-cash items that are part of such consolidated interest expense, (x) any interest expense on loans and any other advances (not made pursuant to the Junior Subordinated Credit Facility made to the Borrower or any of its Subsidiaries from any Completion Guarantor as a result of support required to be provided pursuant to one or more Completion Guaranties so long as (i) any payments of interest with respect to such loans or advances would constitute Restricted Payments subject to Section 9.03 and (ii) the respective obligee of such loan or advance has entered into a Subordination Agreement with respect thereto, (y) any interest payment made through the issuance of additional Senior Subordinated Notes and/or Senior Subordinated Contingent Notes, as the case may be, in lieu of cash, in each case in accordance with the terms of the respective New Bond Indenture, and (z) any interest payment made through the issuance of additional Convertible Junior Subordinated Debentures in lieu of cash in accordance with the terms of the Convertible Junior Subordinated Debenture Indenture or any similar occurrence with respect to any outstanding Indebtedness which results in the capitalization of interest with respect thereto. Without duplication of amounts already included above, Consolidated Cash Interest Expense shall include (x) amounts payable during the respective period as described in Section 9.06(a)(iv) and (y) all Minimum Payment Guaranty Fees which accrue during the respective period, except to the extent that payment of such amounts is actually deferred pursuant to Section 9.06(b). Notwithstanding anything to the contrary contained above, Consolidated Cash Interest Expense for any period shall not include amounts deferred pursuant to the provisions of
Section 9.06(b) for one or more prior periods, even though such amounts are paid during the respective period, so long as the payment of such deferred amounts is made in accordance with the express terms of Section 9.06(b).

                  "Consolidated Debt" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis, with respect to borrowed money or other obligations of such Persons which would appear on a consolidated balance sheet of the Borrower as indebtedness (including, without limitation, the principal component of Capitalized Lease Obligations and consideration for discounts and premiums in accordance with
GAAP), excluding, however, (1) all Senior Subordinated Notes and Senior Subordinated Contingent Notes, (2) all Convertible Junior Subordinated Debentures and (3) any loans or other advances made pursuant to the Junior Subordinated Credit Facility or made to the Borrower or any of its Subsidiaries from any Completion Guarantor as a result of support required to be provided pursuant to one or more Completion Guaranties so long as (i) any payments of principal or interest with respect to such loans or advances would constitute Restricted Payments subject to Section 9.03 and (ii) the respective obligee of such loan or advance has entered into a Subordination Agreement with respect thereto.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income plus (without duplication) the amount of consolidated interest expense (to the extent same was deducted in determining Consolidated Net Income for such period), the amount of fees described in Sections 9.06(a)(iv) and (v) which accrued during such period (to the extent same reduced Consolidated Net Income for such period) and provision for taxes (to the extent deducted in determining Consolidated Net Income for such period) and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets, other than sales pursuant to Section 9.02(iii).

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by (x) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom the amount of all Contingent Payments made during such period and all amounts applied during such period to pay deferred Base Fees and Minimum Payment Guaranty Fees in accordance with the provisions of Section 9.06(b); provided that for purposes of Sections 4.02(b)(iv)(B) and 9.06(b) (and only for purposes of said Sections) "Consolidated EBITDA" shall have the meaning assigned that term in the Senior Subordinated Note Indenture as originally in effect (and without giving effect to any subsequent amendments, modifications or supplements thereto).

                  "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

                  "Consolidated Net Income" shall mean, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that (without duplication of exclusions) (i) the net income (to the extent positive) of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Borrower or a Wholly-Owned Subsidiary thereof,
(ii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, (iii) the net income of any Subsidiary (other than the Borrower) shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and
(iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. Notwithstanding anything to the contrary contained above, Consolidated Net Income for any period shall not be reduced by amounts described in Section 9.06(b) which represent deferrals of amounts from prior periods, so long as any payments of such deferred amounts are made expressly in accordance with the terms of said Section 9.06(b).

                  "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Construction Budget" shall have the meaning provided in
Section 5.07(c).

                  "Construction Contracts" shall mean the Casino Construction Contract, Poydras Street Support Facility and Tunnel Construction Contract and any Other General Contractor Construction Contract.

                  "Construction Lien Indemnity Obligation Agreement" shall mean the Construction Lien Indemnity Obligation Agreement, dated as of October 29, 1998, by and among the Borrower and HOC.

                  "Contingent Obligation" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Contingent Payments" shall mean all contingent payments at any time owed with respect to the New Bonds in accordance with the terms of the New Bond Indenture as in effect on the Plan Effective Date.

                  "Continuing Directors" shall mean the directors of HET on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of HET is recommended by a majority of the then Continuing Directors.

                  "Convertible Junior Subordinated Debenture Documents" shall mean the Convertible Junior Subordinated Debentures and all agreements, notes, mortgages, indentures and other documents executed and delivered in connection with the Convertible Junior Subordinated Debentures.

                  "Convertible Junior Subordinated Debenture Indenture" shall mean the Indenture, dated as of October 30, 1998, between the Borrower and Norwest Bank, Minnesota N.A., as trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                  "Convertible Junior Subordinated Debentures" shall mean the Borrower's 8% Convertible Junior Subordinated Debentures due 2010 in an aggregate principal amount equal to $27,500,000.

                  "CPD" shall mean CP Development, L.L.C., a Louisiana limited liability company which, on the Initial Borrowing Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "CPD Mortgage" shall have the meaning provided in Section 5.18(a).

                  "CPD Mortgaged Property" shall have the meaning provided in
Section 5.18(a).

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the HET/HOC Guaranty and Loan Purchase Agreement, each Guaranty, the Intercreditor Agreement, each Security Document, the Credit Enhancement Fee Agreement (Bank Credit Agreement) and each Subordination Agreement.

                  "Credit Enhancement Fee Agreement (Bank Credit Agreement)" shall mean that Credit Enhancement Fee Agreement (Bank Credit Agreement), dated October 29, 1998, entered into by the Administrative Agent, each Bank party hereto as of the Effective Date (other than any Bank which has no Tranche A-2 Term Loans, Tranche B-2 Term Loans or Revolving Loan Commitment) and HOC and acknowledged and agreed by HET and in the form attached hereto as Exhibit P.

                  "Credit Enhancement Fee Agreement (JCC)" shall mean that Credit Enhancement Fee Agreement (JCC), dated October 29, 1998, entered into by the Borrower and HOC.

                  "Credit Event" shall mean the making of any Loan (other than in respect of a Mandatory Borrowing) or the issuance of any Letter of Credit.

                  "Credit Party" shall mean JCC Holding, the Borrower, each Completion Guarantor, each Subsidiary Guarantor and each party (other than the Collateral Agent, the Administrative Agent and the Banks) to any Guaranty or Subordination Agreement.

                  "Credit Support Fees" shall mean the Credit Support Fees under, and as defined in, each of the Credit Enhancement Fee Agreement (Bank Credit Agreement) and the Credit Enhancement Fee Agreement (JCC).

                  "Cumulative Retained Free Cash Flow Amount" shall mean, on any date of determination, an amount determined on a cumulative basis equal to (i) the Retained Percentage of Semi-Annual Free Cash Flow for all Semi-Annual Free Cash Flow Periods ending after the Initial Borrowing Date and prior to such date of determination, less (ii) the aggregate amount of payments theretofore made pursuant to Section 9.06(b), less (iii) the amount of all Capital Expenditures previously made pursuant to Section 9.07(c).

                  "Debt Agreements" shall have the meaning provided in Section 5.06.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Deferred A-3 and B Amortization Amount" at any time shall mean the aggregate amount of all Tranche A-3 Scheduled Repayments and Tranche B Scheduled Repayments theretofore deferred pursuant to section 4.02(b)(iv) (determined without regard to any subsequent repayments of such deferred amounts).

                  "Deferred Amortization Amount" at any time shall mean the aggregate amount of all principal payments theretofore deferred pursuant to the provisions of Section 4.02(b)(iv) (determined without reduction for any subsequent repayments of such deferred amounts).

                  "Development Services Agreement" shall mean that certain Development Services Agreement entered into by HET, HOC, the Borrower, JCC Development, CPD and FPD pursuant to the Plan of Reorganization.

                  "DIP Indebtedness" shall mean, at the time of determination, all principal, interest and other amounts then outstanding in respect of the debtor-in-possession loans (other than loans made pursuant to the Junior Subordinated Credit Facility) made by HOC or any of its Affiliates to HJC pursuant to orders of the Bankruptcy Court entered at any time on or before the Effective Date.

                  "Disclosure Statement" means the Sixth Amended Joint Disclosure Statement dated October 13, 1998 pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court.

                  "Disposition" shall mean the sale, assignment, transfer, lease, conveyance or other disposition by the Borrower or any of its Subsidiaries of any Collateral, including, without limitation, an involuntary disposition as a result of a casualty or condemnation.

                  "Distribution" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to any holder or holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to any holder or holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests or any other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any other Equity Interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents, the Project Documents, the Casino Operating Contract, the Management Agreement, the Completion Guarantor Loan Documents, the Construction Lien Indemnity Obligation Agreement, the Construction Contracts, the Junior Subordinated Credit Facility Documents, the Convertible Junior Subordinated Debenture Documents, the Harrah's Investor Equity Investment Documents, the New Class A Common Stock Documents, the New Bond Documents and the Minimum Payment Guaranty Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "Effective Date" shall have the meaning provided in Section 16.10.

                  "Employee and Bus Parking Support Facility Premises" shall have the meaning provided in the Casino Lease.

                  "Employee Benefit Plans" shall have the meaning provided in
Section 5.06.

                  "Encroachment Areas" shall have the meaning provided in the Casino Lease.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. (to the extent it regulates occupational exposure to

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

Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Equity Interests" of any Person shall mean all equity interests therein, including without limitation any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Estoppel Certificate" shall have the meaning provided in
Section 5.18(d).

                  "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.22.

                  "Facing Fee" shall have the meaning provided in Section
3.01(d).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received



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

by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Financial Forecast" shall mean the Financial Forecast attached as Exhibit B to the Disclosure Statement, without giving effect to any subsequent modifications or amendments thereto.

                  "Fiscal Test Quarter" shall mean each fiscal quarter of the Borrower, beginning with the first Fiscal Test Quarter (as defined in the immediately succeeding sentence). As used herein, the first Fiscal Test Quarter shall mean the first full fiscal quarter beginning on or after, and ended after, the Start Date. The number of each subsequent Fiscal Test Quarter (e.g., the second Fiscal Test Quarter, third Fiscal Test Quarter, etc.) shall be the respective subsequent fiscal quarter of the Borrower counted consecutively from the first Fiscal Test Quarter.

                  "Force Majeure" shall have the meaning provided in the Bank Completion Guarantee.

                  "Form 10" shall mean that certain Form 10, General Form for Registration of Securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act, as filed with the SEC on September 25, 1998, by JCC Holding as registrant to register the New Class A Common Stock.

                  "Former Bank" shall have the meaning provided in Section 16.04(c).

                  "FPD" shall mean FP Development, L.L.C., a Louisiana limited liability company which, on the Initial Borrowing Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "FPD Mortgage" shall have the meaning provided in Section 5.18(a).

                  "FPD Mortgaged Property" shall have the meaning provided in
Section 5.18(a).

                  "GAAP" shall have the meaning provided in Section 16.07.

                  "Gaming Authority" shall mean the governmental authorities charged with the administration and the enforcement of the Gaming Regulations.

                  "Gaming Patron Indebtedness" shall have the meaning provided such term in the Pledge Agreement.

                  "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the gaming business of the Borrower or any of its Subsidiaries, or any other Credit Party, as in effect from time to time, including the Louisiana Economic Development and Gaming Corporation Act (La. R.S. Section 27:201, et seq.) and the policies, interpretations and administration thereof by the Gaming Authorities, including the LGCB.

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

                  "GDA" shall mean the Amended and Restated General Development Agreement among the RDC, JCC and the City, as intervenor, dated as of October 29, 1998.

                  "General Contractors" shall mean the Casino General Contractor, Poydras Street Support Facility and Tunnel General Contractor and any Other General Contractor.

                  "Ground Lease" shall mean the Amended and Restated Lease Agreement for the site of the Casino between the RDC and the City, dated as of March 15, 1994 and as amended on October 29, 1998, by that certain First Amendment to Amended and Restated Lease Agreement.

                  "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or Affiliate participates in such Interest Rate Protection Agreement, and their subsequent assigns, if any, which enters into an Interest Rate Protection Agreement with the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection Agreement whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guaranteed Tranche A Obligations" shall have the meaning provided in Section 17.09(a).

                  "Guaranteed Tranche B and Revolving Obligations" shall have the meaning provided in Section 17.09(a).

                  "Guaranteed Tranche B-1 Obligations" shall have the meaning provided in Section 17.10(a).

                  "Guaranteed Tranche B-2 Obligations" shall have the meaning provided in Section 17.10(a).

                  "Guaranties" shall mean the Bank Completion Guarantee, the JCC Holding Guaranty, the HET/HOC Guaranty and Loan Purchase Agreement and the Subsidiaries Guaranty, and the term "Guaranty" shall mean any of the foregoing.

                  "Guarantor" shall mean each of HET, HOC, each Completion Guarantor, JCC Holding and each Subsidiary Guarantor.



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

                  "Harrah's Investor" shall mean Harrah's Crescent City Investment Company, a Nevada corporation, and/or any of its Affiliates.

                  "Harrah's Investor Cash Investment" shall have the meaning provided in Section 5.11.

                  "Harrah's Investor Equity Investment Documents" shall mean the agreements, instruments and other documents executed and delivered in connection with the Harrah's Investor Cash Investment.

                  "Harrah's Management" shall mean Harrah's New Orleans Management Company, a Nevada corporation; provided that after any successor becomes the manager with respect to the Casino in accordance with the proviso to
Section 9.16, such successor entity shall thereafter be deemed to be Harrah's Management (although the predecessor of such entity shall not be relieved of any of its obligations under the Manager Subordination Agreement theretofore received by it).

                  "Harrah's Marks" shall mean (i) the trademark, Harrah's (Block), U.S. Trademark Registration number 1,067,887, (ii) the trademark, Harrah's and Design, U.S. Trademark Registration number 1,237,716, (iii) the trademark, Harrah's and Design, U.S. Trademark Registration number 1,295,055,
(iv) the trademark, Harrah's (Block), U.S. Trademark Registration number 1,297,101 and any other registered trademark consistently used throughout the Harrah's casino system that is material to the advertising and marketing plan for the Casino.

                  "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                  "HET" shall mean Harrah's Entertainment, Inc., a Delaware corporation.

                  "HET Applicable Commitment Commission Percentage" at any time shall mean the "Applicable Commitment Commission Percentage" under, and as defined in, the HET Credit Agreement. It is understood that, for purposes of this Agreement, the HET Applicable Commitment Commission Percentage shall be calculated without giving effect to any revisions thereto or to the HET Credit Agreement made after the Effective Date, and shall be determined as provided above regardless of whether the HET Credit Agreement is terminated or there are no unutilized commitments thereunder.

                  "HET Applicable Margin" at any time shall mean the "Applicable Margin" under, and as defined in, the HET Credit Agreement. It is understood that, for purposes of this Agreement, the HET Applicable Margin shall be calculated without giving effect to any revisions thereto or to the HET Credit Agreement made after the Effective Date, and shall be determined as provided above regardless of whether the HET Credit Agreement is terminated or there are no outstandings thereunder.

                  "HET Credit Agreement" shall mean the Credit Agreement, dated as of July 22, 1993, and amended and restated as of June 9, 1995, and as further amended and restated as of April 1, 1998, among HET, HOC, certain Subsidiaries of HOC, the lenders from time to time party thereto, BTCo, The Bank of New York, CIBC Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as agents, and BTCo, as administrative agent, as in effect on the Effective Date, but without giving effect to any amendments or modifications thereto, or terminations thereof, made after the Effective Date.

                  "HET/HOC Guaranty and Loan Purchase Agreement" shall have the meaning provided in Section 5.19(b).

                  "HET/JCC Agreement" shall mean that certain HET/JCC Agreement by and among the Borrower, HET and HOC, dated as of even date herewith.

                  "HET/JCC Agreement Documents" shall mean and include any Minimum Payment Guaranty to which HET and HOC (or any of their Subsidiaries) is a party, the HET/JCC Agreement and any other documents entered into in connection with (and to the extent directly relating to) the foregoing.

                  "HET Warrant" means that certain Warrant Agreement between Harrah's Investor and JCC Holding, of even date herewith shall have the meaning provided in the Plan of Reorganization.

                  "HJC" shall mean Harrah's Jazz Company, a Louisiana general partnership.

                  "HOC" shall mean Harrah's Operating Company, Inc., a Delaware corporation.

                  "Improvements" shall mean the Casino, the Borrower Mortgaged Property and parking spaces to be constructed in connection therewith, in each case in substantial accordance with the Plans and Specifications, with all landscaping and other off and on site work related thereto.

                  "Incentive Fee" shall have the meaning provided in the Management Agreement as in effect on the Initial Borrowing Date.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to



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

reimburse or repay any bank or other Person in respect of amounts paid or available to be drawn under a letter of credit, banker's acceptance, surety, performance or appeal bond or any similar instrument (each such obligation to be valued at the face amount of such instrument), including without limitation all obligations of JCC Holding and its Subsidiaries pursuant to the Minimum Payment Guaranty Documents, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, (vii) all Contingent Obligations of such Person and (viii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement.

                  "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment continuing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the JCC Holding or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, JCC Holding or any of its Subsidiaries' conduct of their respective businesses.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs hereunder.

                  "Initial Construction Schedule" shall have the meaning provided in Section 5.07(c).

                  "Insignificant Subsidiaries" at any time shall mean one or more Subsidiaries of JCC Holding (in each case, excluding the Borrower), subject to events of the type described in Section 10.06 and/or 10.11, so long as such Subsidiaries when taken together on a combined basis, would have (x) had combined consolidated net income before interest and provision for taxes (excluding non-recurring gains or losses) and adjusted by adding thereto the amount of all amortization of intangibles and depreciation deducted in arriving at consolidated net income for such period for the four consecutive fiscal quarters last ended (taken as one accounting period) prior to the date of any determination pursuant to this definition and for which financial information is then available of less than $500,000 and (y) combined consolidated assets (valued at the higher of fair market value or on a book basis) of less than $1,000,000.

                  "Intercreditor Agreement" shall have the meaning provided in
Section 5.20.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion,



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

to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

                  "JCC Development" shall mean JCC Development Company, L.L.C., a Louisiana limited liability company which is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "JCC Development Mortgage" shall have the meaning provided in
Section 5.18(a).

                  "JCC Development Mortgaged Property" shall have the meaning provided in Section 5.18(a).

                  "JCC Holding" shall have the meaning provided in the first paragraph.

                  "JCC Holding Guaranty" shall mean the guaranty of JCC Holding as provided in Section 17.

                  "Junior Subordinated Credit Facility" shall mean the junior subordinated credit facility, dated as of October 29, 1998, between HET and the Borrower as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

                  "Junior Subordinated Credit Facility Documents" shall mean the Junior Subordinated Credit Facility and all other agreements, notes, instruments and documents executed and delivered in accordance with the terms of the Junior Subordinated Credit Facility.

                  "Lafayette Subsurface Area" shall have the meaning provided in the Casino Lease.

                  "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries (other than Indebtedness for borrowed money) as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under any lease.

                  "Leases" shall mean the Ground Lease, the Casino Lease and the Railroad Lease.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(c).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).



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

                  "LGCB" means, collectively, the Louisiana Gaming Control Board, and its successors and assigns.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Line Items" shall mean the line items in the Construction Budget.

                  "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                  "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Majority Tranche A Banks" shall mean those Non-Defaulting Banks holding Tranche A Term Loans which would constitute the Required Banks under, and as defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Majority Tranche A-1 and A-3 Banks" shall mean those Non-Defaulting Banks holding Tranche A-1 Term Loans and Tranche A-3 Term Loans (or the related Commitments) which would constitute the Required Banks under, and is defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Majority Tranche A-1, A-3 and B-1 Banks" shall mean those Non-Defaulting Banks holding Tranche A-1 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans (or the related Commitments) which would constitute the Required Banks under, and as defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) were repaid in full.

                  "Majority Tranche B-1 Banks" shall mean those Non-Defaulting Banks holding Tranche B-1 Term Loans and/or Tranche B-1 Term Loan Commitments which would constitute the Required Banks under, and as defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.



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

                  "Majority Tranche A-2, B-2 and Revolving Banks" shall mean those Non-Defaulting Banks holding Tranche B-2 Term Loans, Tranche B-2 Term Loan Commitments, Revolving Loan Commitments, Tranche A-2 Term Loans, Tranche A-2 Term Loan Commitments, or outstandings related to Revolving Loan Commitments which would constitute the Required Banks under, and as defined in, this Agreement (determined without giving effect to the proviso to the first sentence of the definition of Required Banks contained herein) if all Obligations relating to Tranche A-1 Term Loans, Tranche A-2 Term Loans and Tranche B-1 Term Loans were repaid in full and all Commitments with respect thereto were terminated.

                  "Management Agreement" shall mean the Second Amended and Restated Management Agreement by and between Harrah's Management and the Borrower, dated October 29, 1998 as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Management Fees" shall mean the Base Fee, the Incentive Fee and the Termination Fee.

                  "Management Fee Repayment Guarantee" shall mean the Guarantee of Repayment of certain Management Fees entered into by HET and HOC pursuant to
Article 9.01(c) of the Management Agreement.

                  "Manager Subordination Agreement" shall have the meaning provided in Section 5.22.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(h).

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Alteration or Restoration" shall mean, any alteration or restoration with respect to the Borrower Mortgaged Property which
(i) materially affects the exterior dimensions or the structural components of any building on the Borrower Mortgaged Property, (ii) involves the construction of a new building on the Borrower Mortgaged Property, or (iii) except if from funds deposited from time to time by the Borrower in the Reserve Fund, costs $10,000,000 or more (with respect to any item of work or series of, or related, items of work constituting a single project) or $15,000,000 or more in the aggregate over a twelve (12) month period.

                   "Material Lease" shall mean a lease, sublease or other occupancy agreement by the Borrower to any Person of any part of the Borrower Mortgaged Property (excluding any lease or sublease with respect to the Second Floor) of (either individually or when aggregated with any other lease, sublease or other occupancy agreement by the Borrower to such Person) greater than ten thousand (10,000) net rentable square feet or for an projected annual rent of One Million Dollars ($1,000,000) or greater.

                  "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A-1 and A-2 Term Loan Maturity Date, Tranche A-3 Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.



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                  "Maximum Swingline Amount" shall mean $10,000,000.

                  "McCalls Litigation" shall mean the lawsuit captioned Henry George McCall v. Harry McCall, Jr., City of New Orleans, Board of Commissioners of the Port of New Orleans, and Rivergate Development Corporation, No. 93-6683, filed in the Civil District Court for the Parish of Orleans, State of Louisiana.

                  "Minimum Payment Guarantor" shall mean HET and HOC as joint and several obligors, or any successor or substitute guarantor providing a Minimum Payment Guaranty in accordance with the requirements of the Casino Operating Contract and without giving rise to an Event of Default pursuant to
Section 10.17.

                  "Minimum Payment Guaranty" shall have the meaning set forth in
Section 25.1 of the Casino Operating Contract.

                  "Minimum Payment Guaranty Documents" shall mean and include each Minimum Payment Guaranty and all agreements or documents (including without limitation the HET/JCC Agreement Documents) executed and delivered in connection therewith (in each case to the extent directly relating thereto) or any successor documents approved in accordance with Section 10.17.

                  "Minimum Payment Guaranty Fees" shall mean the fees paid by the Borrower pursuant to Section 2 of the HET/JCC Agreement or pursuant to the terms of any successor Minimum Payment Guaranty Documents.

                  "Minimum Payment Guaranty Lien" shall mean the Lien, in each case created under the Security Documents, securing the Borrower's obligations pursuant to the HET/JCC Agreement or pursuant to any successor Minimum Payment Guaranty Documents.

                  "Mortgage" shall have the meaning provided in Section 5.18(a).

                  "Mortgage Policies" shall have the meaning provided in Section 5.18(b).

                  "Mortgaged Property" shall mean and be a collective reference to the Borrower Mortgaged Properties, the JCC Development Mortgaged Properties, the CPD Mortgaged Properties and the FPD Mortgaged Properties, as well as any Additional Mortgaged Properties.

                  "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Senior Debt or Indebtedness owed to Affiliates of the Borrower) which is secured by the respective assets which were sold and the estimated marginal increase in income taxes which will be paid by JCC Holding's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale. Notwithstanding anything to contrary contained above, in the case of any mandatory repayments




                                      123
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required pursuant to Section 4.02(f), to the extent that the Senior Subordinated
Note Indenture does not permit 100% of the Net Sale Proceeds as determined pursuant to the immediately preceding sentence to be applied to the repayment of Bank Debt (but instead requires that a portion of said proceeds be applied to repayments of, or offers to repurchase, New Bonds), then the amount of Net Sale Proceeds shall be deemed reduced by the amount so required to be applied to the repayment, or offers to repurchase, New Bonds; provided further that (x) no effect shall be given to any amendments or modifications to the Senior Subordinated Note Indenture which have the effect of placing greater restrictions on repayments of Bank Debt from asset sales or required increased payments, or offers to purchase, New Bonds and (y) if any offers to repurchase New Bonds are made and if the full amount of cash proceeds reserved for such repurchases are not in fact used to repurchase New Bonds, on the first date upon which such funds are available to the Borrower or any other Credit Party, the amount thereof shall be deemed to constitute Net Sale Proceeds which shall be required in accordance with the provisions of Section 4.02(f).

                  "New Bond Change of Control" shall mean a "change of control" under, and as defined in, either New Bond Indenture.

                  "New Bond Documents" shall mean the New Bond Indenture, the Senior Subordinated Notes, the Senior Subordinated Contingent Notes and all other documents executed and delivered in connection therewith.

                  "New Bond Indenture" shall mean, collectively, the Senior Subordinated Note Indenture and the Senior Subordinated Contingent Note Indenture.

                  "New Bonds" shall mean, collectively, the Senior Subordinated Notes and the Senior Subordinated Contingent Notes.

                  "New Class A Common Stock" shall mean the Class A common stock of JCC Holding, $.01 par value per share.

                  "New Class A Common Stock Documents" shall mean the agreements, instruments and other documents executed and delivered in connection with the issuance of the New Class A Common Stock.

                  "New Class B Common Stock" shall mean the Class B Common Stock of JCC Holding, $.01 par value per share.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Note" shall mean each Tranche A-1 Term Note, each Tranche A-2 Term Note, each Tranche A-3 Term Note, each Tranche B-1 Term Note, each Tranche B-2 Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).



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

                  "Notice of Confirmation" shall mean the notice from the Bankruptcy Court confirming the Plan of Reorganization pursuant to Sections 1128 and 1129 of the Bankruptcy Code entered on February 2, 1997, as incorporated by reference and supplemented by subsequent orders entered on April 16, 1998, and October 13, 1998.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Mary Kay Coyle, or such other person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Old Bonds" shall mean the 14 1/4% First Mortgage Notes due 2001 in an aggregate principal amount equal to $435,000,000 issued by HJC and Harrah's Jazz Finance Corp.

                  "Open Access Program" shall mean the Open Access Program attached as Exhibit C to the Casino Lease.

                  "Opening Date" shall have the meaning provided in the Management Agreement.

                  "Operating Accounts" shall have the meaning provided in
Section 8.17.

                  "Other General Contractor" shall mean a general contractor, other than the Casino General Contractor and the Poydras Street Support Facility and Tunnel General Contractor, which is a party to a general construction contract with the Borrower in excess of $5,000,000 and which is reputable, possesses all applicable Permits and has experience of a kind similar to the work called for in such general construction contract.

                  "Other General Contractor Construction Contract" shall mean an agreement for the construction and equipping of the Project, other than the Casino Construction Contract and the Poydras Street Support Facility and Tunnel Construction Contract, equal to or in excess of $5,000,000 between the Borrower and any Other General Contractor.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Pedestrian Bridge Areas" shall have the meaning provided in the Casino Lease.



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

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Performance Bond" shall mean that certain Performance Bond among the Borrower, Reliance Insurance Company and United States Fidelity and Guaranty Company in favor of the City of New Orleans, the RDC, the LGCB, Norwest Bank Minnesota, National Association as trustee for the holders of the New Bonds and the Administrative Agent, as in effect on the Initial Borrowing Date.

                  "Permits" shall mean any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses of or from any governmental authority or agency (including any Gaming Authority), including, without limitation, the Casino Operating Contract.

                  "Permitted Amendment" shall mean any waiver, amendment or consent to either New Bond Indenture which is entered into (i) to cure any ambiguity, defect or inconsistency therein so long as any such amendment or consent is not adverse to the interests of the Banks in any respect, (ii) to evidence or provide for a replacement trustee thereunder or (iii) to modify any covenant, obligation or event of default thereunder so long as the respective waiver, amendment or consent does not impose any obligations or restrictions on the Borrower greater than those set forth in the respective New Bond Indenture as in effect at the time of such amendment or consent before giving effect thereto. In no event will a Permitted Amendment increase the rate of interest, fees or other amounts payable in connection with the New Bonds or under the New Bond Indenture, or alter the provisions with respect to the deferral of any payments thereunder (except to the extent the respective amendment further extends such deferral).

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered on or prior to the Initial Borrowing Date with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

                  "Permitted Subsidiary" shall mean and include each of the Borrower, JCC Development, CPD, FPD and any other Subsidiary of JCC Holding formed after the Effective Date in accordance with the requirements of Section 9.15.

                  "Permitted Tax Payment" means (for any taxable year of the Borrower in which it joins in filing a consolidated federal income tax return with JCC Holding) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Borrower to JCC Holding in an amount not in excess of the lesser of (i) the separate return federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of which the Borrower



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

would be the parent (the "JCC Group") if it were not a member of another affiliated group for that or any other taxable year, and (ii) the actual tax liability (if any) of the affiliated group of which the Borrower is actually a member (the "Guarantor Group") for such year allocable to the JCC Group; provided, that such payment can be made by the Borrower no earlier than the date on which the Guarantor Group is required to make federal income tax payments for such year to the Internal Revenue Service; and provided, further, that for purposes of clause (ii) the actual tax liability of the Guarantor Group shall be computed without regard to any income, gain, loss, deduction or credit generated by a corporation other than JCC Holding, the Borrower or a Subsidiary of the Borrower. In the event that JCC Holding and any member of the JCC Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then Permitted Tax Payment shall include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for federal income taxes.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                  "Plan Effective Date" shall mean the "Effective Date" as defined in the Plan of Reorganization.

                  "Plan of Reorganization" shall mean the Third Amended Joint Plan of Reorganization of HJC and Harrah's Jazz Finance Company, a Louisiana corporation, as modified through October 13, 1998, under Chapter 11 of the Bankruptcy Code (including all exhibits and schedules thereto), as in effect on the Effective Date, but without giving effect to any subsequent modifications thereto unless in form and substance satisfactory to the Required Banks.

                  "Plans and Specifications" shall mean the plans and specifications prepared in accordance with industry standards by or on behalf of the Borrower by a licensed reputable engineering or architectural firm, as applicable, for the renovation, construction and/or equipping, as the case may be, of the Project in a first class manner consistent with the description of the Project set forth in the Disclosure Statement, as the same may be amended in accordance with the terms hereof. The Plans and Specifications shall include, but not be limited to, architectural, structural, mechanical and electrical plans and specifications, together with all plan revisions and addenda to the specifications which continue to be prepared and completed as initial construction progresses.

                  "Pledge Agreement" shall have the meaning provided in Section 5.16.



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

                  "Pledge Agreement Collateral" shall mean all Collateral under, and as defined in, the Pledge Agreement.

                  "Pledged Securities" shall mean "Collateral" as defined in the Pledge Agreement.

                  "Poydras Street Support Facility" shall mean the support facilities and improvements appurtenant to the Casino to be constructed on the Poydras Street Support Facility Premises, as described in the Plans and Specifications.

                  "Poydras Street Support Facility Architect" shall mean Broadmoor, a Louisiana general partnership.

                  "Poydras Street Support Facility and Tunnel Construction Contract" shall mean the agreement, dated October 10, 1994, between the Borrower and the Poydras Street Support Facility and Tunnel General Contractor, as amended by the Settlement Agreement by and between HJC and the Poydras Street Support Facility and Tunnel General Contractor, dated October 15, 1996, for the construction and equipping of the Poydras Street Support Facility.

                  "Poydras Street Support Facility and Tunnel General Contractor" shall mean Broadmoor, a Louisiana general partnership, the general contractor for the construction and equipping of the Poydras Street Support Facility.

                  "Poydras Street Support Facility Premises" shall have the meaning provided in the Casino Lease.

                  "Poydras Tunnel Area" shall have the meaning provided in the Casino Lease.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Forma Balance Sheet" shall mean an unaudited pro forma consolidated balance sheet of the Borrower and related funds flow statement prepared in accordance with generally accepted accounting principles except as specifically set forth in the notes thereto, immediately after giving effect to the Transaction, which pro forma consolidated balance sheet and related funds flow statement shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and a copy of which is attached as Exhibit B to the Disclosure Statement.

                  "Project" shall mean the lease, renovation, construction, equipping and operation of the Casino, and all related facilities at the Borrower Mortgaged Property, including, without limitation, the Poydras Street Support Facility Premises, the Servitude Areas, the Pedestrian Bridge Areas, the Poydras Tunnel Area, the Encroachment Areas and the Lafayette Subsurface Area, but excluding the Second Floor (other than the shell construction thereof).



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

                  "Project Account" shall have the meaning provided in Section 8.17.

                  "Project Costs" shall mean all Completion Obligations, Carry Obligations and Preservation Obligations under, and as defined in, the Bank Completion Guarantee.

                  "Project Default" shall have the meaning provided in Section 10.05.

                  "Project Documents" shall mean the Leases, the GDA, the Open Access Program and the Management Fee Repayment Guarantee.

                  "Qualified Person" shall mean, with respect to any Bank party to this Agreement on the date hereof or that becomes a Bank pursuant to Section 1.13, 16.04(b) or 16.04(c), a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act), which shall not have been found unsuitable under, and, to the extent necessary, shall have qualified or be presumed suitable under, the Louisiana Gaming Regulations applicable to lenders and the Casino Operating Contract.

                  "Quarterly Payment Date" shall mean each March 31, June 30, September 30 and December 31 occurring after the Effective Date.

                  "Railroad Lease" shall mean that certain Amended and Restated Lease, dated as of November 19, 1993, between The Alabama Great Southern Railroad Company (successor by merger to New Orleans Terminal Company) and Grand Palais Casino, Inc., a Delaware corporation, as assigned by that certain Assignment and Assumption of Lease, dated as of March 15, 1994, to the Borrower, as same may be amended, supplemented or modified from time to time.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.Section 6901 et seq.

                  "RDC" shall mean the Rivergate Development Corporation, a Louisiana public benefit corporation established by the City.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Register" shall have the meaning provided in Section 16.17.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.



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

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                  "Replaced Bank" shall have the meaning provided in Section
1.13. "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (and, (x) if prior to the Tranche A-2 Term Loan Termination Date, Tranche A-2 Term Loan Commitments and (y) if prior to the Tranche B-2 Term Loan Commitment Termination Date, Tranche B-2 Term Loan Commitments) and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than fifty percent of the sum of all outstanding Term Loans (and, (x) if prior to the Tranche A-2 Term Loan Termination Date, Tranche A-2 Term Loan Commitments and (y) if prior to the Tranche B-2 Term Loan Commitment Termination Date, Tranche B-2 Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time); provided that (x) except for purposes of taking actions pursuant to the last paragraph of Section 10, at all times when any Tranche A-1 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans or related Commitments remain in effect or outstanding, the Required Banks shall in each case be required to also include Non-Defaulting Banks which would, at such time, constitute the Majority Tranche A-1, A-3 and B-1 Banks and (y) for purposes of taking actions pursuant to the last paragraph of Section 10, the Required Banks shall mean either (i) the Required Banks as determined pursuant to this definition without giving effect to the proviso to this sentence or the Majority Tranche A-1, A-3 and B-1 Banks. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in making determinations pursuant to the immediately preceding sentence, all outstanding Term Loans and Revolving Loan Commitments (and/or related outstandings or commitments, as the case may be) held by any of HET, HOC or any Affiliate thereof shall be treated as if same were not outstanding and, accordingly, the Required Banks shall be determined as if such extensions of credit did not exist; provided that this sentence shall not be applicable at any time when 100% of the outstanding Obligations and Commitments are so held by HET, HOC and Affiliates thereof.

                  "Required Secured Creditors" shall have the meaning assigned that term in the Bank/Bondholder Intercreditor Agreement.

                  "Reserve Fund" shall mean the Capital Replacement Fund as defined in the Management Agreement, as in effect on the date hereof.

                  "Restricted Payments" shall mean (a) any authorization, declaration or payment of any Distributions with respect to JCC Holding or any of its Subsidiaries or any other payment to any of their Affiliates (excluding the Borrower), (b) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to JCC Holding or any of its Subsidiaries by, or in respect of any guarantee or Contingent Obligation made for the benefit of JCC Holding or any of its Subsidiaries by, or in respect of any other obligation of JCC Holding or any of its Subsidiaries owed to, HET, HOC or any Affiliate of HET or HOC (excluding the Borrower and its Wholly-Owned Subsidiaries), whether pursuant to any Document or otherwise, (c) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any payment whatsoever in respect of, or pursuant to, any of the Junior Subordinated Credit Facility Documents, any Completion Guaranty, the Completion Guarantor Loan Documents, the HET/JCC Agreement Documents or the Construction Lien Indemnity Obligation Agreement and (d) the payment of any Management Fees or any other fees or expenses (including the reimbursement thereof by JCC Holding or any of its Subsidiaries) pursuant to the Management Agreement or any other agreement with an Affiliate of JCC Holding or its Subsidiaries. Notwithstanding anything to the contrary contained above, payments made in respect of the Obligations in accordance with the terms of this Agreement shall not constitute Restricted Payments, even if the respective Obligations are held by HET, HOC or an Affiliate thereof.

                  "Retained Percentage" shall mean, with respect to any Semi-Annual Free Cash Flow Payment Period, a percentage equal to 100% minus the Applicable ECF Percentage which shall apply on the Semi-Annual Free Cash Flow Payment Date for such Semi-Annual Free Cash Flow Payment Period.

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(f).

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04(b).



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

                  "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

                  "Revolving Loan Maturity Date" shall mean January 31, 2006.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Revolving Obligations" shall mean and include (i) all principal of, and interest (including any interest payable on such interest) on, all Revolving Loans and Swingline Loans, (ii) all Unpaid Drawings and all interest (including interest payable on interest) thereon and (iii) all regularly accruing fees payable with respect to the foregoing outstandings or related Commitments (which includes the Fees payable pursuant to Sections 3.01(b) and (c), but shall not include any Fees payable pursuant to Sections 3.01(a), (d), (e) and (f)). The interest included as Revolving Obligations shall include any amounts required to be paid as Credit Support Fees in respect of Revolving Obligations as described above pursuant to the Credit Enhancement Fee Agreement (Bank Credit Agreement).

                  "Rivergate Architect" shall mean Perez Ernst Farnet/Modus,
Inc.

                  "Scheduled Repayment" shall mean any Tranche A-1 and A-2 Scheduled Repayment, Tranche A-3 Scheduled Repayment or Tranche B Scheduled Repayment.

                  "Scheduled Repayment Date" shall mean any Tranche A-1 and A-2 Scheduled Repayment Date, Tranche A-3 Scheduled Repayment Date or Tranche B Scheduled Repayment Date.

                  "SEC" shall have the meaning provided in Section 8.01(i).

                  "Second Floor" shall mean the non-gaming areas of the second floor of the Casino which are subject to the Second Floor Sublease.

                  "Second Floor Sublease" shall mean that certain Second Floor Non-Gaming Sublease between the Borrower as sublessor and JCC Development as sublessee attached as Exhibit M to the Casino Lease.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

                  "Section 13 Payment Default" shall have the meaning provided in Section 13.05(b).

                  "Section 15 Payment Default" shall have the meaning provided in Section 15.05(b).

                  "Secured Creditors" shall have the meaning provided in the respective Security Documents and the Intercreditor Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 5.17.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage, and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

                  "Semi-Annual Free Cash Flow" shall mean, for any Semi-Annual Free Cash Flow Payment Period, the remainder of (i) the sum of (A) Consolidated EBITDA for such Semi-Annual Free Cash Flow Payment Period and (B) the aggregate amount of cash released from the Reserve Fund (except to the extent released for the purpose of making Capital Expenditures which are not deducted pursuant to following clause (ii)(A)) during the respective Semi-Annual Free Cash Flow Payment Period, less (without duplication) (ii) the sum of (A) the amount of Capital Expenditures (but excluding Capital Expenditures (w) made in connection with the construction, development or completion of the Casino (except for development Capital Expenditures made with respect to the Casino after the Termination of Construction Date, which Capital Expenditures were not part of the original plans with respect to the development of the Casino), (x) financed with Indebtedness, (y) made with equity issuances or capital contributions and
(z) made with insurance proceeds to the extent the receipt of such insurance proceeds has not, and will not, increase Consolidated Net Income) made by the Borrower and its Subsidiaries on a consolidated basis during the respective Semi-Annual Free Cash Flow Payment Period in accordance with Section 9.07(a),
(B) the aggregate amount of cash deposited in the Reserve Fund during the respective Semi-Annual Free Cash Flow Payment Period, (C) that portion, if any, of EBITDA (as defined in the New Bond Indenture) generated during the respective Semi-Annual Free Cash Flow Payment Period which the Borrower will be required to be used to make Contingent Payments with respect to the New Bonds in accordance with the requirements of the New Bond Indenture as originally in effect, (D) the aggregate amount of investments made during the respective Semi-Annual Free Cash Flow Payment Period pursuant to Section 9.05(vi) to the extent same have not reduced Consolidated Net Income for such period, (E) the amount of taxes actually paid in cash during the respective Semi-Annual Free Cash Flow Payment Period, (F) all cash payments of fees, costs and expenses made during the respective Semi-Annual Free Cash Flow Payment Period pursuant to Section 9.06(a)(iv) (except to the extent the same reduced Consolidated Net Income during the respective Semi-Annual Free Cash Flow Payment Period), and (G) Consolidated Cash Interest Expense for such Semi-Annual Free Cash Flow Payment Period less all amounts included therein representing, or in respect of, Contingent Payments (which are dealt with in preceding clause (C)). Notwithstanding anything to the contrary contained in clause (ii) of the immediately preceding sentence, amounts paid during the respective period pursuant to Section 9.06(b) shall in no event be deducted in determining Semi-Annual Free Cash Flow.

                  "Semi-Annual Free Cash Flow Payment Date" shall mean each November 15 and May 15 occurring after the Termination of Construction Date.

                  "Semi-Annual Free Cash Flow Payment Period" shall mean with respect to the repayment required on each Semi-Annual Free Cash Flow Payment Date, the immediately preceding six month period ending March 31or September 30, as the case may be, of JCC Holding or, in the case of the first Semi-Annual Free Cash Flow Payment Period, the period beginning on the first day of the first month after the Termination of Construction Date and ending on the first Semi-Annual Free Cash Flow Payment Date.

                  "Semiannual Period" shall have the meaning assigned that term in the Senior Subordinated Note Indenture as originally in effect.

                  "Senior Debt" shall mean the Bank Debt and the New Bonds.

                  "Senior Subordinated Contingent Note Indenture" shall mean the Indenture, dated as of October 30, 1998, between the Borrower and the Senior Subordinated Contingent Notes Trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof or hereof.

                  "Senior Subordinated Contingent Notes" shall mean the Borrower's Senior Subordinated Contingent Notes due 2009 issued pursuant to the Senior Subordinated Contingent Note Indenture.

                  "Senior Subordinated Contingent Notes Trustee" shall mean Norwest Bank Minnesota, N.A. and any successor thereto as trustee pursuant to the Senior Subordinated Contingent Note Indenture.

                  "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of October 30, 1998, between the Borrower and the Senior Subordinated Notes Trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                  "Senior Subordinated Notes" shall mean the Borrower's $187,500,000 Senior Subordinated Notes due 2009 with Contingent Payments issued pursuant to the Senior Subordinated Note Indenture.

                  "Senior Subordinated Notes Semi-Annual Interest Payment Date" shall mean November 15 and May 15 of each year, beginning with the first April occurring after the Effective Date.

                  "Senior Subordinated Notes Trustee" shall mean Norwest Bank Minnesota, N.A. and any successor thereto as trustee pursuant to the Senior Subordinated Note Indenture.

                  "Servitude Areas" shall mean the Employee Bus and Parking Facility Servitude Area, the Employee and Bus Parking Facility Access Servitude Area, and the Observation Tower Servitude Area (each as defined in the Casino Lease).

                  "Specified Event of Default" shall mean (i) any Default or Event of Default under Section 10.01, 10.04(ii), 10.05(i) or (iii), 10.06, 10.08
(so long as the respective Default or Event of Default under Section 10.08 materially adversely affects (x) the Collateral, (y) the priority or perfection of the security interests purported to be created with respect to any material portion of the Collateral or (z) the rights or remedies of the Collateral Agent or the Secured Creditors in respect of any material portion of the Collateral), 10.09, 10.11, 10.12, 10.13, 10.14 or 10.16 or (ii) any Event of Default under
Section 10.03 as a result of a breach of any of Sections 9.01 through 9.11 and
Section 9.14.

                  "Specified Real Estate" shall mean those parcels of Real Property identified on Schedule VII.

                  "Start Date" shall mean the first date on which the Casino is open for business as a casino to the general public.

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subordination Agreements" shall mean and include each of the Manager Subordination Agreement, the Subordinated Lender Subordination Agreement and the Completion Guarantor Subordination Agreement.

                  "Subordinated Lender Subordination Agreement" shall have the meaning provided in Section 5.23(c).

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean and include each of JCC Development, CPD, FPD and each Subsidiary of JCC Holding, which, after the Effective Date, becomes a party to the Subsidiaries Guaranty in accordance with the requirements of Section 9.15.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 9.15.

                  "Substitute Bank" shall have the meaning provided in Section 16.04(c).

                  "Supermajority A-1 and A-2 Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement (determined without regard to the proviso to the first sentence of the definition thereof) if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments




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with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

                  "Supermajority A-3 Banks" shall mean the Supermajority Banks holding Tranche A-3 Term Loans.

                  "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement (determined without regard to the proviso to the first sentence of the definition thereof) if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

                  "Supermajority B Banks" shall mean, in connection with any modification to any Tranche B Scheduled Repayment, (x) if such modification will change the amount or timing of any payment to be received pursuant to Section 4.02(b)(iii) by any Bank holding Tranche B-1 Term Loans, the Supermajority Banks holding Tranche B-1 Term Loans and (y) if any such amendment or modification shall alter the amount or timing of any payment to be received pursuant to
Section 4.02(b)(iii) by any Bank holding Tranche B-2 Term Loans, the Supermajority Banks holding Tranche B-2 Term Loans.

                  "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(g).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan Commitment" shall mean, for each Bank, the sum of such Bank's Tranche A-1 Term Loan Commitment, Tranche A-2 Term Loan Commitment, Tranche A-3 Term Loan Commitment, Tranche B-1 Term Loan Commitment and Tranche B-2 Term Loan Commitment.

                  "Term Loans" shall mean, collectively, Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans and Tranche B-2 Term Loans.

                  "Termination Date" shall mean the first date upon which all Commitments have been terminated hereunder, all Letters of Credit have expired in accordance with their terms, and all principal, interest, unpaid drawings and other amounts owing pursuant to this Agreement have been repaid in full (excluding continuing indemnity obligations where no amounts are due and payable thereunder).

                  "Termination Event," when used with respect to a Project Document or the Casino Operating Contract, shall mean (a) any material provision of such Project Document or the Casino Operating Contract at any time for any reason ceases to be valid and binding on any of the parties



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

thereto or is declared to be null and void or any of the parties thereto shall deny in writing that it has any further liability or obligation thereunder, or
(b) the termination of such Project Document or the Casino Operating Contract, provided that the term "Termination Event" does not include the scheduled expiration in the ordinary course of any Project Document or the Casino Operating Contract in accordance with its terms.

                  "Termination Fee" shall have the meaning provided in the Management Agreement as in effect on the Initial Borrowing Date.

                  "Termination of Construction Date" mean the Bank Completion Guarantee Termination of Construction Date; provided that for purposes of Sections 9.04(vi) and 10.16 of this Agreement, the Termination of Construction Date shall not have occurred unless the Termination of Construction Date as defined in the Bank Completion Guarantee shall have occurred and, concurrently with meeting such requirements, the following additional requirements shall be satisfied:

               (i) the Casino shall have opened for business to the general public as a casino gaming operation, with at least 2,800 new slot machines and 100 gaming tables (in each case owned by the Borrower and not financed, except that no more than 1100 of such slot machines may be leased pursuant to arm's-length operating leases entered into with
          HET) therein, with all necessary regulatory approvals; and

               (ii) all payments required to be made pursuant to Section 4.02(l) of this Agreement shall have been made on the Termination of Construction Date (as defined in the Bank Completion Guarantee).

                  "Test Period" shall mean (i) for any determination made on or prior to the last day of the fourth full fiscal quarter ended after the Start Date, the period from the first day of the first full fiscal quarter ended after the Start Date to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period) and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

                  "Threshold Amount" shall mean a maximum permitted prepayment amount for Tranche B-2 Term Loans in any fiscal year of the Borrower as set forth on Schedule IX.

                  "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Term Loan Commitment" shall mean the sum of the Total Tranche A-1 Term Loan Commitment, the Total A-2 Term Loan Commitment, the Total A-3 Term Loan Commitment, the Total Tranche B-1 Term Loan Commitment and the Total Tranche B-2 Term Loan Commitment.



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

                  "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A-1 Term Loan Commitment, the Total Tranche A-2 Term Loan Commitment and the Total Tranche A-3 Term Loan Commitment.

                  "Total Tranche A-1 Term Loan Commitment" shall mean, at any time, the sum of the Tranche A-1 Term Loan Commitments of each of the Banks.

                  "Total Tranche A-2 Term Loan Commitment" shall mean, at any time, the sum of the Tranche A-2 Term Loan Commitments of each of the Banks.

                  "Total Tranche A-3 Term Loan Commitment" shall mean, at any time, the sum of the Tranche A-3 Term Loan Commitments of each of the Banks.

                  "Total Tranche B Term Loan Commitment" shall mean the sum of the Total Tranche B-1 Term Loan Commitment and the Total Tranche B-2 Term Loan Commitment.

                  "Total Tranche B-1 Term Loan Commitment" shall mean, at any time, the sum of the Tranche B-1 Term Loan Commitments of each of the Banks.

                  "Total Tranche B-2 Term Loan Commitment" shall mean, at any time, the sum of the Tranche B-2 Term Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being seven separate Tranches, i.e., Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans, Revolving Loans and Swingline Loans.

                  "Tranche A Obligations" shall mean and include (i) all principal of, and interest (including interest payable on interest) on, all Tranche A Term Loans and (ii) all regularly accruing fees payable with respect to the foregoing outstandings or related Commitments (which includes the Tranche A-2 Term Loan Commitment Commission). The interest included as Tranche A Obligations shall include any amounts required to be paid as Credit Support Fees in respect of Tranche A-2 Term Loans pursuant to the Credit Enhancement Fee Agreement (Bank Credit Agreement). The Tranche A Obligations shall include, to the same extent as if same constituted Tranche A Term Loans, any refinancing, in whole or in part, of the outstanding Tranche A Term Loans (or any previous refinancing thereof) so long as the respective refinancing does not increase the principal amount of Tranche A Obligations outstanding (except to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinancing Indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing Indebtedness) or decrease the weighted-average maturity thereof; provided that (x) in no event shall Revolving Loans or Tranche B Term Loans incurred hereunder be treated as refinancing Indebtedness as described above and (y) refinancing Indebtedness shall only be treated



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as described above in this sentence if the Majority Tranche A Banks (unless all
Tranche A Obligations outstanding pursuant to this Agreement have been repaid in full), the Majority Tranche A-1 and A-3 Banks (unless all Tranche A-1 and A-3 Obligations outstanding pursuant to this Agreement have been repaid in full) and the Majority Tranche B-1 Banks (unless all Tranche B-1 Term Loans and Obligations with respect thereto have been repaid in full) specifically consent thereto in writing prior to the incurrence thereof and so long as, at the time of the incurrence of such refinancing Indebtedness, written notice thereof (and stating that such Indebtedness shall constitute Tranche A Obligations) is furnished by the Borrower to the Administrative Agent and the Banks.

                  "Tranche A Term Loan" shall mean and include each Tranche A-1 Term Loan, Tranche A-2 Term Loan and Tranche A-3 Term Loan.

                  "Tranche A-1 Term Loan" shall have the meaning provided in
Section 1.01(a).

                  "Tranche A-1 Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A-1 Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Section 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04.

                  "Tranche A-1 Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche A-1 and A-2 Scheduled Repayment" shall have the meaning provided in Section 4.02 (b)(i).

                  "Tranche A-1 and A-2 Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(i).

                  "Tranche A-1 and A-2 Term Loan Maturity Date" shall mean April 30, 2006.

                  "Tranche A-1 and A-3 Obligations" shall mean all Tranche A Obligations, other than those Tranche A Obligations relating to Tranche A-2 Term Loans and the Tranche A-2 Term Loan Commitments.

                  "Tranche A-2 Term Loan" shall have the meaning provided in
Section 1.01(b).

                  "Tranche A-2 Term Loan Borrowing Date" shall mean each date occurring on or after the Initial Borrowing Date on which Tranche A-2 Term Loans are incurred hereunder.

                  "Tranche A-2 Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A-2 Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Section 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04.



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

                  "Tranche A-2 Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a)(i).

                  "Tranche A-2 Term Loan Termination Date" shall mean the Completion Date or such earlier date as the Total Tranche A-2 Term Loan Commitment has terminated in accordance with the provisions of this Agreement.

                  "Tranche A-2 Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche A-3 Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

                  "Tranche A-3 Scheduled Repayment Date" shall have the meaning provided in Section 4.02 (b)(ii).

                  "Tranche A-3 Term Loan" shall have the meaning provided in
Section 1.01(c).

                  "Tranche A-3 Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A-3 Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Section 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04.

                  "Tranche A-3 Term Loan Maturity Date" shall mean January 6, 2006.

                  "Tranche A-3 Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche B and Revolving Obligations" shall mean and include all Tranche B Obligations and all Revolving Obligations.

                  "Tranche B Obligations" shall mean and include all Tranche B-1 Obligations and all Tranche B-2 Obligations.

                  "Tranche B Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

                  "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(iii).

                  "Tranche B Term Loan Maturity Date" shall mean January 31,
2006.

                  "Tranche B Term Loans" shall mean, collectively, the Tranche B-1 Term Loans and the Tranche B-2 Term Loans.

                  "Tranche B-1 Obligations" shall mean all principal of, and interest (including interest payable on interest) on, all Tranche B-1 Term Loans. The Tranche B-1 Obligations shall include, to the same extent as if same constituted Tranche B-1 Term Loans, any refinancing, in whole or in part, of the outstanding Tranche B-1 Term Loans (or any previous refinancing



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thereof) so long as the respective refinancing does not increase the principal amount of Tranche B-1 Obligations outstanding (except to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinancing Indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing Indebtedness) or decrease the weighted-average maturity thereof; provided that (x) in no event shall Revolving Loans or Tranche B-2 Term loans incurred hereunder be treated as refinancing Indebtedness as described above and (y) refinancing Indebtedness shall only be treated as described above in this sentence if the Majority Tranche B-1 Banks (unless all Tranche B-1 Term Loans and Obligations with respect thereto have been repaid in full) specifically consent thereto in writing prior to the incurrence thereof and so long as, at the time of the incurrence of such refinancing Indebtedness, written notice thereof (and stating that such Indebtedness shall constitute Tranche B-1 Obligations) is furnished by the Borrower to the Administrative Agent and the Banks.

                  "Tranche B-1 Term Loan" shall have the meaning provided in
Section 1.01(d).

                  "Tranche B-1 Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B-1 Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04.

                  "Tranche B-1 Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Tranche B-2 Obligations" shall mean and include (i) all principal of, and interest (including any interest payable on such interest) on, all Tranche B-2 Term Loans and (ii) all regularly accruing fees payable with respect to the foregoing outstandings or related Commitments (which includes the Tranche B-2 Term Loan Commitment Commission). The interest included as Tranche B-2 Obligations shall include any amounts required to be paid as Credit Support Fees in respect of Tranche B-2 Obligations as described above pursuant to the Credit Enhancement Fee Agreement (Bank Credit Agreement).

                  "Tranche B-2 Term Loan" shall have the meaning provided in
Section 1.01(e).

                  "Tranche B-2 Term Loan Borrowing Date" shall mean each date occurring on or after the Initial Borrowing Date on which Tranche B-2 Term Loans are incurred hereunder.

                  "Tranche B-2 Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B-2 Term Loan Commitment," as the same may be
(x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 16.04.

                  "Tranche B-2 Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a)(ii).



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

                  "Tranche B-2 Term Loan Commitment Termination Date" shall mean the Completion Date or such earlier date as the Total Tranche B-2 Term Loan Commitment has terminated in accordance with the provisions of this Agreement.

                  "Tranche B-2 Term Note" shall have the meaning provided in
Section 1.05(a).

                  "Transaction" shall mean the completion of the Project and the financing therefor.

                  "Transition Date" shall have the meaning assigned that term in the Restated Certificate of Incorporation of JCC Holding, as in effect on the Initial Borrowing Date.

                  "Tucker Litigation" shall mean the lawsuit captioned Thomas Warren Tucker v. City of New Orleans, No. 94-15484, filed in the Civil District Court for the Parish of Orleans, State of Louisiana.

                  "Tunnel" shall mean the support facilities and improvements appurtenant to the Casino to be constructed on and/or in the Poydras Tunnel Area, as described in the Plans and Specifications.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time in respect of Letters of Credit issued under this Agreement.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/ or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.



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

                  "Withdrawal Period" shall have the meaning provided in Section 16.04(d).

                  "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

                  SECTION 12. The Administrative Agent.

                  12.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as collateral agent pursuant to any of the Security Documents where it at any time acts as such) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Administrative Agent. (a) Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and, except as



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

expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or the existence or possible existence of any Default or Event of Default.

                  (b) The Administrative Agent does not represent, warrant or guaranty to the Banks the performance of the Borrower, any other Credit Party, any architect, any project managers, any contractor, subcontractor or provider of materials or services in connection with the construction of the Project and the Borrower and the Completion Guarantors shall remain solely responsible for all aspects of the Project, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all Loans.

                  12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Credit Parties).

                  12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions,



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judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

                  12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans or issue or participate in Letters of Credit under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Borrower shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Required Banks (it being understood and agreed that any Bank is deemed to be acceptable to the Required Banks), provided that, if a Default or Event of Default exists at the time of such resignation, the Required Banks shall appoint such successor Administrative Agent.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who is a Qualified Person and who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Borrower or Required Banks, as the case may be, appoint a successor Administrative Agent as provided above.



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                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  SECTION 13. Subordination of Tranche B and Revolving Obligations to Tranche A Obligations.

                  13.01 Tranche B and Revolving Obligations Subordinated to Tranche A Obligations. The Borrower, for itself, its successors and assigns, covenants and agrees, and each Bank, for itself, its successors, participants and assigns, likewise covenants and agrees, that the Tranche B and Revolving Obligations (and any renewals or extensions thereof), including the principal of and interest thereon and any interest payable on such interest, and requirements that the Borrower make repayments and prepayments thereof, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or Cash Equivalents of all Tranche A Obligations, and that each holder of Tranche A Obligations whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Tranche A Obligations in reliance upon the covenants and provisions contained in this Section 13.

                  13.02 Tranche B and Revolving Obligations Subordinated to Prior Payment of All Tranche A Obligations on Dissolution, Liquidation, Reorganization, etc. of the Borrower. Upon any payment or distribution of the assets of the Borrower of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Tranche B and Revolving Obligations) to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, or recapitalization or readjustment of the Borrower or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Borrower or otherwise), then in such event,

               (i) all holders of Tranche A Obligations shall first be entitled to receive payment in full in cash or Cash Equivalents, before any payment is made on account of Tranche B and Revolving Obligations;

               (ii) any payment or distribution of assets of the Borrower, of any kind or character, whether in cash, property or securities (other than, to the extent issued in exchange for Tranche B and Revolving Obligations, capital stock of the Borrower and debt securities that are subordinated to the Tranche A Obligations (and any securities or obligations issued in exchange for Tranche A Obligations) to the same extent the Tranche B and Revolving Obligations are subordinated to the Tranche A Obligations (and any securities or obligations issued in exchange for Tranche A Obligations)), to which the holders of Tranche B and Revolving Obligations would be entitled except for the provisions of this Section 13, shall be paid or delivered by any debtor or other Person making such payment or distribution, directly to the holders of the Tranche A Obligations or their



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          representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche A Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche A Obligations held or represented by each, for application to payment of all Tranche A Obligations remaining unpaid, to the extent necessary to pay all Tranche A Obligations in full after giving effect to any concurrent payment or distribution to the holders of such Tranche A Obligations; and

               (iii) in the event that, notwithstanding the foregoing provisions of this Section 13.02, any payment or distribution of assets of the Borrower, whether in cash, property or securities (other than, to the extent issued in exchange for Tranche B and Revolving Obligations, capital stock of the Borrower and debt securities of the Borrower that are subordinated to the Tranche A Obligations (and any securities or obligations issued in exchange for Tranche A Obligations) to the same extent the Tranche B and Revolving Obligations are subordinated to the Tranche A Obligations (and any securities or obligations issued in exchange for Tranche A Obligations)), shall be received by the holders of Tranche B and Revolving Obligations (or their agent, representative or trustee) before all Tranche A Obligations are paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Section 13.06 and 13.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holders of Tranche B and Revolving Obligations (or their agent, representative or trustee), as the case may be, to the holders of Tranche A Obligations remaining unpaid or unprovided for, or their representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche A Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche A Obligations held or represented by each, for application to the payment of all Tranche A Obligations remaining unpaid, to the extent necessary to pay all Tranche A Obligations in full after giving effect to any concurrent payment or distribution to the holders of such Tranche A Obligations.

                  The Borrower shall give prompt written notice to the Administrative Agent of any action or plan of dissolution, winding-up, liquidation or reorganization of the Borrower or any other facts known to it which would cause a payment to violate this Section 13.

                  Upon any payment or distribution of assets of the Borrower referred to in this Section 13, the Administrative Agent and the holders of Tranche B and Revolving Obligations shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Administrative Agent or to the holders of Tranche B and Revolving Obligations, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Tranche A Obligations and other Indebtedness of the Borrower, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.



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                  13.03 Holders of Tranche B and Revolving Obligations to be
Subrogated to Rights of Holders of Tranche A Obligations. Subject to the payment in full of all Tranche A Obligations in cash or Cash Equivalents, the holders of the Tranche B and Revolving Obligations shall be subrogated (equally and ratably with the holders of all Indebtedness of the Borrower that, by its terms, is subordinated to the Tranche A Obligations and ranks pari passu with the Tranche B and Revolving Obligations) to the rights of the holders of Tranche A Obligations to receive payments or distributions of assets of the Borrower applicable to the Tranche A Obligations until all Tranche B and Revolving Obligations shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Tranche A Obligations of assets, whether in cash, property or securities, distributable to the holders of Tranche A Obligations under the provisions hereof to which the holders of Tranche B and Revolving Obligations would be entitled except for the provisions of this
Section 13, and no payment over pursuant to the provisions of this Section 13 to the holders of Tranche A Obligations by the holders of Tranche B and Revolving Obligations shall, as between the Borrower, its creditors (other than the holders of Tranche A Obligations) and the holders of Tranche B and Revolving Obligations, be deemed to be a payment by the Borrower to or on account of Tranche A Obligations, it being understood that the provisions of this Section 13 are, and are intended, solely for the purpose of defining the relative rights of the holders of Tranche B and Revolving Obligations, on the one hand, and the holders of Tranche A Obligations, on the other hand.

                  13.04 Obligations of the Borrower Unconditional. Nothing contained in this Section 13 or elsewhere in this Agreement or in any Credit Document is intended to or shall impair or affect, as between the Borrower, its creditors (other than the holders of Tranche A Obligations) and the holders of Tranche B and Revolving Obligations, the obligation of the Borrower, which is absolute and unconditional, to pay to the holders of Tranche B and Revolving Obligations the full amount thereof, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of Tranche B and Revolving Obligations and creditors of the Borrower other than the holders of Tranche A Obligations, nor shall anything herein or therein prevent or limit the Administrative Agent or any holder of Tranche B and Revolving Obligations from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, in accordance with the provisions of Section 10 hereof and to the rights, if any, under this Section 13 of the holders of Tranche A Obligations in respect of assets, whether in cash, property or securities, of the Borrower received upon the exercise of any such remedy. Nothing contained in this Section 13 or elsewhere in this Agreement or any other Credit Document shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Borrower or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of assets and liabilities of the Borrower or otherwise), affect the obligation of the Borrower to make, or prevent the Borrower from making, at any time (except under the circumstances described in Section 13.05 hereof), payment of Tranche B and Revolving Obligations.

                  13.05 Borrower Not to Make Payments With Respect to Tranche B and Revolving Obligations in Certain Circumstances. (a) Upon the maturity of any Tranche A Obligation by lapse of time, acceleration or otherwise, all principal thereof and interest thereon



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and all other obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, before any payment is made on account of Tranche B and Revolving Obligations in cash or property or to acquire or repurchase same.

                  (b) Upon the happening of any default or event of default (as such terms are used in related documentation) in respect of the payment of any Tranche A Obligation (a "Section 13 Payment Default"), then, unless and until such default or event of default shall have been cured or waived by the holders of such Tranche A Obligation or shall have ceased to exist, no payment shall be made by the Borrower with respect to any Tranche B and Revolving Obligations in cash or property or to acquire or repurchase same. For purposes of the immediately preceding sentence, if on any date payments are due with respect to any Tranche A Obligations and with respect to any Tranche B and Revolving Obligations, there shall be deemed to exist on such date a Section 13 Payment Default unless and until all payments of Tranche A Obligations required to be made on such date have been paid in full in cash or Cash Equivalents and, accordingly, until said Tranche A Obligations have been so paid, the provisions of the immediately preceding sentence shall prevent the payment of Tranche B and Revolving Obligations in accordance with the terms thereof.

                  In the event that, notwithstanding the foregoing provisions of this Section 13.05, any payment or distribution of assets of the Borrower, whether in cash, property or securities, shall be received by the Administrative Agent or the holders of Tranche B and Revolving Obligations at a time when such payment or distribution should not have been made because of this Section 13.05, such payment or distribution (subject to the provisions of Sections 13.06 and 13.07) shall be held in trust for the benefit of the holders of, and shall be paid or delivered by the Administrative Agent or such holders of Tranche B and Revolving Obligations, as the case may be, to the holders of the Tranche A Obligations remaining unpaid or unprovided for or their representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche A Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche A Obligations held or represented by each, for application to the payment of all Tranche A Obligations remaining unpaid, to the extent necessary to pay all Tranche A Obligations in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Tranche A Obligations.

                  13.06 Administrative Agent Entitled to Assume Payments Not Prohibited in Absence of Notice. The Administrative Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Administrative Agent, unless and until the Administrative Agent shall have received written notice thereof at its Notice Office from the Borrower or any holder of Tranche A Obligations or from any representative thereof or agent or trustee therefor, and, prior to the receipt of any such written notice, the Administrative Agent shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

                  The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Tranche A Obligations (or an agent or a trustee on behalf of such holder) to establish that such notice has been given by a



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holder of Tranche A Obligations or an agent or a trustee on behalf of any such holder. In the event that the Administrative Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Tranche A Obligations to participate in any payment or distribution pursuant to this Section 13, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Tranche A Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any of the facts pertinent to the rights of such Person under this Section 13, and, if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  13.07 Application by Administrative Agent of Monies Deposited With It. Any deposit of monies by the Borrower with the Administrative Agent (whether or not in trust) for the payment of Tranche B and Revolving Obligations shall be subject to the provisions of Sections 13.01, 13.02, 13.03 and 13.05 hereof, except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Agreement, any such monies may become payable for any purpose the Administrative Agent shall not have received with respect to such monies the notice provided for in Section 13.06, then the Administrative Agent shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Tranche A Obligations may have to recover any such payments from the holders of Tranche B and Revolving Obligations in accordance with the provisions of this Section 13.

                  13.08 Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Tranche A Obligations. No right of any present or future holder of any Tranche A Obligations to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement, any Credit Document, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Each holder of any Tranche B and Revolving Obligations, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Tranche A Obligations to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Tranche A Obligations may at any time require in order to prove and realize upon any rights or claims pertaining to the Tranche B and Revolving Obligations and to effectuate the full benefit of the subordination contained in this Section 13, and upon failure of any holder of any Tranche B and Revolving Obligations so to do, any such holder of Tranche A Obligations (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Tranche B and Revolving Obligations to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

                  Without limiting the effect of the first paragraph of this
Section 13.08, any holder of Tranche A Obligations may at any time and from time to time without the consent of or notice



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to any holder of Tranche B and Revolving Obligations, without impairing or releasing any of the rights of any such holder of Tranche A Obligations hereunder, upon or without any terms or conditions and in whole or in part:

                  (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Tranche A Obligations or any other liability of the Borrower to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Tranche A Obligations of such holder as so changed, extended, renewed or altered;

                  (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Tranche A Obligations or any other liability of the Borrower to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

                  (3) exercise or refrain from exercising any rights or remedies against the Borrower or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Borrower or any other Person;

                  (4) settle or compromise any Tranche A Obligations or any other liability of the Borrower to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than such holder; and

                  (5) apply any sums by whomsoever paid and however realized to any liability or liabilities of the Borrower to such holder (other than in respect of the Tranche B and Revolving Obligations or any liability or liabilities which rank pari passu or junior in right of payment to the Tranche B and Revolving Obligations) regardless of what liability or liabilities of the Borrower to such holder remain unpaid.

                  13.09 Holders of Tranche B and Revolving Obligations Authorize Administrative Agent to Effectuate Subordination of Tranche B and Revolving Obligations. Without purporting to limit the authority of the Administrative Agent as may be appropriate in other circumstances, each holder of Tranche B and Revolving Obligations by his or its acceptance thereof irrevocably authorizes and expressly directs the Administrative Agent on his behalf of take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 13 and appoints the Administrative Agent his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Tranche B and Revolving Obligations in the form required in such proceedings and the causing of such claim to be approved. If the Administrative Agent does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs,



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then any of the holders of Tranche A Obligations have the right to file such proof of claim or debt on behalf of the holders of Tranche B and Revolving Obligations, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Tranche A Obligations pursuant to this Agreement, the other Credit Documents or by law; provided, however, that no such action by holders of Tranche A Obligations shall in any way limit or affect the rights of the holders of Tranche B and Revolving Obligations or the Administrative Agent hereunder or under the other Credit Documents or applicable law.

                  13.10 Right of Administrative Agent to Hold Tranche A Obligations; Preservation of Administrative Agent's Rights. The Administrative Agent, in its individual capacity, shall be entitled to all of the rights set forth in this Section 13 in respect of any Tranche A Obligations at any time held by it to the same extent as any other holder of Tranche A Obligations, and nothing in this Agreement or any other Credit Document shall be construed to deprive the Administrative Agent of any of its rights as such holder. Nothing in this Section 13 shall apply to claims of, or payment to, the Administrative Agent or Collateral Agent in their capacities as such.

                  13.11 Section 13 Not to Prevent Events of Default. The failure to make a payment on account of, or in respect of, any Tranche B and Revolving Obligation by reason of any provision in this Section 13 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section
10.01 hereof.

                  13.12 Administrative Agent Not Fiduciary for Holders of Tranche A Obligations. The provisions of this Section 13 are not intended to create, nor shall they create, any trust or fiduciary relationship between the Administrative Agent and the holders of Tranche A Obligations, nor shall any implied covenants or obligations with respect to holders of Tranche A Obligations (other than those expressly set forth herein) be read into this Agreement against the Administrative Agent.

                  Accordingly, notwithstanding any provision of this Section 13 to the contrary, the Administrative Agent shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to holders of Tranche B and Revolving Obligations or the Borrower or any other Person monies or assets to which any holders of Tranche A Obligations shall be entitled by virtue of this Section 13 or otherwise.

                  13.13 Certain Payments Not Subordinated. Notwithstanding anything contained herein to the contrary, payments made pursuant to the HET/HOC Guaranty and Loan Purchase Agreement shall not be subordinated to the prior payment of any Tranche A Obligations or subject to the restrictions set forth in this Section 13 and none of the holders of Tranche B and Revolving Obligations shall be obligated to pay over any such payment to the Borrower or any holder of Tranche A Obligations or any other creditor of the Borrower. Notwithstanding the foregoing, any Tranche B and Revolving Obligations purchased by HET and/or HOC (or any other Person) pursuant to the HET/HOC Guaranty and Loan Purchase Agreement or otherwise shall continue to be subject to the provisions of this
Section 13 (although, as provided above in this Section 13.13, the payments made pursuant to the HET/HOC Guaranty and Loan Purchase Agreement are not subject to the subordination provisions contained in this Section 13).



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                  SECTION 14. Lien Priorities.

                  14.01 Priorities of Various Tranches. As more fully provided in (and subject to the express provisions of) the various Security Documents and the Intercreditor Agreement, it is acknowledged and agreed that all proceeds applied in accordance with the various Security Documents are required to be applied, as between the various Tranches: (i) first, to certain Obligations (as used in this Section 14, the term "Obligations" shall have the meaning provided in the Intercreditor Agreement) owing to the Collateral Agent, (ii) second, to all reimbursement obligations pursuant to the Minimum Payment Guaranty Documents in respect of amounts actually paid pursuant to one or more Minimum Payment Guaranties, and any interest thereon or other amounts secured thereby in accordance with the terms of the relevant Minimum Payment Guaranty Documents,
(iii) third, to all unpaid Tranche A Obligations; (iv) fourth, to all unpaid Revolving Obligations; and (v) fifth, subject to the provisions of following
Section 15, to all unpaid Tranche B Obligations and to certain obligations owing in respect of the New Bonds, as provided in the Security Documents and the Intercreditor Agreement. Proceeds distributed pursuant to the Security Documents and/or Intercreditor Agreement shall be subject to the subordination provisions contained in this Agreement.

                  14.02 Acknowledgment of Prior Security Interest. It is acknowledged and agreed that the security interests granted pursuant to various of the Security Documents shall also secure the Minimum Payment Obligations (as defined in the Intercreditor Agreement) owed to HET and HOC as Minimum Payment Guarantors and the Minimum Payment Obligations owing to any other Minimum Payment Guarantor which becomes a party to the Intercreditor Agreement in accordance with the terms and provisions thereof, with the Minimum Payment Obligations so secured to be entitled to the priority in terms of distributions described in preceding Section 14.01.

                  SECTION 15. Subordination of Tranche B-2 Obligations to Tranche B-1 Obligations.

                  15.01 Tranche B-2 Obligations Subordinated to Tranche B-1 Obligations. The Borrower, for itself, its successors and assigns, covenants and agrees, and each Bank, for itself, its successors, participants and assigns, likewise covenants and agrees, that the Tranche B-2 Obligations (and any renewals or extensions thereof), including the principal of and interest thereon and any interest payable on such interest, and requirements that the Borrower make repayments and prepayments thereof, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or Cash Equivalents of all Tranche B-1 Obligations, and that each holder of Tranche B-1 Obligations whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Tranche B-1 Obligations in reliance upon the covenants and provisions contained in this Section 15.

                  15.02 Tranche B-2 Obligations Subordinated to Prior Payment of All Tranche B-1 Obligations on Dissolution, Liquidation, Reorganization, etc. of the Borrower. Upon any payment or distribution of the assets of the Borrower of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Tranche B-2 Obligations)



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to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, or recapitalization or readjustment of the Borrower or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Borrower or otherwise), then in such event,

               (i) all holders of Tranche B-1 Obligations shall first be entitled to receive payment in full in cash or Cash Equivalents, before any payment is made on account of Tranche B-2 Obligations;

               (ii) any payment or distribution of assets of the Borrower, of any kind or character, whether in cash, property or securities (other than, to the extent issued in exchange for Tranche B-2 Obligations, capital stock of the Borrower and debt securities that are subordinated to the Tranche B-2 Obligations (and any securities or obligations issued in exchange for Tranche B-1 Obligations) to the same extent the Tranche B-2 Obligations are subordinated to the Tranche B-1 Obligations (and any securities or obligations issued in exchange for Tranche B-1 Obligations)), to which the holders of Tranche B-2 Obligations would be entitled except for the provisions of this Section 15, shall be paid or delivered by any debtor or other Person making such payment or distribution, directly to the holders of the Tranche B-1 Obligations or their representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche B-1 Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche B-1 Obligations held or represented by each, for application to payment of all Tranche B-1 Obligations remaining unpaid, to the extent necessary to pay all Tranche B-1 Obligations in full after giving effect to any concurrent payment or distribution to the holders of such Tranche B-1 Obligations; and

               (iii) in the event that, notwithstanding the foregoing provisions of this Section 15.02, any payment or distribution of assets of the Borrower, whether in cash, property or securities (other than, to the extent issued in exchange for Tranche B-2 Obligations, capital stock of the Borrower and debt securities of the Borrower that are subordinated to the Tranche B-1 Obligations (and any securities or obligations issued in exchange for Tranche B-1 Obligations) to the same extent the Tranche B-2 Obligations are subordinated to the Tranche B-1 Obligations (and any securities or obligations issued in exchange for Tranche B-1 Obligations)), shall be received by the holders of Tranche B-2 Obligations (or their agent, representative or trustee) before all Tranche B-1 Obligations are paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Section 15.06 and 15.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holders of Tranche B-2 Obligations (or their agent, representative or trustee), as the case may be, to the holders of Tranche B-1 Obligations remaining unpaid or unprovided for, or their representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche B-1 Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche B-1 Obligations held or represented by each, for application to the payment of all Tranche B-1 Obligations remaining unpaid,



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          to the extent necessary to pay all Tranche B-1 Obligations in full after giving effect to any concurrent payment or distribution to the holders of such Tranche B-1 Obligations.

                  The Borrower shall give prompt written notice to the Administrative Agent of any action or plan of dissolution, winding-up, liquidation or reorganization of the Borrower or any other facts known to it which would cause a payment to violate this Section 15.

                  Upon any payment or distribution of assets of the Borrower referred to in this Section 15, the Administrative Agent and the holders of Tranche B-2 Obligations shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Administrative Agent or to the holders of Tranche B-2 Obligations, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Tranche B-1 Obligations and other Indebtedness of the Borrower, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 15.

                  15.03 Holders of Tranche B-2 Obligations to be Subrogated to Rights of Holders of Tranche B-1 Obligations. Subject to the payment in full of all Tranche B-1 Obligations in cash or Cash Equivalents, the holders of the Tranche B-2 Obligations shall be subrogated (equally and ratably with the holders of all Indebtedness of the Borrower that, by its terms, is subordinated to the Tranche B-1 Obligations and ranks pari passu with the Tranche B-2 Obligations) to the rights of the holders of Tranche B-1 Obligations to receive payments or distributions of assets of the Borrower applicable to the Tranche B-1 Obligations until all Tranche B-2 Obligations shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Tranche B-1 Obligations of assets, whether in cash, property or securities, distributable to the holders of Tranche B-1 Obligations under the provisions hereof to which the holders of Tranche B-2 Obligations would be entitled except for the provisions of this Section 15, and no payment over pursuant to the provisions of this Section 15 to the holders of Tranche B-1 Obligations by the holders of Tranche B-2 Obligations shall, as between the Borrower, its creditors (other than the holders of Tranche B-1 Obligations) and the holders of Tranche B-2 Obligations, be deemed to be a payment by the Borrower to or on account of Tranche B-1 Obligations, it being understood that the provisions of this Section 15 are, and are intended, solely for the purpose of defining the relative rights of the holders of Tranche B-2 Obligations, on the one hand, and the holders of Tranche B-1 Obligations, on the other hand.

                  15.04 Obligations of the Borrower Unconditional. Nothing contained in this Section 15 or elsewhere in this Agreement or in any Credit Document is intended to or shall impair or affect, as between the Borrower, its creditors (other than the holders of Tranche B-1 Obligations) and the holders of Tranche B-2 Obligations, the obligation of the Borrower, which is absolute and unconditional, to pay to the holders of Tranche B-2 Obligations the full amount thereof, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of Tranche B-2 Obligations and creditors of the Borrower other than the holders of Tranche B-1 Obligations, nor shall anything herein or therein prevent or limit the Administrative Agent or any holder of Tranche B-2 Obligations from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default



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hereunder, in accordance with the provisions of Section 10 hereof and to the rights, if any, under this Section 15 of the holders of Tranche B-1 Obligations in respect of assets, whether in cash, property or securities, of the Borrower received upon the exercise of any such remedy. Nothing contained in this Section 15 or elsewhere in this Agreement or any other Credit Document shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Borrower or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of assets and liabilities of the Borrower or otherwise), affect the obligation of the Borrower to make, or prevent the Borrower from making, at any time (except under the circumstances described in Section 15.05 hereof), payment of Tranche B-2 Obligations.

                  15.05 Borrower Not to Make Payments With Respect to Tranche B-2 Obligations in Certain Circumstances. (a) Upon the maturity of any Tranche B-1 Obligation by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, before any payment is made on account of Tranche B-2 Obligations in cash or property or to acquire or repurchase same.

                  (b) Upon the happening of any default or event of default (as such terms are used in related documentation) in respect of the payment of any Tranche B-1 Obligation (a "Section 15 Payment Default"), then, unless and until such default or event of default shall have been cured or waived by the holders of such Tranche B-1 Obligation or shall have ceased to exist, no payment shall be made by the Borrower with respect to any Tranche B-2 Obligations in cash or property or to acquire or repurchase same. For purposes of the immediately preceding sentence, if on any date payments are due with respect to any Tranche B-1 Obligations and with respect to any Tranche B-2 Obligations, there shall be deemed to exist on such date a Section 15 Payment Default unless and until all payments of Tranche B-1 Obligations required to be made on such date have been paid in full in cash or Cash Equivalents and, accordingly, until said Tranche B-1 Obligations have been so paid, the provisions of the immediately preceding sentence shall prevent the payment of Tranche B-2 Obligations in accordance with the terms thereof.

                  In the event that, notwithstanding the foregoing provisions of this Section 15.05, any payment or distribution of assets of the Borrower, whether in cash, property or securities, shall be received by the Administrative Agent or the holders of Tranche B-2 Obligations at a time when such payment or distribution should not have been made because of this Section 15.05, such payment or distribution (subject to the provisions of Sections 15.06 and 15.07) shall be held in trust for the benefit of the holders of, and shall be paid or delivered by the Administrative Agent or such holders of Tranche B-2 Obligations, as the case may be, to the holders of the Tranche B-1 Obligations remaining unpaid or unprovided for or their representative or representatives, or to the agent or trustee under any agreement pursuant to which any instruments evidencing any of such Tranche B-1 Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Tranche B-1 Obligations held or represented by each, for application to the payment of all Tranche B-1 Obligations remaining unpaid, to the extent necessary to pay all Tranche B-1 Obligations in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Tranche B-1 Obligations.



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                  15.06 Administrative Agent Entitled to Assume Payments Not
Prohibited in Absence of Notice. The Administrative Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Administrative Agent, unless and until the Administrative Agent shall have received written notice thereof at its Notice Office from the Borrower or any holder of Tranche B-1 Obligations or from any representative thereof or agent or trustee therefor, and, prior to the receipt of any such written notice, the Administrative Agent shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

                  The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Tranche B-1 Obligations (or an agent or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Tranche B-1 Obligations or an agent or a trustee on behalf of any such holder. In the event that the Administrative Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Tranche B-1 Obligation to participate in any payment or distribution pursuant to this Section 15, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Tranche B-1 Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any of the facts pertinent to the rights of such Person under this Section 15, and, if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  15.07 Application by Administrative Agent of Monies Deposited With It. Any deposit of monies by the Borrower with the Administrative Agent (whether or not in trust) for the payment of Tranche B-2 Obligations shall be subject to the provisions of Sections 15.01, 15.02, 15.03 and 15.05 hereof, except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Agreement, any such monies may become payable for any purpose the Administrative Agent shall not have received with respect to such monies the notice provided for in Section 15.06, then the Administrative Agent shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Tranche B-1 Obligations may have to recover any such payments from the holders of Tranche B-2 Obligations in accordance with the provisions of this Section 15.

                  15.08 Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Tranche B-1 Obligations. No right of any present or future holder of any Tranche B-1 Obligations to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement, any Credit Document, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.



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                  Each holder of any Tranche B-2 Obligations, by his acceptance thereof, undertakes and agrees for the benefit of each holder of Tranche B-1 Obligations to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Tranche B-1 Obligations may at any time require in order to prove and realize upon any rights or claims pertaining to the Tranche B-2 Obligations and to effectuate the full benefit of the subordination contained in this Section 15, and upon failure of any holder of any Tranche B-2 Obligations so to do, any such holder of Tranche B-1 Obligations (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Tranche B-2 Obligations to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

                  Without limiting the effect of the first paragraph of this
Section 15.08, any holder of Tranche B-1 Obligations may at any time and from time to time without the consent of or notice to any holder of Tranche B-2 Obligations, without impairing or releasing any of the rights of any such holder of Tranche B-1 Obligations hereunder, upon or without any terms or conditions and in whole or in part:

                  (1) change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Tranche B-1 Obligations or any other liability of the Borrower to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Tranche B-1 Obligations of such holder as so changed, extended, renewed or altered;

                  (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Tranche B-1 Obligations or any other liability of the Borrower to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

                  (3) exercise or refrain from exercising any rights or remedies against the Borrower or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Borrower or any other Person;

                  (4) settle or compromise any Tranche B-1 Obligations or any other liability of the Borrower to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than such holder; and

                  (5) apply any sums by whomsoever paid and however realized to any liability or liabilities of the Borrower to such holder (other than in respect of the Tranche B-2 Obligations or any liability or liabilities which rank pari passu or junior in right of payment to the Tranche B-2 Obligations) regardless of what liability or liabilities of the Borrower to such holder remain unpaid.



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                  15.09 Holders of Tranche B-2 Obligations Authorize
Administrative Agent to Effectuate Subordination of Tranche B-2 Obligations. Without purporting to limit the authority of the Administrative Agent as may be appropriate in other circumstances, each holder of Tranche B-2 Obligations by his or its acceptance thereof irrevocably authorizes and expressly directs the Administrative Agent on his behalf of take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 15 and appoints the Administrative Agent his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Tranche B-2 Obligations in the form required in such proceedings and the causing of such claim to be approved. If the Administrative Agent does not file a claim or proof of debt substantially in the form required in such proceeding at least one day before the expiration of the time to file such claims or proofs, then any of the holders of Tranche B-1 Obligations have the right to file such proof of claim or debt on behalf of the holders of Tranche B-2 Obligations, and to take any action with respect to such proof of claim or debt permitted to be taken by the holders of Tranche B-1 Obligations pursuant to this Agreement, the other Credit Documents or by law; provided, however, that no such action by holders of Tranche B-1 Obligations shall in any way limit or affect the rights of the holders of Tranche B-2 Obligations or the Administrative Agent hereunder or under the other Credit Documents or applicable law.

                  15.10 Right of Administrative Agent to Hold Tranche B-1 Obligations; Preservation of Administrative Agent's Rights. The Administrative Agent, in its individual capacity, shall be entitled to all of the rights set forth in this Section 15 in respect of any Tranche B-1 Obligations at any time held by it to the same extent as any other holder of Tranche B-1 Obligations, and nothing in this Agreement or any other Credit Document shall be construed to deprive the Administrative Agent of any of its rights as such holder. Nothing in this Section 15 shall apply to claims of, or payment to, the Administrative Agent or Collateral Agent in their capacities as such.

                  15.11 Section 15 Not to Prevent Events of Default. The failure to make a payment on account of, or in respect of, any Tranche B-2 Obligation by reason of any provision in this Section 15 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 10.01 hereof.

                  15.12 Administrative Agent Not Fiduciary for Holders of Tranche B-1 Obligations. The provisions of this Section 15 are not intended to create, nor shall they create, any trust or fiduciary relationship between the Administrative Agent and the holders of Tranche B-1 Obligations, nor shall any implied covenants or obligations with respect to holders of Tranche B-1 Obligations (other than those expressly set forth herein) be read into this Agreement against the Administrative Agent.

                  Accordingly, notwithstanding any provision of this Section 15 to the contrary, the Administrative Agent shall not be liable to any such holders if it shall, in good faith, inadvertently pay over or distribute to holders of Tranche B-2 Obligations or the Borrower or any other Person monies or assets to which any holders of Tranche B-1 Obligations shall be entitled by virtue of this Section 15 or otherwise.



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                  15.13 Certain Payments Not Subordinated. Notwithstanding
anything contained herein to the contrary, payments made pursuant to the HET/HOC Guaranty and Loan Purchase Agreement shall not be subordinated to the prior payment of any Tranche B-1 Obligations or subject to the restrictions set forth in this Section 15 and none of the holders of Tranche B-2 Obligations shall be obligated to pay over any such payment to the Borrower or any holder of Tranche B-1 Obligations or any other creditor of the Borrower. Notwithstanding the foregoing, any Tranche B-2 Obligations purchased by HET and/or HOC (or any other Person) pursuant to the HET/HOC Guaranty and Loan Purchase Agreement or otherwise shall continue to be subject to the provisions of this Section 15 (although, as provided above in this Section 15.13, the payments made pursuant to the HET/HOC Guaranty and Loan Purchase Agreement are not subject to the subordination provisions contained in this Section 15).

                  15.14 Conflicting Subordination Provisions. So long as any Tranche A Obligations remain outstanding (and until same are paid in full in cash or Cash Equivalents), to the extent the provisions of Section 13 require that payments be made to the holders of Tranche A Obligations, rather than to holders of the Tranche B-1 Obligations as provided in this Section 15, then the provisions of said Section 13 shall govern (although any excess funds remaining after the repayment in full in cash or Cash Equivalents of the Tranche A Obligations shall remain subject to this Section 15 in accordance with the terms hereof).

                  SECTION 16. Miscellaneous.

                  16.01 Payment of Expenses, etc. (a) The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case (which shall, for the period ending on the Initial Borrowing Date, be limited to fees of $750,000 and costs and disbursements of White & Case as billed in accordance with its customary practice) and local counsel and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of in-house counsel) for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Bank and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' (including allocated costs of in-house counsel) and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any



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investigation, litigation or other proceeding (whether or not the Administrative
Agent, any Issuing Bank or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans or the consummation of any transactions contemplated herein (including, without limitation, the Transaction or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of their Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of their Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating in any way to any Credit Party or any of their Subsidiaries, their operations, or any Real Property owned, leased or at any time operated by any Credit Party or any of their Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Bank or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  (b) The Borrower further agrees to pay the reasonable legal fees of gaming counsel for the Administrative Agent in Louisiana and any other relevant state and all reasonable costs (including costs of investigation) associated with any qualification (or exemption or waiver therefrom) of any Issuing Bank or any Bank under, or compliance in connection with the Gaming Regulations in connection with the syndication under this Agreement, provided that in the event that any assignee Bank or potential assignee Bank is not already a Qualified Person (before giving effect to any actions taken to become such in connection with this Agreement), then all costs associated with such Person becoming a Qualified Person shall be borne by the respective assignee Bank or potential assignee Bank. Notwithstanding the foregoing, after a Bank has been replaced pursuant to Section 1.13, the Borrower shall not be required to reimburse such Bank for any such costs incurred by it after the date of such replacement.

                  16.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and with the concurrence of the Required Banks, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to JCC Holding or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of JCC Holding or any of its Subsidiaries against and on account of the Obligations and liabilities of JCC Holding or such Subsidiary to such Bank under this Agreement



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or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 16.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  16.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent, any Issuing Bank and the Borrower shall not be effective until received by the Administrative Agent, such Issuing Bank or the Borrower, as the case may be.

                  (b) In addition to any other notices required or permitted to be given pursuant to this Agreement, the Administrative Agent shall, promptly after its delivery of any written notice to the Borrower (x) which specifically states that an Event of Default pursuant to this Agreement is in existence or
(y) pursuant to the last paragraph of Section 10, send to the LGCB (at the address provided in the following sentence) a copy of such written notice; provided that any failure or delay in giving any such notice shall not affect or impair the validity of said notice or any action taken pursuant thereto (or otherwise pursuant to this Agreement or any other Credit Document) and shall give rise to no liability (monetary or otherwise) on the part of the Administrative Agent or any Bank to any Credit Party, the LGCB or any other Person. All notices to the LGCB pursuant to this sentence shall be mailed (or sent by reputable courier) to the LGCB at the following address (or such other address as the LGCB furnishes to the Administrative Agent from time to time for its receipt of notices pursuant to this Section):

                            Louisiana Gaming Control Board
                            9100 Bluebonnet Centre Blvd.
                            Suite 500
                            Baton Rouge, LA 70809
                            Attention: Chairman

                  16.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank



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shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 16.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation therein is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating,
(iv) prior to the Termination of Construction Date, release either Completion Guarantor from its obligations pursuant to the Bank Completion Guarantee or (v) if such participant is participating in Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans, Letters of Credit or Revolving Loan Commitments, release HET or HOC from its obligations pursuant to the HET/HOC Guaranty and Loan Purchase Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Qualified Persons, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at the time of each assignment pursuant to this
Section 16.04(b) Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans of any Tranche, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans of any Tranche, as the case may be),
(iii) the consent of the Administrative Agent and (except in the case of an assignment to an Assignee which is already a Bank) each Issuing Bank shall be required in



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connection with any assignment of Revolving Loan Commitments; and (iv) the
Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $1,500 or, in the case of an Assignment to an Assignee which is not a Bank, $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 16.17. To the extent of any assignment pursuant to this Section 16.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 16.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) as required pursuant to Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 16.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
1.11 or 4.04 from those being charged by the respective assigning Bank (or in the case of Section 4.04, otherwise being incurred by the Borrower) prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) If any Bank is required to qualify or be found suitable under any applicable Louisiana Gaming Regulation and does not so qualify or otherwise not meet the suitability standards pursuant to any such Louisiana Gaming Regulations (in such case, a "Former Bank"), such Former Bank shall and hereby agrees to sell its rights and obligations under this Agreement to another Qualified Person (the "Substitute Bank") acceptable to the Administrative Agent and each Issuing Bank. The Substitute Bank shall assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 16.04(b), provided that the purchase price to be paid by the Substitute Bank to the Administrative Agent for the account of the Former Bank for such assumption shall equal the sum of (i) the unpaid principal amount of any Loans held by the Former Bank plus accrued interest thereon plus (ii) the Former Bank's pro rata share of the aggregate amount of Drawings under all Letters of Credit that have not been reimbursed by the Borrower, plus accrued interest thereon, plus (iii) such Former Bank's pro rata share of accrued Fees to the date of the assumption, and, provided further, that the Borrower shall pay all obligations owing to the Former Bank under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.11, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it by the Borrower of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

                  (d) Notwithstanding the provisions of subsection (c) of this Section 16.04, if any Bank becomes a Former Bank and fails to find a Substitute Bank pursuant to subsection (c) of this Section within 30 days of being determined unsuitable or unqualified, or such lesser period of time as specified by the Gaming Authorities for the withdrawal of a Former Bank (the "Withdrawal Period"), the Borrower shall have an additional 30 day period, or such lesser period

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of time as specified by the Gaming Authorities, to find a Substitute Bank acceptable to the Administrative Agent and each Issuing Bank, which Substitute Bank shall assume the rights and obligations of the Former Bank as provided in subsection (c) of this Subsection 16.04. In the event that the Borrower shall not have found a Substitute Bank within such period of time, it shall immediately (i) prepay in full the outstanding principal amount of each Loan held by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) at the option of the Borrower either (A) place an amount equal to such Former Bank's Adjusted Percentage in each Letter of Credit in a separate cash collateral account with the Administrative Agent for each outstanding Letter of Credit which amount will be applied by the Administrative Agent to satisfy the Borrower's reimbursement obligations to the respective Issuing Bank in respect of Unpaid Drawings under the applicable Letter of Credit or (B) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Bank at which time the other Banks' Percentages and Adjusted Percentages will be automatically adjusted as a result thereof, provided that the option specified in this clause (B) may only be exercised if, immediately after giving effect thereto, no Bank's outstanding Revolving Loans, when added to the product of (a) such Bank's Adjusted Percentage and (b) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time and (II) the aggregate amount of all Swingline Loans then outstanding, would exceed such Bank's Revolving Loan Commitment at such time. Each Bank agrees that, to the extent and for so long as required by any applicable Louisiana Gaming Regulation, such Bank's rights and obligations under this Agreement are subject to the provisions of subsections (c) and (d) of this Section 16.04 and to all restrictions of any applicable Louisiana Gaming Regulation.

                  (e) Subject to the last sentence of this Section 16.04(e), each Bank agrees that all assignments and participations made hereunder shall be subject to, and made in compliance with, all Gaming Regulations applicable to lenders. The Borrower hereby acknowledges that unless it has provided the Banks with a written opinion of counsel as to the suitability standards applicable to lenders of any relevant Gaming Authority with jurisdiction over the Gaming Business of the Borrower and its Subsidiaries, no Bank shall have the responsibility of determining whether or not a potential assignee or participant of such Bank would be a Qualified Person under the Gaming Regulations of any such jurisdiction.

                  (f) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  16.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit




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Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  16.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder or under any other Credit Document (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 16.06(a) and (b) shall be subject to
(i) the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks, (ii) the provisions of Sections 3.03(f) and 4.02(j) which provide, in certain circumstances, for differing treatments of Loans and Commitments held by HET, HOC and their Affiliates from the treatment provided to other Banks (in which case, payments received by such other Banks shall in no event be shared with HET, HOC or their respective Affiliates), (iii) the provisions of Section 1.08(f), to the extent applicable to the respective payments received, (iv) the provisions of Sections 13, 14 and 15 of this Agreement, to the extent applicable in accordance with their terms and (v) the provisions of the Intercreditor Agreements, to the extent applicable in accordance with their terms.

                  16.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Semi-Annual Free Cash Flow and all computations determining compliance with Section 9 shall utilize accounting principles and policies in conformity with those used to prepare the Financial



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Forecast; provided further, that, at any time after the creation or establishment thereof, the Specified Subsidiary shall be accounted for as an equity investment and not as a Consolidated Subsidiary (with the foregoing generally accepted accounting principles, subject to the preceding provisos, herein called "GAAP").

                  (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  16.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES OR CERTAIN OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF JCC HOLDING AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF JCC HOLDING AND THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH OF JCC HOLDING AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO JCC HOLDING OR THE BORROWER, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

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

                  (b) EACH OF JCC HOLDING AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  16.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  16.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which JCC Holding, the Borrower, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterpart) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  16.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  16.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or the Required Secured Creditors in the case of a change, waiver, discharge or termination with respect to a Security Document), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or any Note, or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or increase the portion of interest or Fees payable as Credit Support Fees pursuant to the Credit Enhancement




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Fee Agreement (Bank Credit Agreement), or reduce the principal amount thereof
(except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release the Bank Completion Guarantee or any Completion Guarantor from its obligations thereunder (unless the Bank Completion Guarantee Termination of Construction Date has occurred), (iv) amend, modify or waive any provision of this Section 16.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Term Loan Commitments and Revolving Loan Commitments (and related extensions of credit) are included on the Effective
Date) (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vii) amend, modify or waive any provision of Section 13, 14 or 15 of this Agreement or any defined terms as used therein or (viii) amend, modify or waive any other provision of this Agreement to the extent same increases the aggregate principal amount of Term Loans outstanding (other than through a utilization of the Term Loan Commitments in the amount originally provided in this Agreement) or increases the Total Revolving Loan Commitment (except if, in the case of any increase in outstanding Tranche A-2 Term Loans, Tranche B-2 Term Loans or the Total Revolving Loan Commitment only, if HET and HOC agree in writing that said increased extensions of credit shall be entitled to the benefits of the HET/HOC Guaranty and Loan Purchase Agreement to the same extent as the original extension of credit pursuant to the Tranche A-2 Term Loan Commitments, the Tranche B-2 Term Loan Commitments and Revolving Loan Commitments); provided further, that no such change, waiver, discharge or termination shall (o) at any time while the HET/HOC Guaranty and Loan Purchase Agreement remains in effect or following any purchase of Loans pursuant to Section 15 thereof, without the prior written consent of HET, (i) extend the final scheduled maturity of any Tranche A-2 Term Loans, Revolving Loans, Swingline Loans or Tranche B-2 Term Loans, (ii) increase the aggregate principal amount of Tranche A-2 Term Loans, Revolving Loans, Swingline Loans and/or Tranche B-2 Term Loans from the amounts permitted to be incurred pursuant to this Agreement as originally in effect (it being understood and agreed that waivers, amendments and modifications to this Agreement which have the effect of making available extensions of credit in the amounts originally provided pursuant to this Agreement shall not be deemed to constitute an increase in the principal amount of such extensions of credit), (iii) extend the date of any Scheduled Repayments with respect to the foregoing Loans unless substantially similar adjustments are then being made to the Scheduled Repayments relating to the other Tranches of outstanding Term Loans, (iv) waive or extend the time for the payment of any interest or fees owing with respect to the Tranche A-2 Term Loans, Tranche B-2 Term Loans, Swingline Loans, Revolving Loans or outstanding Letters of Credit unless substantially similar adjustments are then being made with respect to the other Tranches of outstanding Term Loans, (v) change the rate of interest or Letter of Credit Fees applicable to Tranche A-2 Term Loans, Tranche B-2 Term Loans, Swingline Loans, Revolving Loans or outstanding Letters of Credit or (vi) alter the required application of any prepayments or repayments (or commitment reductions) pursuant to Sections 4.01 or 4.02 (excluding Section 4.02(b)) which has the effect of allocating a lesser prepayment, repayment or commitment reduction to the Tranche A-2 Term Loans, the Revolving Loans (or related commitments) and/or Tranche B-2 Term Loans (although the consent of HET shall not be required for any waiver, in whole or in part, of any such prepayment, repayment or commitment



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reduction, so long as the application, as amongst various Tranches, of any such prepayment, repayment or commitment which is still required to be made is not altered), (p) without the consent of each Bank (other than Banks holding solely Tranche A-1 Term Loans, Tranche A-3 Term Loans and Tranche B-1 Term Loans) release HET or HOC from its obligations under the HET/HOC Guaranty and Loan Purchase Agreement, (q) without the consent of the Majority Tranche A-2, B-2 and Revolving Banks, amend, modify or waive any provision of the HET/HOC Guaranty and Loan Purchase Agreement, (r) without the consent of the Majority Tranche A Banks (if any Tranche A Obligations are then outstanding pursuant to this Agreement), the Majority Tranche A-1 and A-3 Banks (unless all Tranche A-1 and A-3 Obligations outstanding pursuant to this Agreement have been repaid in full) and the Majority Tranche B-1 Banks (if any Tranche B-1 Obligations are then outstanding pursuant to this Agreement), amend, modify or waive the requirements of the proviso to the definition of "Tranche A Obligations" contained herein,
(s) without the consent of the Majority Tranche B-1 Banks (if any Tranche B-1 Term Loans or Obligations relating thereto are then outstanding pursuant to this Agreement), amend, modify or waive the requirements of the proviso to the definition of "Tranche B-1 Obligations" contained herein, (t) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it, or without the consent BTCo, amend, modify or waive any provision relating to the rights or obligations of BTCo or with respect to Swingline Loans, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), or
(z) without the consent of the Supermajority A-1 and A-2 Banks, the Supermajority A-3 Banks or the Supermajority B Banks, as the case may be, amend, modify or waive any Tranche A-1 and A-2 Scheduled Repayment, Tranche A-3 Scheduled Repayment or Tranche B Scheduled Repayment, as the case may be.

                  (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (viii), inclusive, of the first proviso to Section 16.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not



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obtained, then the Borrower shall have the right, so long as all non-consenting
Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment), terminate such non-consenting Bank's Tranche A-2 Term Loan Commitment (if not theretofore terminated and such Bank's consent is required as a result of its Tranche A-2 Term Loan Commitment) and/or Tranche B-2 Term Loan Commitment (if not theretofore terminated and such Bank's consent is required as a result of its Tranche B-2 Term Loan Commitment) and/or repay in full each Tranche of outstanding Loans of such non-consenting Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(a)(iv), provided that, unless the Commitments terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 16.12(a).

                  16.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 16.01, shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans.

                  16.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 16.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank (or in the case of Section 4.04, otherwise being incurred by the Borrower) prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  16.15 Application of Gaming Regulations. (a) JCC Holding, the Borrower and each Bank acknowledge that (i) the consummation of the transactions contemplated by the Credit Documents is subject to the Gaming Regulations (and JCC Holding and the Borrower represent and warrant that all requisite approvals thereunder have been duly obtained except approvals which are not required to be obtained or in effect as of the date the representation contained in this
Section 16.15(a) is being made or deemed made), (ii) the exercise of remedies under the



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Security Documents with respect to the Collateral will be subject to the Gaming
Regulations and (iii) the LGCB may rely upon these acknowledgments.

                  (b) Notwithstanding any provision of any Credit Documents to the contrary, the Credit Documents shall grant no security or other interest or right in or to (i) the Casino Operating Contract, (ii) the House Bank (as defined in the Management Agreement, as in effect on the Effective Date), or
(iii) the Louisiana Gross Gaming Revenue Share Payments (including the State of Louisiana's Interest in Daily Collections) (as such terms are defined in the Casino Operating Contract, as in effect on the Effective Date).

                  16.16 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 16.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 16.16 to the same extent as such Bank) any information with respect to the Credit Parties or any of their Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees with such Bank to be bound by the provisions of this Section 16.16.

                  (b) Each of JCC Holding and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to JCC Holding or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their Subsidiaries, provided such Persons shall be subject to the provisions of this Section 16.16 to the same extent as such
Bank).

                  16.17 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 16.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such



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Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 16.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 16.17.

                  16.18 Execution of Documents by the Administrative Agent and Collateral Agent. By their execution and delivery of this Agreement, each of the Banks hereby authorize the Administrative Agent and the Collateral Agent to execute each of the Credit Documents to which such Person is to be a party. Without limiting the foregoing, each Bank hereby authorizes the Administrative Agent to enter into the Intercreditor Agreement and the Credit Enhancement Fee Agreement (Bank Credit Agreement) on behalf of the Banks and each Bank hereby irrevocably agrees that, upon such execution by the Administrative Agent, each Bank (whether such Bank is a Bank on the Effective Date or subsequently becomes a Bank) shall be bound by the terms of the Intercreditor Agreement and the Credit Enhancement Fee Agreement (Bank Credit Agreement) as fully as if it were a direct signatory thereto.

                  16.19 Certain Waivers and Releases.

                  (a) No Assurances

               (i) As a condition to the effectiveness of the confirmation of the Plan of Reorganization, HET and HOC have entered into the HET/JCC Agreement. The HET/JCC Agreement provides that the HET and HOC will provide the Minimum Payment Guaranty required under the Casino Operating Contract for the Fiscal Years (as defined in the Casino Operating Contract) ending March 31, 1999 and March 31, 2000, renewable for the four Fiscal Years thereafter through March 31, 2004, subject to termination or non-renewal in accordance with the terms of the HET/JCC Agreement. As a prerequisite to maintaining the effectiveness of the Casino Operating Contract, the Casino Operating Contract requires that the Borrower annually cause to be provided the Minimum Payment Guaranty. In entering into the HET/JCC Agreement, HET and HOC have no obligation to provide a Minimum Payment Guaranty for the entire term of the Casino Operating Contract, but rather have agreed only to provide a Minimum Payment Guaranty for the period and on terms and conditions specified therein. HET and HOC have expressly informed the Administrative Agent on behalf of the Banks that HET and HOC have not agreed to renew the Minimum Payment Guaranty beyond March 31, 2004 or in any prior year where HET's and HOC's obligation to furnish a Minimum Payment Guaranty does not renew by the express terms of Section 1(b) of the HET/JCC Agreement. HET and



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          HOC have informed the Administrative Agent on behalf of the Banks that any decision HET and HOC make concerning whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement will be made in HET's and HOC's sole discretion, acting only in their best interests. The Administrative Agent and each Bank hereby acknowledge that (A) HET and HOC are not obligated to, and have not given any assurances to the Administrative Agent or the Banks that HET and HOC will, renew the Minimum Payment Guaranty beyond March 31, 2004, or renew the Minimum Payment Guaranty for any earlier Fiscal Year in which the obligation of HET and HOC to furnish a Minimum Payment Guaranty does not renew under the express terms of Section 1(b) of the HET/JCC Agreement, (B) HET and HOC have the right to make any such renewal decision by considering only their best interests, and (C) HET and HOC need not consider the interests of any other parties in making any such renewal decision, notwithstanding that HET and HOC are involved in a number of capacities in respect of the Borrower.

               (ii) The Administrative Agent and each Bank hereby agree that HET and HOC, by entering into the HET/JCC Agreement or providing a Minimum Payment Guaranty or otherwise, are not now, and in the past have not, made any assurances or guarantees concerning the financial results of the Casino, nor are or have HET or HOC made any assurances or guarantees that the Casino will be financially successful or will perform as projected in the projections and/or feasibility studies included in the Disclosure Statement distributed in connection with the Plan of Reorganization confirmation process.

               (iii) The Administrative Agent and each Bank hereby agree and acknowledge that any future representation, warranty, assurance or other guaranty by HET or HOC or any of their subsidiaries or other affiliates to the Administrative Agent or the Banks concerning the renewal of any Minimum Payment Guaranty or the HET/JCC Agreement, the operation of the Casino, the financial results of the Casino, or any other matter concerning the Casino or the Plan of Reorganization shall only be effective if set forth in writing and properly executed by the party to be charged.

                  (b) Releases

               (i) The Administrative Agent and each Bank hereby release and waive and agree not to bring any Claims against the Identified Parties, whether a known Claim or an Unknown Claim, to the extent same arise out of (A) HET's and/or HOC's decision either to renew or not renew any Minimum Payment Guaranty or the HET/JCC Agreement, (B) HET's and/or HOC's acting in their own best interests in connection with the execution, renewal or failure to renew any Minimum Payment Guaranty or the HET/JCC Agreement, and/or (C) any alleged assurance or guarantee by HET and/or HOC concerning the operation of the Casino, the financial results of the Casino or any other matter concerning the Casino or the Plan of Reorganization, unless such Claim is based on a writing (but in any event cannot be based on HET/JCC Agreement or any Minimum Payment Guaranty) properly executed by the party against whom such a claim is being made.

               (ii) The Administrative Agent and the Bank also hereby specifically waive any rights each might have under Louisiana Civil Code Article 3083 and all other applicable or



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          similar laws to this same or similar effect as the matters described in Section 16.19(b)(i) hereof, including but not limited to, any purported right to challenge the validity or seek rescission of, or to vitiate, the releases set forth above in Section 16.19(b)(i) hereof on the ground that any information was kept concealed from it and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind the above release on any such ground is hereby expressly waived.

                  (c) Definitions. For the purposes of Sections 16.19(b)(i) and
(ii) hereof:

               (i) "Claim" or "Claims" shall mean any action or actions, cause or causes of action, in law or equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and/or reasonable attorneys' fees of any nature whatsoever.

               (ii) "Identified Parties" shall include HET, HOC, Harrah's New Orleans Investment Company, Harrah's Crescent City Investment Company, Harrah's New Orleans Management Company, their successors and assigns, and all direct or indirect subsidiaries, and each of their parents, subsidiaries, officers, directors, corporate representatives, employees, agents, lawyers and accountants and all persons acting or claiming through, under or in concert with any of them ; provided that the term "Identified Parties" shall not include JCC Holding, the Borrower or any of their Subsidiaries.

               (iii) "Unknown Claim" or "Unknown Claims" means any and all Claims, including without limitation, any Claim which any of the parties hereto does not know or even suspect to exist in his, her, or its favor at the time of the giving of the releases and waivers set forth in Section 16.19 hereof which, if known by him, her or it might have affected his, her or its decision regarding the releases and waivers. Each of the parties acknowledges that he, she or it might hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the matters herein released and waived, but each shall be deemed to have fully, finally and forever released any and all Claims to the extent expressly provided in Section 16.19(b).

                  (d) No Third Party Beneficiaries. The Administrative Agent and the Banks hereby acknowledge that each Minimum Payment Guaranty and the HET/JCC Agreement provide that there shall be no third party beneficiaries thereof. The Administrative Agent and each Bank also hereby agrees that it shall not claim or assert it is a third party beneficiary or possesses any derivative claims under any Minimum Payment Guaranty or the HET/JCC Agreement.

                  (e) Disclosure. The Administrative Agent and the Banks hereby acknowledge that HET and HOC have informed it (i) not to infer or assume that HET and HOC will renew any Minimum Payment Guaranty or the HET/JCC Agreement;
(ii) that HET and HOC will consider only their own best interests in determining whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement; (iii) that HET and HOC are involved in a number of different capacities in connection with the reorganization of HJC, the governance of the Borrower and JCC Holding, and the operation of the Casino; and (iv) that there can be no assurance that the Casino will



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perform as set forth in the projections and/or feasibility study set forth in the Disclosure Statement circulated in connection with the Plan of Reorganization.

                  (f) Amendment of Obligations. Each Minimum Payment Guaranty provided under the HET/JCC Agreement is provided on the express condition that the Borrower shall not amend or modify the Casino Operating Contract in any way to increase the obligations under any Minimum Payment Guaranty or adversely affect HET or HOC without the prior written agreement of HET and HOC, and any such amendment or modification shall have no force or effect in respect of the HET or HOC or any Minimum Payment Guaranty provided thereby.

                  16.20 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns (including all Banks from time to time) and there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns be entitled to enforce the provisions hereof or have any claims against any party hereto or their successors of assigns arising from, or under, this Agreement.

                  SECTION 17. JCC Holding Guaranty.

                  17.01 The JCC Holding Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by JCC Holding from the proceeds of the Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection Agreements, JCC Holding hereby agrees with the Banks as follows: JCC Holding hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, JCC Holding unconditionally promises to pay such indebtedness to the Secured Creditors, on order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

                  17.02 Bankruptcy. Additionally, JCC Holding unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.06, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States.

                  17.03 Nature of Liability. (a) The liability of JCC Holding hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by JCC Holding, any other Guarantor or by any other party, and the liability of JCC Holding hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other



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guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Secured Creditors on the indebtedness which the Administrative Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and JCC Holding waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  (b) If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event JCC Holding agrees that any such judgment, decree, order, settlement or compromise shall be binding upon JCC Holding, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and JCC Holding shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  (c) It is the desire and intent of JCC Holding and the Secured Creditors that this JCC Holding Guaranty shall be enforced against JCC Holding to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of JCC Holding under this JCC Holding Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of JCC Holding shall be deemed to be reduced and JCC Holding shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  17.04 Independent Obligation. The obligations of JCC Holding hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against JCC Holding whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. JCC Holding waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to JCC Holding. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

                  17.05 Authorization. JCC Holding authorizes the Administrative Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed

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          Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the JCC Holding Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of JCC Holding or the Borrower remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of JCC Holding from its liabilities under this Section 17.

                  17.06 Reliance. It is not necessary for the Administrative Agent or the Secured Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  17.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to JCC Holding is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Administrative Agent and the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to JCC Holding shall be collected, enforced and received by JCC Holding for the benefit of the Secured


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Creditors and be paid over to the Administrative Agent on behalf of the Secured
Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of JCC Holding under the other provisions of this JCC Holding Guaranty. Prior to the transfer by JCC Holding of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to JCC Holding, JCC Holding shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, JCC Holding hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this JCC Holding Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  17.08 Waiver. (a) JCC Holding waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Secured Creditors' power whatsoever. JCC Holding waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of JCC Holding hereunder except to the extent the Guaranteed Obligations have been paid. JCC Holding waives any defense arising out of any such election by the Administrative Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of JCC Holding against any Borrower or any other party or any security.

                  (b) JCC Holding waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this JCC Holding Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. JCC Holding assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which JCC Holding assumes and incurs hereunder, and agrees that the Administrative Agent and the Secured Creditors shall have no duty to advise JCC Holding of information known to them regarding such circumstances or risks.

                  17.09 Subordination of Guaranteed Tranche B and Revolving Obligations to Guaranteed Tranche A Obligations. (a) JCC Holding, for itself, its successors and assigns,



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covenants and agrees, and each Bank, for itself, its successors, participants and assigns, likewise covenants and agrees, that Guaranteed Obligations constituting Tranche B and Revolving Obligations (and any renewals or extensions thereof) (the "Guaranteed Tranche B and Revolving Obligations") shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or Cash Equivalents of all Guaranteed Obligations constituting Tranche A Obligations (the "Guaranteed Tranche A Obligations"), and that each holder of Guaranteed Tranche A Obligations whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guaranteed Tranche A Obligations in reliance upon the covenants and provisions contained in this Section 17.09.

                  (b) JCC Holding and the Banks hereby agree that the Guaranteed Tranche B and Revolving Obligations shall be subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guaranteed Tranche A Obligations on the same basis as the Tranche B and Revolving Obligations are subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Tranche A Obligations as provided in Sections 13.01 through 13.13, inclusive, which Sections, together with all definitions applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

               (i) all references to "the Borrower" therein shall mean and be a reference to "JCC Holding" herein;

               (ii) all references to "Tranche B and Revolving Obligations" therein shall mean and be a reference to "Guaranteed Tranche B and Revolving Obligations" herein;

               (iii) all references to "Tranche A Obligations" therein shall mean and be a reference to "Guaranteed Tranche A Obligations" herein; and

               (iv) all references to "Section 13 Payment Default" therein shall mean and be a reference to "Section 17.09 Payment Default" herein.

         17.10 Subordination of Guaranteed Tranche B-2 Obligations to Guaranteed Tranche B-1 Obligations. (a) JCC Holding, for itself, its successors and assigns, covenants and agrees, and each Bank, for itself, its successors, participants and assigns, likewise covenants and agrees, that Guaranteed Obligations constituting Tranche B-2 Obligations (and any renewals or extensions thereof) (the "Guaranteed Tranche B-2 Obligations") shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or Cash Equivalents of all Guaranteed Obligations constituting Tranche B-1 Obligations (the "Guaranteed Tranche B-1 Obligations"), and that each holder of Guaranteed Tranche B-1 Obligations whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guaranteed Tranche B-1 Obligations in reliance upon the covenants and provisions contained in this Section 17.10.

         (b) JCC Holding and the Banks hereby agree that the Guaranteed Tranche B-2 Obligations shall be subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guaranteed Tranche B-1 Obligations on the same basis as the Tranche B-2 Obligations are subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of the Tranche B-1 Obligations as provided in Sections 15.01 through 15.14, inclusive, which Sections, together with all definitions applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

              (i) all references to "the Borrower" therein shall mean and be a reference to "JCC Holding" herein;

              (ii) all references to "Tranche B-2 Obligations" therein shall mean and be a reference to "Guaranteed Tranche B-2 Obligations" herein;

              (iii) all references to "Tranche B-1 Obligations" therein shall mean and be a reference to "Guaranteed Tranche B-1 Obligations" herein; and

              (iv) all references to "Section 15 Payment Default" therein shall mean and be a reference to "Section 17.10 Payment Default" herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:                         JCC HOLDING COMPANY, as Guarantor
512 South Peters
New Orleans, LA 70130

                                 By  /s/ L. Camille Fowler
                                     --------------------------------
                                     Title: Vice President & Secretary


512 South Peters                 JAZZ CASINO COMPANY, L.L.C.,
New Orleans, LA 70130                 as Borrower


                                 By  /s/ L. Camille Fowler
                                     --------------------------------
                                     Title: Vice President & Secretary


                                 BANKERS TRUST COMPANY
                                      Individually and as Administrative Agent

                                 By  /s/ Mary Kay Coyle
                                     --------------------------------
                                     Title: Managing Director

                                     MORGAN STANLEY DEAN WITTER
                                          PRIME INCOME TRUST


                                     By: /s/ Sheila A. Finnerty
                                        --------------------------------
                                         Name: Sheila A. Finnerty
                                         Title: Vice President

                                     VAN KAMPEN AMERICAN CAPITAL
                                         PRIME RATE INCOME TRUST



                                     By: /s/ Jeffrey W. Maillet
                                        --------------------------------
                                        Name: Jeffrey W. Maillet
                                        Title: Senior Vice President & Director

                                                                      Schedule I


                                   COMMITMENTS


                     Tranche A-1       Tranche A-2       Tranche A-3     Tranche B-1             Tranche B-2      Revolving
                     Term Loan         Term Loan         Term Loan       Term Loan               Term Loan        Loan
       Bank          Commitment        Commitment        Commitment      Commitment              Commitment       Commitment

Bankers Trust        $10,000,000       $20,000,000        20,000,000.    $30,000,000             $121,500,000     $25,000,000
Company

Morgan Stanley                                           $5,000,000
Dean Witter

Van Kampen                                               $5,000,000
American Capital


                     ----------        ----------        ----------      ----------              -----------      ----------
                     $10,000,000       $20,000,000       $30,000,000     $30,000,000             $121,500,000     $25,000,000


                                                                  Schedule II

                                 BANK ADDRESSES


Bankers Trust Company                  130 Liberty Street
                                       New York, New York  10006
                                       Telephone No.:  (212) 250-9094
                                       Telecopier No.:  (212) 250-7218
                                       Attention: Mary Kay Coyle

Morgan Stanley Dean Witter             Two World Trade Center
                                       New York, NY 10048
                                       Telephone No.:  (212) 392-1600
                                       Telecopier No.:  (212) 392-5345
                                       Attention:  Sheila Finnerty

Van Kampen American Capital            Prime Rate Department
                                       One Parkview Plaza
                                       Oakbrook, IL 60181
                                       Telephone No.:  (630) 684-6438
                                       Telecopier No.:  (630) 684-6740
                                       Attention:  Jeffrey Maillet

                                                                    Schedule III
                                                      (Section 5.18(a) and 7.13)


                                  REAL PROPERTY


Entity                                    Description of Real Property

A.   Jazz Casino Company, L.L.C.          See Exhibits "1", "2" and "3" to
                                          Jazz Casino Company, L.L.C. Act of
                                          Mortgage and Collateral Assignment




B.   JCC Development Company, L.L.C.      See Definition of "Second Floor" in
                                          JCC Development Company, L.L.C. Act
                                          of Mortgage and Collateral
                                          Assignment



C.   CP Development, L.L.C.               See Exhibit 1 to CP Development,
                                          L.L.C. Act of Mortgage and
                                          Collateral Assignment




D.   FP Development, L.L.C.               See Exhibit 1 to FP Development,
                                          L.L.C. Act of Mortgage and
                                          Collateral Assignment

                                                                     Schedule IV


                                                  (Sections 7.22 and 9.04 (iii))


                                  INDEBTEDNESS


                  None.

                                                                      Schedule V


                                                                  (Section 8.03)


                                    INSURANCE

                                                                    Schedule VI

                                                             (Section 9.01(iii))


                                 EXISTING LIENS


                  None.

                                                                    Schedule VII

                         (Section 11.01 (Definition of "Specified Real Estate"))


                              SPECIFIED REAL ESTATE


1.       3CP Property                    See Exhibit "1" to CP Development,
                                         L.L.C. Act of Mortgage and
                                         Collateral Assignment




2.       Fulton Street Properties        See Exhibit "1" to FP Development,
                                         L.L.C. Act of Mortgage and
                                         Collateral Assignment

                                                                   SCHEDULE VIII

                                                               (Section 5.18(b))


                                TITLE REINSURERS

                                                                  Schedule IX

                    (Sections 4.02 and 11.01 (Definition of "Threshold Amount"))


                                THRESHOLD AMOUNTS


         For the one year period beginning on the first Semi-Annual Free Cash Flow Payment Date to but excluding the third Semi-Annual Free Cash Flow Payment Date, $0.


         For the one year period beginning on the third Semi-Annual Free Cash Flow Payment Date to but excluding the fifth Semi-Annual Free Cash Flow Payment Date, $7,600,000.


         For the one year period beginning on the fifth Semi-Annual Free Cash Flow Payment Date to but excluding the seventh Semi-Annual Free Cash Flow Payment Date, $6,800,000.


         For the one year period beginning on the seventh Semi-Annual Free Cash Flow Payment Date to but excluding the ninth Semi-Annual Free Cash Flow Payment Date, $7,200,000.


         For the one year period beginning on the ninth Semi-Annual Free Cash Flow Payment Date to but excluding the eleventh Semi-Annual Free Cash Flow Payment Date, $7,000,000.


         Each one year period thereafter, $12,900,000.

                                                                      Schedule X

                                                                  (Section 7.09)


                                   TAX MATTERS


1. Franchise Tax. Proposed assessment against Harrah's Jazz Finance Corp., a Delaware corporation ("HJFC"), of Louisiana Corporate Franchise Taxes, interest and penalties pursuant to a Notice of Proposed Assessment dated March 17, 1997 and Proofs of Claim in the HJFC bankruptcy case.

2. Property Tax. Ad Valorem Property Tax for 1996-1998 and interest due to the City of New Orleans by Harrah's Jazz Company, a Louisiana general partnership.

                                                                     Schedule XI


                                                                  (Section 7.14)


                                     OPTIONS


1.       NOLDC/FNBC Options

         - Shareholders of New Orleans/Louisiana Development Company ("NOLDC") to receive options to acquire from HET shares of Class B stock of JCC Holding Company equal to 3% of the equity of JCC Holding outstanding as of the Plan Consummation Date. The Option Price shall be $1 for each Shareholder and the Options may be exercised any time after one year from the Plan Consummation Date until 62 months following the Plan Consummation Date.
         - Shareholders of NOLDC shall receive the right to put to HET any stock acquired pursuant to their options at a put price equal to $1 million per 1/3% of JCC Holding Stock. Such put may be exercised during a 60 day period commencing 60 months after the Plan Consummation Date and ending 62 months following the Plan Consummation Date.
         - First National Bank of Commerce ("FNBC") shall receive the option to acquire from HET shares of Class B stock of JCC Holding equal to 1.5% of the equity of JCC Holding outstanding as of the Plan Consummation Date. The FNBC Option Price shall be $1 and the FNBC Option shall may be exercised any time after the Plan Consummation Date until 62 months following the Plan Consummation Date. FNBC shall receive the right to put to HET any stock acquired by FNBC pursuant to its option for $4.5 million per 1.5% of JCC Holding Stock. Such put may be exercised during a 60 day period commencing 60 months after the Plan Consummation Date and ending 62 months following the Plan Consummation Date.

2.       HET Warrant

         - Harrah's Crescent City Investment Company ("Harrah's Investor") to receive HET Warrant entitling it to purchase additional shares of common stock of JCC Holding Company (the "New Common Stock") such that, upon exercise of the HET Warrant in its entirety, Harrah's Investor would own 50.0% of the New Common Stock.
         - The number of shares issuable upon exercise of the HET Warrant to be set and/or adjusted as necessary to account for the transfer of shares pursuant to exercise of options by NOLDC and conversion of the Convertible Junior Subordinated Debentures prior to the exercise of the HET Warrant.
         - Exercisable at any time after the Transition Date (which will occur no later than the third anniversary of the opening of the Casino) until the sixth anniversary of the opening of the Casino, in whole or in part, at a price of $15.00 per share of New Common Stock.
         - If at any time after the Transition Date the closing bid price of the New Common

                  Stock has exceeded $20 per share for sixty consecutive trading days, JCC Holding Company's board of directors may elect to give written notice to Harrah's Investor of an election to redeem 75% of the warrants at $0.05 per warrant unless Harrah's Investor exercises the warrants within forty-five days after the date of such notice.

3.       Convertible Junior Subordinated Debt

         - Convertible Junior Subordinated Debentures are convertible at the Conversion Price (as defined below) in whole or in part, at any time after October 1, 2002 at the option of the holder into Class A Common Stock of JCC. Conversion Price is $25.00 per share of Class A Common Stock, subject to certain adjustments.

4.       Employee Stock Option Plan

         - Employee stock purchase plan to be established to purchase JCC Holding Company stock.